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                                                                  CONFORMED COPY








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                                   PRIMACOM AG



                    ----------------------------------------




                                EURO 375,000,000

                             SENIOR WORKING CAPITAL
                                CREDIT AGREEMENT



                         dated as of September 18, 2000


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                     CHASE MANHATTAN INTERNATIONAL LIMITED,
                             as Administrative Agent


                              CHASE MANHATTAN PLC,
                                   as Arranger




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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINITIONS.........................................................2

1.1  Defined Terms.............................................................2

1.2  Other Definitional Provisions............................................37

SECTION 2. AMOUNT AND TERMS OF LOANS..........................................37

2.1  Loans....................................................................37

2.2  Procedure for Borrowing and Conversion...................................38

2.3  Maturity and Exchange Notes..............................................39

2.4  Repayment of Loans.......................................................39

2.5  Optional and Mandatory Prepayments.......................................39

2.6  Interest Rates and Payment Dates.........................................41

2.7  Computation of Interest and Fees.........................................42

2.8  Pro Rata Treatment and Payments..........................................42

2.9  Requirements of Law......................................................44

2.10 Taxes....................................................................45

2.11 Indemnity................................................................47

2.12 Change of Lending Office.................................................47

2.13 Replacement Lenders......................................................48

2.14 Commitment Fees, etc.....................................................48

SECTION 3. REPRESENTATIONS AND WARRANTIES.....................................48

3.1  Financial Condition......................................................48

3.2  No Change................................................................49

3.3  Corporate Existence; Compliance with Law.................................49

3.4  Corporate Power; Authorization; Enforceable Obligations..................49

3.5  No Legal Bar.............................................................49

3.6  No Material Litigation...................................................50


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3.7  No Default...............................................................50

3.8  Ownership of Property; Liens.............................................50

3.9  Intellectual Property....................................................50

3.10 Taxes....................................................................50

3.11 Federal Regulations......................................................51

3.12 Labor Matters............................................................51

3.13 Investment Company Act; Other Regulations................................51

3.14 Assets of the Company....................................................51

3.15 Purpose of Loans.........................................................51

3.16 Environmental Matters; Environmental Claims..............................51

3.17 Solvency.................................................................52

3.18 Accuracy of Written Information, etc.....................................52

3.19 Withholding Tax; Stamp Tax...............................................52

3.20 Foreign Exchange Regulations; Immunity; Enforcement......................52

3.21 Governing Law and Judgments..............................................53

3.22 Information Systems......................................................53

3.23 Winding Up...............................................................53

3.24 Private and Commercial Acts..............................................53

3.25 Relevant Contracts.......................................................53

3.26 Necessary Authorizations.................................................53

SECTION 4. CONDITIONS PRECEDENT...............................................53

4.1  Conditions to Initial Draw-Down..........................................53

4.2  Conditions to Subsequent Draw-Downs......................................57

SECTION 5. AFFIRMATIVE COVENANTS..............................................58

5.1  Financial Statements.....................................................58

5.2  Certificates; Other Information..........................................59

5.3  Payment of Obligations...................................................60


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5.4  Conduct of Business and Maintenance of Existence.........................60

5.5  Maintenance of Property; Insurance.......................................60

5.6  Inspection of Property; Books and Records; Discussions...................60

5.7  Notices..................................................................61

5.8  Take-Out Financing.......................................................61

5.9  Exchange Notes...........................................................62

5.10 Use of Proceeds of the Take-Out Debt.....................................63

5.11 Ratings on the Take-Out Debt.............................................63

5.12 Further Assurances.......................................................63

5.13 Maintenance of Licenses..................................................63

5.14 Business Plan............................................................63

5.15 Compliance with Laws.....................................................63

5.16 Payment of Taxes.........................................................63

5.17 Necessary Authorizations.................................................64

5.18 Hedging Arrangements.....................................................64

5.19 Offering Memorandum......................................................64

5.20 Multikabel Financial Statements..........................................64

SECTION 6. NEGATIVE COVENANTS.................................................64

6.1  Financial Condition Covenants............................................64

6.2  Limitation on Indebtedness...............................................66

6.3  Limitation on Restricted Payments........................................69

6.4  Limitation on Restrictions on Distributions from Restricted
     Subsidiaries.............................................................72

6.5  Limitation on Sales of Assets, Subsidiary Stock and Asset Swaps..........73

6.6  Limitation on Affiliate Transactions.....................................74

6.7  Change of Control........................................................75

6.8  Limitation on Transfers of Capital Stock of Restricted Subsidiaries......76

6.9  Merger, Consolidation, etc...............................................76


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6.10 Limitation on Lines of Business..........................................78

6.11 Relevant Contracts.......................................................78

6.12 Limitation on Issuances of Guarantees by Restricted Subsidiaries.........78

SECTION 7. EVENTS OF DEFAULT..................................................78

SECTION 8. THE ADMINISTRATIVE AGENT...........................................81

8.1  Appointment..............................................................81

8.2  Delegation of Duties.....................................................81

8.3  Exculpatory Provisions...................................................81

8.4  Reliance by Administrative Agent.........................................82

8.5  Notice of Default........................................................82

8.6  Non-Reliance on Administrative Agent and Other Lenders...................82

8.7  Indemnification..........................................................83

8.8  Administrative Agent in Its Individual Capacity..........................83

8.9  Successor Administrative Agent...........................................83

SECTION 9. MISCELLANEOUS......................................................84

9.1  Amendments and Waivers...................................................84

9.2  Notices..................................................................85

9.3  No Waiver; Cumulative Remedies...........................................85

9.4  Survival of Representations and Warranties...............................85

9.5  Payment of Expenses and Taxes............................................86

9.6  Successors and Assigns; Participations and Assignments...................86

9.7  Adjustments; Set-off.....................................................89

9.8  Counterparts.............................................................89

9.9  Severability.............................................................90

9.10 Integration..............................................................90

9.11 GOVERNING LAW............................................................90

9.12 Submission To Jurisdiction; Waivers......................................90


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9.13 Judgment Currency........................................................91

9.14 Appointment of Agent for Service of Process..............................91

9.15 Acknowledgements.........................................................91

9.16 WAIVERS OF JURY TRIAL....................................................91

9.17 Confidentiality..........................................................91


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SCHEDULES:

1.1                   Commitments
1.2                   Existing Multikabel Indebtedness

EXHIBITS:

EXHIBIT A             Form of Senior Indenture
EXHIBIT B             Form of Contingent Value Right Agreement
EXHIBIT C             Form of Contingent Value Right Escrow Agreement
EXHIBIT D             Form of Assignment and Acceptance
EXHIBIT E-1           Form of Initial Loan Note
EXHIBIT E-2           Form of Term Note
EXHIBIT F             Form of Closing Certificate
EXHIBIT G-1           Form of Opinion for U.S. Counsel to the Company
EXHIBIT G-2           Form of Opinion of German Counsel to the Company


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                  SENIOR WORKING CAPITAL CREDIT AGREEMENT, dated as of September
18, 2000, among PRIMACOM A.G., a company organized under the laws of Germany
(the "Company"), the several lenders from time to time parties hereto (collectively, the "Lenders"; individually, a "Lender"), and CHASE MANHATTAN INTERNATIONAL LIMITED, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").



                              W I T N E S S E T H :

         WHEREAS, the Company has entered into a Share Purchase Agreement, dated August 11, 2000 (together with all schedules and exhibits attached thereto and any and all amendments, supplements and modifications thereto and as the same may be hereafter amended, supplemented or otherwise modified from time to time in accordance with this Agreement, the "Multikabel Acquisition Agreement"), pursuant to which PrimaCom Netherlands Holding B.V., a subsidiary of the Company will acquire (the "Multikabel Acquisition") all the shares of N.V. Kabeltelevisie kop Noord-Holland, a public company with limited liability incorporated under the laws of The Netherlands and registered with the Commercial Register in The Netherlands under number 37026706 ("Multikabel") for an estimated purchase price of 368,000,000;

         WHEREAS, subsequent to the Multikabel Acquisition, the Company intends to acquire additional cable systems and cable subscribers (such acquisitions to be limited, until the Initial Maturity Date to acquisitions in Germany and The Netherlands) (the "Permitted Acquisitions"; and collectively with the Multikabel Acquisition, the "Acquisitions");

         WHEREAS, the Company intends to expand and upgrade (the "Build-Out"; and collectively with the Acquisitions, the financings described herein and the refinancing of bank indebtedness incurred in connection with the Acquisitions and the Build-Out, and all other related transactions, the "Loan Transactions") its network and the networks acquired through the Acquisitions;

         WHEREAS, the Company intends to finance the Loan Transactions and the estimated related premiums, fees and expenses from the following sources: (a) a 1,000,000,000 senior secured credit facility obtained by PrimaCom Management GmbH (the "Senior Borrower"), which will provide for, among other things, the refinancing of approximately 280,000,000 under the existing senior secured credit facility of the Company, and if necessary, (b) cash proceeds from borrowings by the Company under this interim senior unsecured facility in the amount of up to 375,000,000 as interim financing to the issuance by the Company of 375,000,000 of senior unsecured notes in a transaction exempt from the registration requirements of the Securities Act;

         WHEREAS, the Company has requested the Lenders make interim loans hereunder to enable the Company to finance a portion of the consideration for the Transactions and to pay a portion of the related fees and expenses;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


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                                                                               2

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. (a) For the purposes of Section 6.1, the following terms shall have the following meanings provided, however that terms not defined in this Section 1.1(a) shall have the meanings set forth in Section 1.1(b):

                  "Annualized EBITDA": at any time, Total EBITDA for the most recently ended Quarterly Period, multiplied by four (as adjusted to reflect any of the Acquisitions, additional acquisitions permitted hereunder and under the Senior Bank Agreement and Asset Disposals during such Quarterly Period).

                  "Asset Disposals": any disposal of any assets by any member of the Financial Group after the Closing Date other than any disposal of assets permitted in accordance with Section 6.5.

                  "Broadband Services": cable television services, internet and other broadband telecommunications services (including, without limitation, voice telephony services).

                  "Consideration": at any time, the value of cash or cash equivalent assets actually paid or to be paid by any member of the Financial Group in respect of any Acquisition (including any escrow deposits), together with all indebtedness and liabilities to any person, including any contingent payments (whether related to future earnings, operations or otherwise) payable in the future (determined in accordance with the reasonable estimate of the Company which estimate shall be agreed by the Senior Bank Agreement Agent (such agreement not to be unreasonably withheld or delayed)), plus any incidental or consequential costs (including any redundancy payments, restructuring expenses or any other rationalization costs and whether accounted for as a capitalized expense or through the raising of a provision) likely to be incurred by the Financial Group arising in connection with or as a result of such Acquisition as notified to the Senior Bank Agreement Agent by the Company (if such costs exceed 1% of the Consideration).

                  "Deferred Consideration": any amounts paid or payable or which will be paid or payable as part of the Consideration for an Acquisition after the date of completion of the Acquisition.

                  "EBITDA": in relation to the Financial Group (or any part thereof), in respect of any period and as calculated in accordance with GAAP, Net Revenues of the Financial Group (or such part thereof) during such period less all operating expenses incurred during such period before the deduction of depreciation, amortization, other non-cash charges, extraordinary items, Interest Expense and taxation (in each case in respect of such period), save that for the purpose of the financial covenants set out in Section 6.1, for the period from the Closing Date up to and including December 31, 2000, any charges relating to redundancy costs shall be ignored in the calculation of EBITDA during such period.

                  "Financial Group":  the Company and each of its Subsidiaries.

                  "GAAP": generally accepted accounting principles in the United States of America in effect on the date of this Agreement, including those set forth in the opinions


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         and pronouncements of the Accounting Principles Board of the American
         Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as are approved by a significant segment of the accounting profession; provided, however, that in the event that any financial statements are delivered which are not in accordance with GAAP, such financial statements are accompanied by an explanation of any changes to accounting bases used with a reconciliation of any of the covenants in Section 6.1 to the extent reasonably requested by the Administrative Agent.

                  "Indebtedness": shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

                  "Indebtedness for Borrowed Money": without double counting, any indebtedness of any person for or in respect of:

                           (i)   moneys borrowed (other than Subordinated Debt);

                           (ii) liabilities under any standby letter of credit, guarantees, acceptance credit, bills discounting facility or any receivables purchase, factoring or discounting arrangements (other than letters of credit issued under the Senior Bank Agreement);

                           (iii) amounts raised pursuant to any note purchase
                  facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

                           (iv) the amount of any liability in respect of leases
                  or hire purchase contracts which would, in accordance with GAAP, be treated as finance or capital leases;

                           (v) the amount of any Deferred Consideration;

                           (vi) the amount of any liability in respect of any
                  purchase price for assets or services (other than in connection with an Acquisition) the payment of which is deferred for a period in excess of 120 days;

                           (vii) amounts raised under any other transaction
                  (including, without limitation any sale and repurchase agreement or forward sale or purchase agreement) having the commercial effect of a borrowing (excluding any derivative transactions of the nature described in paragraph (viii) below); and

                           (viii) (for the purposes of Section 7(e) only)
                  interest rate or currency swaps, caps, floors, collars, forward sale or purchase contracts, contracts for differences or any option transactions, or any other treasury transactions or any other transaction entered into in connection with the management of risk related to Indebtedness (and the amount of Indebtedness for Borrowed Money in relation to any such transaction shall be the net amount not paid by the relevant member of the Financial Group).


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                                                                               4


                  "Interest Expense": in relation to any Quarterly Period, the aggregate of all interest (excluding capitalized interest) accrued (whether or not paid or payable) during such Quarterly Period in respect of Indebtedness for Borrowed Money of members of the Financial Group (other than Indebtedness owed by one member of the Financial Group to another member of the Financial Group).

                  "Net Revenues": in relation to the Financial Group (or any part thereof) or any person which has been acquired by any member of the Financial Group and for any period, all revenues (including installation revenues) from the use of or generated by the Systems (exclusive of VAT) whatsoever payable to the Financial Group (or such part thereof) or, as the case may be, such person, which arise during such period.

                  "Net Senior Debt": at any time, Senior Debt at such time less an amount equal to the aggregate amount of Available Commitments at such time.

                  "Obligor": the obligors under the Senior Bank Agreement, including, the Company, the Senior Borrower, the guarantors under the Senior Bank Documents and any other member of the Financial Group which provides security or guarantees at any time in respect of the obligations of any Obligor under any of the Loan Documents or the Senior Bank Documents.

                  "Obligor Intercreditor Agreement": as defined in the Senior Bank Agreement.

                  "Quarter Day": March 31, June 30, September 30 and December
         31.

                  "Quarterly Period": each successive period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day.

                  "Restricted Cash": monies held in escrow in an account held with the administrative agent under the Senior Bank Agreement in the name of the Company pending application towards the payment of interest on the Take-Out Debt.

                  "Senior Bank Agreement": (i) the 1,000,000,000 credit agreement dated as of the date hereof among the Senior Borrower, the companies specified therein as guarantors, the Company, Chase Manhattan, as senior administrative agent and the Senior Bank Agreement Lenders, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original administrative agent and Lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Bank Agreement or any other agreement or indenture.).

                  "Senior Bank Agreement Agent": the administrative agent under the Senior Bank Agreement.

                  "Senior Borrower": PrimaCom Management GmbH.


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                                                                               5

                  "Senior Debt": at any time, the aggregate at such time of all Indebtedness for Borrowed Money of the Financial Group excluding (a) any Indebtedness for Borrowed Money owed by one member of the Financial Group to another member of the Financial Group and (b) any Subordinated Debt permitted hereunder and under the Senior Bank Agreement, but including the net mark to market exposure of the Financial Group as calculated by the Administrative Agent under all derivative transactions of the nature described in clause (viii) of the definition of Indebtedness for Borrowed Money except for derivative transactions entered into to hedge the exposure of the Financial Group to fluctuations in exchange rates (and taken into account in the calculation of Total Debt).

                  "Senior Bank Agreement Lenders": the lenders parties to the Senior Bank Agreement from time to time.

                  "Subordinated Debt": any loan provided by the Company or any other Person to any Obligor which has been subordinated to the Senior Bank Agreement in accordance with the Obligor Intercreditor Agreement or on terms which are otherwise acceptable to the Senior Bank Agreement Agent.

                  "System": each broadband fixed telecommunications network for the delivery of Broadband Services operated, managed, administered and, where necessary, installed by a member or members of the Financial Group provided that (i) such member shall be a Subsidiary of another member of the Financial Group and (ii) the cash flows generated by such System shall be controlled by such other member of the Financial Group.

                  "Total Cash Interest Expense": in relation to any period, the aggregate of all interest (excluding capitalized interest) paid or payable during such period in respect of Indebtedness for Borrowed Money of members of the Financial Group (other than Indebtedness for Borrowed Money owed by one member of the Financial Group to another member of the Financial Group) less an amount equal to the amount of such interest paid or payable during such period which was held as Restricted Cash at the relevant time.

                  "Total Debt": at any time (but without double counting and excluding debt between members of the Financial Group), the aggregate at such time of: (i) the aggregate amount of Senior Debt; (ii) the aggregate amount of Subordinated Debt; (iii) the principal amount (including the amount of any accretions thereto relating to accrued interest) outstanding under this Agreement or of any Take-Out Debt or other senior notes issued by the Company; and (iv) the aggregate principal amount of all other Indebtedness for Borrowed Money of the Company, less an amount equal to the amount of Restricted Cash at such time. For purposes of this definition, "principal amount" means the euro equivalent of such principal amount at the effective exchange rate resulting from any derivative transaction entered into by any member of the Financial Group in order to hedge exposure to the relevant exchange rate fluctuations and, to the extent that no such hedging has been entered into, the Administrative Agent's spot rate of exchange for conversion into euros at or about 11:00 a.m. on the relevant date in relation to such currency.

                  "Total EBITDA": at any time and in respect of any Quarterly Period, the EBITDA of the Financial Group.


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                                                                               6

                  "VAT": value added tax including any similar tax which may be imposed in place thereof from time to time.

         (a) As used in this Agreement except for Section 6.1, the following terms shall have the following meanings:

                  "Accepting Holder": as defined in Section 2.5(d).

                  "Acquisitions": as defined in the recitals hereto.

                  "Additional Assets": (i) any property or assets (other than cash, Cash Equivalents, Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Cable Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Cable Business.

                  "Adjusted Margin": with respect to any Loan, 0 basis points during the three month period commencing on the Initial Maturity Date, increasing by an additional 50 basis points at the beginning of each subsequent three-month period.

                  "Adjusted Rate": the rate equal to the greatest of (i) 50 basis points plus the interest rate borne by the Loans on the day immediately preceding the Initial Maturity Date, (ii) 950 basis points plus the Bund Rate on the Initial Maturity Date and (iii) 200 basis points plus the Index Rate (as defined below) on the Initial Maturity Date.

                  "Administrative Agent":  as defined in the recitals hereto.

                  "Affiliate": as to any Person, any other Person (other than, prior to the Initial Maturity Date, a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, provided that beneficial ownership of 20% or more of the Voting Stock of a Person shall be deemed to be "control" of such person.

                  "Affiliate Transaction":  as defined in Section 6.7.

                  "Agreement": this Senior Working Capital Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": with respect to any Loan, 50 basis points during the three month period commencing on the Initial Draw-Down Date and an increase of an additional 50 basis points at the end of each successive three month period thereafter until the Initial Maturity Date.

                  "Asset Disposition": any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (including, without limitation, any individual or other licenses, permits or general authorizations granted by any regulatory authority or other Person relating to the Company's or its Restricted Subsidiaries' Cable Business) (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the Company's and/or its Restricted Subsidiaries' business disposed of in the ordinary course of business;
         (ii) a disposition of inventory in the ordinary course of business;
         (iii) the sale of Cash Equivalents in the ordinary course of business;
         (v) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary; (vi) for purposes of Section 6.5 only, a disposition subject to Section 6.3;
         (vii) transactions permitted under Section 6.10; and (viii) an Asset Swap effected in compliance with Section 6.5.

                  "Asset Swap": concurrent purchase and sale or exchange of Cable Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 6.5.

                  "Assignee":  as defined in Section 9.6(c).

                  "Available Commitment": as to any Lender at any time, an amount equal to (a) such Lender's Commitment then in effect, minus (b) the aggregate principal amount of all Loans held by such Lender then outstanding.

                  "Average Life": as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years or proportion thereof from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Intercreditor Agreement": the intercreditor agreement dated the date hereof among the Lenders and the Senior Bank Lenders.

                  "Benefitted Lender": as defined in Section 9.7(a).

                  "Borrowing": a group of Loans made by the Lenders on a single date.

                  "Borrowing Notice": as defined in Section 2.2.

                  "Broadband Services": cable television services, internet and other broadband telecommunications services (including, without limitation, voice telephony services).

                  "Build-Out": as defined in the recitals hereto.

                  "Bund Rate" equals (i) the rate borne by direct obligations of the Federal Republic of Germany maturing on the tenth anniversary of the Closing Date and (ii) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the Federal Republic of Germany maturing closest to, but straddling, the tenth anniversary of the Closing Date, in each case as published in the most recent monthly report (Monatsbericht) by the Deutsche Bundesbank.

                  "Business Day": a day (other than a Saturday or Sunday) on which banks generally are open for business in London and any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in euro.

                  "Business Plan": the consolidated business plan of the Financial Group delivered pursuant to Section 4.1(h), or at any time after the consolidated business plan of the Financial Group is delivered pursuant to 5.2(c), the most recent consolidated business plan delivered pursuant thereto.

                  "Cable Business": (i) the business of obtaining and maintaining one or more licenses, authorizations or concessions to own or operate, and/or owning or operating, a cable (including internet, telephone or telecommunications) system or service in countries which are members of the EMU as of the Closing Date; and (ii) any business reasonably related, ancillary or complementary thereto, including, without limitation, any provision of content or software related thereto; provided, in each case, that the determination of what shall constitute a Cable Business hereunder shall be made in good faith by the Management Board, and provided further that any company that has as its sole asset the Capital Stock of one or more Subsidiaries engaged in the Cable Business shall be deemed to be engaged in the Cable Business.

                  "Cable Business Assets": assets used or useful in a Cable Business.

                  "Capital Expenditure": any expenditure (including any obligation in respect of the capital element of any finance lease or capital lease) for the acquisition of equipment, fixed assets, real property, intangible assets and other assets of a capital nature, or for the replacements or substitutions therefor or additions or improvements thereto, that in any such case have a useful life of more than one year together with costs incurred in connection therewith.

                  "Capital Stock": of a Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated) equity of such Person, including any Preferred Stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Cash Cap": the greater of (i) 16% per annum and (ii) the Index Rate on the Initial Draw-Down Date plus 225 basis points.

                  "Cash Equivalents": means (i) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition and not being convertible into any other form of security; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Rating Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Rating Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

                  "Change in Law": with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline, or directive (whether or not having the force of law (but with which it is customary to comply)) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, in each case after the Closing Date.

                  "Change of Control" means the occurrence of any of the following events:

                           (i) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by an entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such entity); or

                           (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Supervisory Board of the

                  Company (together with any new members of such board whose election by such Supervisory Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the members of the Supervisory Board of the Company then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Supervisory Board of the Company then in office; or

                           (iii) the adoption by the stockholders of a plan for
                  the liquidation or dissolution of the Company; or

                           (iv) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
                  Act); or

                           (v) a "change of control" as triggered pursuant to clause 24.17 of the Senior Bank Agreement.

                  "Chase European Cable Index": the index comprised in an equal weighting of the following securities: (i) Callahan Nordrhein-Westfalen GmbH 14% Euro Senior Notes due 2010, (ii) eKabel Hessen 14.50% Euro Senior Notes due 2010, (iii) NTL 9.875% Euro Senior Notes due 2009, and
         (iv) UPC 11.25% Euro Senior Notes due 2010.

                  "Chase Manhattan plc": Chase Manhattan plc.

                  "CMIL": Chase Manhattan International Limited.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4 shall be satisfied or waived.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment": as to any Lender, its obligation to make a Loan to the Company on the Initial Draw-Down Date or a Subsequent Draw-Down Date, as the case may be, in an aggregate amount equal to the amount set forth opposite such Lender's name in Schedule 1.1 under the heading "Commitment"; collectively, as to all such Lenders, the "Commitments".

                  "Commitment Fee Rate":1/2of 1% per annum.

                  "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Commitments then constituted by such Lender's Commitment (or, after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                  "Company Management Expenses": (a) legal fees and fees of any other professional advisers in each case incurred by the Company in connection with this Agreement, the issuance of the Take-Out Debt or other Indebtedness for Borrowed Money of the Company and (b) annual auditor's fees incurred in connection with the preparation of audited annual consolidated financial statements in accordance with Section 5.1 together with (c) other reasonable expenses of the Company properly incurred in the ordinary course of business and on arm's length terms.

                  "Consideration": at any time, the value of cash or cash equivalent assets actually paid or to be paid by any member of the Financial Group in respect of any Acquisition (including any escrow deposits), together with all indebtedness and liabilities to any person, including any contingent payments (whether related to future earnings, operations or otherwise) payable in the future (determined in accordance with the reasonable estimate of the Company which estimate shall be agreed by the Senior Agent (such agreement not to be unreasonably withheld or delayed)), plus any incidental or consequential costs (including any redundancy payments, restructuring expenses or any other rationalization costs and whether accounted for as a capitalized expense or through the raising of a provision) likely to be incurred by the Financial Group arising in connection with or as a result of such Acquisition as notified to the Senior Agent by the Company (if such costs exceed 1% of the Consideration).

                  "Consolidated EBITDA": for any period, without duplication, the Consolidated Net Income for such period, (i) plus the following to the extent deducted in calculating such Consolidated Net Income (and, in each case, determined in accordance with GAAP):

                  (1)      Consolidated Interest Expense;

                  (2)      Consolidated Income Taxes;

                  (3)      consolidated depreciation expense;

                  (4)      consolidated amortization of intangibles;

                  (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

                  (ii) less (in each case, determined in accordance with GAAP) all non-cash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated EBITDA in any prior period. Notwithstanding the preceding sentence, (A) clauses (i)(2) through (i)(5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income
         (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person, (B) clauses (i)(1) through
         (i)(5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that they are in excess of those necessary to offset a net loss of a Restricted Subsidiary of a Person or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders and (C) there shall be excluded from amounts referred to in clauses (i)(3) through (i)(5) any non-cash charge that requires an accrual or reserve for cash charges for any future period.

                  "Consolidated Income Taxes": with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

                  "Consolidated Interest Expense": for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

                  (1) interest expense attributable to obligations under Finance Leases in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

                  (2)      amortization of debt discount and debt issuance cost;

                  (3)      non-cash interest expense;

                  (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (5) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

                  (6) net costs associated with Hedging Obligations (including amortization of fees);

                  (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

                  (8) the product of (a) all dividends paid in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

                  (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

                  "Consolidated Leverage Ratio": as of any date of determination, the ratio of:

                  (1) the sum of the aggregate outstanding Indebtedness of the Company and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to

                  (2) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive Quarterly Periods ending prior to the date of such determination; provided, however, that:

                           (i)  if the Company or any Restricted Subsidiary:

                                  (a) has Incurred any Indebtedness since the
                           beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on

                                  (x) the average daily balance of such
                                  Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or

                                  (y) if such facility was created after the end of such four Quarterly Periods, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation)

                           and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                                    (b) has repaid, repurchased, defeased or
                           otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

                           (ii) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Asset Disposition:

                                    (a) Indebtedness at the end of such period
                           will be reduced by an amount equal to the Indebtedness discharged, defeased or retired with the Net Available Cash of such Asset Disposition and the assumption of Indebtedness by the transferee;

                                    (b) the Consolidated EBITDA for such period
                           will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

                                    (c) Consolidated Interest Expense for such
                           period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                           (iii) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period; and

                           (iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (i), (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence of Indebtedness or Asset Disposition or Investment occurred on the first day of such period.

                  The pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Net Income": for any period, the net income
         (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

                  (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

                           (a) subject to the limitations contained in clauses
                           (4), (5) and (6) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

                  (2) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (a) subject to the limitations contained in clauses
                           (4), (5) and (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

                  (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain
                           (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5)      any extraordinary gain or loss; and

                  (6) the cumulative effect of a change in accounting principles.

                  "Consolidated Net Worth": the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries (prepared in accordance with GAAP) determined, on a consolidated basis as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (1) the par or stated value of all outstanding Capital Stock of the Company plus (2) paid-in capital or capital surplus relating to such Capital Stock plus (3) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock

                  "Contingent Value Right Agreement": the Contingent Value Right Agreement, substantially in the form of Exhibit B, to be executed and delivered by the Company and Chase Securities Inc., as CVR Agent with respect to the CVRs.

                  "Contingent Value Right Escrow Agreement": the Contingent Value Right Escrow Agreement, substantially in the form of Exhibit C, to be executed and delivered by the Company and Chase Manhattan International Limited, as escrow agent with respect to the CVRs.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Currency Agreement": in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                  "CVRs": the CVRs of the Company as described in the Contingent Value Right Agreement.

                  "Default": any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "Deferred Consideration": any amounts paid or payable or which will be paid or payable as part of the Consideration for an Acquisition after the date of completion of the Acquisition.

                  "Disqualified Stock": with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary, provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the first anniversary of the Final Maturity Date, provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock.

                  "Dutch GAAP": generally accepted accounting principles in The Netherlands.

                  "EMU": Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "EMU Legislation": legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more Member States, being in part legislative measures to implement EMU.

                  "Environmental Claim": any claim, notice of violation, prosecution, demand, action, official warning or other investigation pursuant to any Environmental Law.

                  "Environmental Laws": all or any laws, statutes, regulations, treaties, and judgments of any Governmental Authority in any jurisdiction in which any member of the Financial Group is formed or carries on business or of the European Community, relating to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants, and applicable to any member of the Financial Group and/or the construction, installation and operation of cable television and telecommunications systems in the areas covered by the Licenses and/or any other activities from time to time carried on by any member of the Financial Group and/or the occupation or use of any property owned, leased or occupied by any member of the Financial Group;

                  "Environmental License": any permit, license, authorization, consent or other approval required at any time by any Environmental Law for the construction, installation and operation of cable television and telecommunications systems in the franchise areas and/or for any other activities from time to time carried on by any member of the Financial Group.

                  "euro": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

                  "euro unit" and "euro": the currency unit of the euro as defined in the EMU Legislation.

                  "European Government Securities": securities that are (i) direct obligations of any member of the European Union that has adopted the euro as its official currency and for which such member has pledged its full faith and credit or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of any member of the European Union that has adopted the euro as its official currency and the payment of which is unconditionally guaranteed as a full faith and credit obligation by such member, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such European Government Securities or a specific payment of interest on or principal of any such European Government Securities held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian shall not be authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the European Government Securities or the specific payment of interest on or principal of the European Government Securities evidenced by such depository receipt.

                  "Event of Default": any of the events specified in Section 7, provided that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

                  "Existing Liens": the liens of the Financial Group and the Multikabel Group existing on the date hereof.

                  "Existing Indebtedness": the Existing Multikabel Indebtedness and the Existing PrimaCom Indebtedness.

                  "Existing Multikabel Indebtedness": the Indebtedness described in Schedule 1.2.

                  "Existing PrimaCom Indebtedness": the indebtedness of the Financial Group outstanding pursuant to the [EURO]460,169,752 facility agreement (being an amendment and restatement of the DM600,000,000 facility agreement entered into between (among others) certain banks and financial institutions and the Senior Borrower dated December 23, 1998 (including any amounts outstanding under the Overdraft Facility (as defined therein), as amended.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Exchange Note": each note issued under the Indenture delivered pursuant to Section 2.3 and 5.9; collectively, the "Exchange Notes".

                  "Exchange Request": as defined in Section 5.9.

                  "Extended Expiration Date": May 15, 2001.

                  "Final Maturity Date": the tenth anniversary of the Closing Date.

                  "Finance Lease": any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Financial Group": the Company and each of its Subsidiaries, taken together.

                  "GAAP": generally accepted accounting principles in the United States of America in effect on the date of this Agreement, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as are approved by a significant segment of the accounting profession.

                  "German GAAP": generally accepted accounting principles in Germany.

                  "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Group Structure Chart": the group structure charts delivered to the Administrative Agent on or prior to the Closing Date.

                  "Guarantee": (without duplication) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations": of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder": the Person in whose name a Loan (and any corresponding Note(s)) is registered.

                  "Incur": issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" shall have meanings correlative to the foregoing.

                  "Indebtedness": with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances, bank guarantees or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable arising in the ordinary course of business and such obligation is satisfied within 30 days of Incurrence);

                  (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

                  (5) the principal component of all conditional sale obligations of such Person and all obligations of such Person under any title retention agreements (except trade payables arising in the ordinary course of business);

                  (6) obligations in respect of Finance Leases of such Person;

                  (7) the principal component of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (8) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

                  (9) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

                  (10) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

                  (11) all obligations of such Person issued or assumed as the deferred purchase price of property or services, which purchase price is due more than 180 days after the placing of such property in service or taking delivery and title thereto or the completion of such services (but excluding Trade Payables and accrued expenses of such Person occurring in the ordinary course of business).

                  The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                           In addition, "Indebtedness" of any Person shall
                  include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

                  (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

                  (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

                  (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

                           (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

                           (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

                  "Indebtedness for Borrowed Money": as defined in
         Section 1.1(a).

                  "Indenture": the Indenture, substantially in the form of Exhibit A hereto (with such changes therein as the Company may request and Administrative Agent may approve, such approval not to be unreasonably withheld), if and when executed and delivered by the Company and the Trustee thereunder, as amended, waived, supplemented or otherwise modified from time to time.

                  "Index Rate": means the average bid side yield to worst as quoted by CMIL on the instruments comprising the Chase European Cable Index on the Initial Draw Down Date, provided that the Index Rate will be reset at the end of each three-month period following the Initial Draw-Down Date until the Initial Loan Maturity Date provided, further, that in the event more than one of the instruments comprising the Chase European Cable Index is no longer outstanding, then the Index Rate shall be the rate per annum equal to the greatest of (i) 50 basis points plus the interest borne by the Loans on the day immediately preceding the first date on which such instrument are no longer outstanding (the "Calculation Date"), (ii) 950 basis points plus the Bund Rate on the Calculation Date and (iii) 200 basis points plus the Index Rate on the Calculation Date.

                  "Initial Draw-Down": the initial funding of Initial Loans under this Agreement.

                  "Initial Draw-Down Date": the date on which the Initial Draw-Down is made by the Lenders to the Company in accordance with the terms of this Agreement.

                  "Initial Borrowing Notice Date": the date on which the Borrowing Request for the Initial Draw-Down is delivered by the Company to the Administrative Agent in accordance with Section 2.2.

                  "Initial Expiration Date": March 31, 2001.

                  "Initial Loan": as defined in Section 2.1(a).

                  "Initial Maturity Date": September 18, 2001.

                  "Initial Note": as defined in Section 9.6(f).

                  "Intellectual Property Rights": any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of constructing, maintaining, using or operating cable television and telecommunications systems.

                  "Interest Payment Date": with respect to any Loan, the last day of the Interest Period applicable to the Loan, and in addition, the date of any prepayment of such Loan.

                  "Interest Period": (i) prior to the Initial Maturity Date, each period, the first of which shall commence on the date of the Initial Draw-Down Date and each of which shall end on the earlier of
         (A) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months after the Initial Draw Down Date in the case of the first such period and, in all other cases, the last day of the previous Interest Period and (B) the Initial Maturity Date, and (ii) following the Initial Maturity Date, the period commencing on the Initial Maturity Date and ending on the last day of each consecutive fiscal quarter of the Company following the Initial Maturity Date, and the period ending on the Final Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate Agreement" with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

                  "Investment": with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of Section 6.3, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as a Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated a Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in a Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary immediately prior to such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary by the

         Company or a Restricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Management Board of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

                  "Investment Bank": one or more investment banks reasonably satisfactory to the Administrative Agent which may be engaged by the Company to publicly sell or privately place the Take-Out Debt in accordance with Section 5.8.

                  "KPN Contracts": each of the broadcasting signal contracts between KPN Telecom B.V. and each of Multikabel and Communikabel N.V.

                  "Lenders": as defined in the preamble to this Agreement.

                  "Lien": any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Licenses": any public law permits for operation of Systems from RegTP or any other comparable national telecommunications regulatory authority (as applicable) in any relevant townships.

                  "Loans": as defined in Section 2.1.

                  "Loan Documents": this Agreement, the Contingent Value Right Agreement, the Contingent Value Right Escrow Agreement and the Loan Notes.

                  "Loan Notes": the collective reference to the Term Notes and the Initial Notes.

                  "Loan Participants": as defined in Section 9.6(b).

                  "Management Board": the Vorstand of the Company pursuant to the German Stock Corporation Act and the Company's Articles of Incorporation (Gesellschaftsvertrag).

                  "Material Adverse Effect": a material adverse effect on (a) the business or financial condition of the Financial Group taken as a whole, (b) the ability of the Company or of the Financial Group taken as a whole to comply with any of its or their obligations under the Transaction Documents or (c) the validity or enforceability of the Senior Bank Agreement or the Loan Documents or the rights or remedies of the Lenders hereunder or thereunder.

                  "Material Commercial Contracts": the Material DT Contracts and any other commercial agreements entered into by any member of the Financial Group which are material to the business or prospects of the Financial Group taken as a whole in terms of strategic commercial importance or revenue generation and after completion of the Multikabel Acquisition the Sonera Contracts and the KPN Contracts.

                  "Material DT Contracts": such cooperation and delivery of signal contracts between any member of the Financial Group and Deutsche Telekom, which, either individually or taken together, are material to the business (or the conduct thereof) of the Financial Group as a whole.

                  "Material Environmental Claim": any Environmental Claim which, if successful, would be likely to have a Material Adverse Effect.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Multikabel": as defined in the recitals hereto.

                  "Multikabel Acquisition": as defined in the recitals hereto.

                  "Multikabel Acquisition Agreement": as defined in the recitals hereto.

                  "Multikabel Group": Multikabel and each of its Subsidiaries at the time of the Multikabel Acquisition.

                  "Moody's": Moody's Investors Service, Inc., and its successors.

                  "Nasdaq": National Association of Securities Dealers Automated Quotations system.

                  "Necessary Authorizations": all approvals, authorizations, franchises and licenses from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority (including, without limitation, the Licenses) necessary or required for the business of the Financial Group permitted by the terms of this Agreement.

                  "Net Available Cash": from an Asset Disposition means cash payments received by the Company or any Restricted Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements) as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds": with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "Net Revenues": as defined in Section 1.1(a).

                  "Non-Excluded Taxes": as defined in Section 2.10(a).

                  "Non-Recourse Debt": Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any Guarantee or credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans or the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Notes": the Loan Notes and the Exchange Notes, as originally executed or as subsequently amended from time to time pursuant to the applicable provisions hereof.

                  "Original Initial Notes": as defined in Section 9.6(f).

                  "Original Term Notes": as defined in Section 9.6(g).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participating Member State": any member state of the EMU which has the euro as its lawful currency.

                  "Payment Default": as defined in Section 7(e).

                  "Payment Sharing Notice": a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Company in accordance with the provisions of Section 2.8.

                  "Permitted Acquisitions": as defined in the recitals hereto.

                  "Permitted Investments": an Investment by the Company or any Restricted Subsidiary in (i) an existing Restricted Subsidiary; (ii) cash and Cash Equivalents; (iii) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (v) loans or advances to employees and officers of the Company or any Restricted Subsidiary made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or any other Investments received involuntarily; (vii) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses incurred in compliance with Section 6.2(b); (viii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (ix) the Guarantees by the Company of Indebtedness otherwise permitted to be Incurred by Restricted Subsidiaries of the Company under this Agreement; (x) Investments received by the Company or its Restricted Subsidiaries as consideration for Asset Dispositions effected in compliance with Section 6.5; (xi) endorsements of negotiable instruments and documents in the ordinary course of business; (xii) Investments in a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Cable Business; (xiii) Investments in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Cable Business; (xiv) Investments the payment for which consists exclusively of Capital Stock (other than Disqualified Stock) of the Company; (xv) any Asset Swap made in accordance with Section 6.5; and (xvi) after the Initial Maturity Date, (A) any Investment by the Company in joint ventures or one or more Wholly-Owned Subsidiaries of the Company that are Unrestricted Subsidiaries in an aggregate amount outstanding at any time not to exceed Euro 5 million and (B) other Investments in an aggregate amount outstanding at any time not to exceed Euro 10 million.

                  "Permitted Liens": with respect to any Person, (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or European Government Securities to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) Liens imposed by law, including landlords', suppliers', carriers', warehousemen's and mechanics' and similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof; (iii) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof; (iv) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (v) encumbrances, easements and reservations of, minor title defects of, irregularities in title or other Liens of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligation; (vii) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (viii) judgment Liens not giving rise to an Event of Default so long as any such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
         (ix) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of the purchase price of, or obligations in respect of Finance Leases or other Indebtedness with respect to, assets or property (both real and personal) acquired or constructed in the ordinary course of business; provided that (A) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed and (B) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
         (x) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board, and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; (xi) Liens arising from U.S. Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (xii) Liens existing on the Closing Date; (xiii) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, that (A) such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and (B) that any such Lien may not extend to any other property owned by the Company or any other Restricted Subsidiary; (xiv) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any other Restricted Subsidiary; provided, that (A) such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition and (B) such Liens may not extend to any other property owned by the Company or any other Restricted Subsidiary; (xv) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (xvii) Liens securing up to [EURO]1 billion aggregate principal amount of Indebtedness under the Senior Bank Agreement, interest thereon and costs and expenses accruing thereunder; (xviii) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; (xix) Liens securing industrial revenue bonds or other similar Liens; (xx) deposit arrangements entered into in connection with acquisitions or in the ordinary course of business; and (xxi) other Liens securing obligations incurred in the ordinary course of business, which obligations in an aggregate amount outstanding at any time do not exceed Euro 3 million, provided, however, that (A) any such Liens under this clause (xxi) in respect of Indebtedness of a Restricted Subsidiary may only be secured by a Lien over the assets of such Restricted Subsidiary and (B) assets covered by a Lien incurred under this clause (xxi) shall not have a fair market value greater than the related Indebtedness.

                  "Person": an individual, partnership, corporation, limited liability company, association, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PIK Interest Amount": the aggregate amount equal to the amount of interest borne by an Initial Note or a Term Note in excess of the Cash Cap.

                  "Preferred Stock": as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Projections": as defined in Section 5.2(c).

                  "Qualified Capital Stock": any Capital Stock that is not Disqualified Stock.

                  "Qualifying Institution": any of (a) a German resident bank or financial institution beneficially entitled to all payments of interest and any payments under the

         CVRs to be made to it by the Company under this Agreement or the Contingent Value Rights Agreement and subject to German resident taxation in respect of such interest and payments or (b) a bank or financial institution whose lending office is outside Germany and which is resident (as such term is defined in the appropriate double tax treaty) in a jurisdiction which has a double tax treaty with Germany under which the payment of interest by the Company to that lending office may be made without deduction or withholding.

                  "Quarter Day": March 31, June 30, September 30 and December
         31.

                  "Quarterly Period": each successive period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day.

                  "Refinancing Indebtedness": Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances", and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Agreement or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary but excluding Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) (x) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (y) if the Stated Maturity of the Indebtedness being refinanced is later than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity later than the Final Maturity Date,
         (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal and/or available amount (or if issued with original issue discount, the aggregate accreted value) then outstanding and available (plus fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced and (iv) if the Indebtedness being extended, refinanced, replaced, defeased or refunded is subordinated in right of payment to the Loans, such Refinancing Indebtedness is subordinated in right of payment to the Loans on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Register": as defined in Section 9.6(d).

                  "RegTP": the Regulatory Authority for Telecommunications and Post in Germany (Regulierungsbehorde fur Telekommunikation und Post).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Relevant Contracts": the Licenses and the Material Commercial Contracts.

                  "Relevant Jurisdiction": in respect of any Person the jurisdiction of its place of incorporation or, in the case of a partnership, its place of establishment and, if different, the place in which it has its principal place of business.

                  "Reorganization": the System Asset Transfer and the transfer of all Subsidiaries of the Company (other than the Senior Borrower and its Subsidiaries) to the Senior Borrower or any of its wholly-owned subsidiaries.

                  "Required Lenders": at any time, Lenders holding more than 50% of the Commitments.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, statute, rule, regulation, common law or determination of an arbitrator or a court or other Governmental Authority and all official directives, consents, approvals, authorizations, guidelines, restrictions and policies of any Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Person, any of the following officers of such Person: (i) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the senior vice president - finance, the treasurer or the controller of such Person, (ii) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (iii) any managing director of such Person duly authorized to represent such Person on the basis of a corporate power of representation and (iii) with respect to Section 5.7 and without limiting the foregoing, the general counsel of such Person.

                  "Restricted Cash": monies held in escrow in an account with the Senior Bank Agreement Agent or with another party on terms approved by the Senior Bank Agreement Lenders in the name of the Company pending application towards the payment of interest on the Take-Out Debt or any other public issue of senior notes by the Company in accordance with this Agreement and the Senior Bank Agreement.

                  "Restricted Payment": as defined in Section 6.3(a).

                  "Restricted Subsidiary": any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "SEC": the U.S. Securities and Exchange Commission or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Securities": any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act": the U.S. Securities Act of 1933, as amended from time to time.

                  "Securities Demand": as defined in Section 5.8(a).

                  "Senior Bank Agreement": (i) the [EURO]1,000,000,000 credit agreement dated as of the date hereof among the Senior Borrower, the companies specified therein as guarantors, the Company, Chase Manhattan AG, as senior administrative agent and the Senior Bank Agreement Lenders, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original administrative agent and Lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Bank Agreement or any other agreement or indenture.)

                  "Senior Bank Agreement Finance Parties": the arrangers, the security trustee, the overdraft bank and the fronting bank, in each case, under the Senior Bank Agreement, the Senior Bank Agreement Agent and the Senior Bank Agreement Lenders.

                  "Senior Bank Agreement Lenders": the lenders parties to the Senior Bank Agreement from time to time.

                  "Senior Bank Documents": the Senior Bank Agreement and all related documents, together with all amendments of, and supplements to, any of the foregoing.

                  "Senior Bank Indebtedness": any and all amounts, whether outstanding on the Closing Date or thereafter Incurred, payable under or in respect of the Senior Bank Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Bank Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Senior Borrower": PrimaCom Management GmbH.

                  "Senior Indebtedness": whether outstanding on the Closing Date or thereafter issued, created, Incurred or assumed, the Senior Bank Indebtedness and all other Indebtedness of the Company, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

         (1) any Indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are subordinate to payment of the Notes;

         (2)      any obligation of the Company to any Subsidiary;

         (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

         (4) any liability for national, federal, state, foreign, local or other taxes owed or owing by the Company;

         (5) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company; or

         (6)      any Capital Stock.

                  "Significant License": a license, authorization, permit or concession required to operate a cable, telephone or internet system held by the Company or any of its Restricted Subsidiaries, which system at the time of determination covers a number of subscribers using the service to which such license, authorization, permit or concession relates which equals or exceeds 7.5% of the aggregate number of subscribers covered by all licenses, authorizations, permits or concessions to operate cable, telephone or internet systems held by the Company and its Restricted Subsidiaries at such time.

                  "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "Sonera Contracts": each of the internet contracts between MultiWeb B.V. and each of Multikabel and Communikabel N.V.

                  "S&P": Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Stated Maturity": with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligation": any Indebtedness of the Company (whether outstanding on the date of this Agreement or thereafter Incurred) which is subordinate or junior in right of payment to the Loans pursuant to a written agreement.

                  "Subsequent Draw-Down Dates": each additional date on which Initial Loans are made by the Lenders to the Company in accordance with the terms of this Agreement.

                  "Subsequent Initial Note": as defined in Section 9.6(f).

                  "Subsequent Term Note": as defined in Section 9.6(g).

                  "Subsidiary": as to any Person, any company, corporation or partnership: (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation or partnership; (b) more than half the issued share capital or partnership share of which is beneficially owned, directly or indirectly, by such Person; or (c) which is a subsidiary of another subsidiary of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

                  "Successor Company": as defined in Section 6.10.

                  "Supermajority Lenders": at any time, Lenders holding more than 662/3% of the Commitments.

                  "Supervisory Board": the Aufsichtsrat of the Company pursuant to the German Stock Corporation Act and the Company's Articles of Incorporation (Satzung).

                  "System": each broadband fixed telecommunications network for the delivery of Broadband Services operated, managed, administered and, where necessary, installed by a member or members of the Financial Group provided that (i) such member shall be a Subsidiary of another member of the Financial Group and (ii) the cash flows generated by such System shall be controlled by such other member of the Financial Group.

                  "System Asset Transfer": the irrevocable transfer by the Company to the Senior Borrower or to one of its wholly-owned subsidiaries (or prior to the Reorganization to one of the Company's Wholly-Owned Subsidiaries) of all its rights in any System Assets and any Net Revenues generated thereby pursuant to the terms of the Senior Bank Agreement.

                  "System Assets": in relation to any System each of the Relevant Contracts, head ends, cable networks and all other assets whatsoever relating to that System.

                  "Take-Out Debt": unsecured notes or debentures (including convertible debt securities) of the Company that may be issued by the Company after the Closing Date to refinance the Loans or Exchange Notes.

                  "Telecommunications and Cable Laws":

                           (i) in relation to members of the Financial Group
                  incorporated and/or doing business in Germany, the Telecommunication Act (Telekommunikationsgesetz), the approval rules for reception installations

                  (Genehmigungsrechtliche Regelung fur Rundfunksempfangsanlagen) and all other federal and state laws, statutes, regulations and judgments relating to the building, installation, management or operation of systems for telecommunications or cable television applicable to any member of the Financial Group and/or business carried on by any member of the Financial Group;

                           (ii) in relation to members of the Financial Group
                  incorporated and/or doing business in The Netherlands the Telecommunications Act (Telecommunicatiewet) and all other (including but not limited to provincial and municipal) laws, statutes, regulations, decisions and judgments relating to the building, installation, management or operation of systems for the provision of telecommunication networks and services, including but not limited to the provision of Broadband Services and conditional access networks and services applicable to any member of the Financial Group and/or business carried on by any member of the Financial Group; and

                           (iii) the corresponding laws, statutes, regulations
                  and judgments existing in any other jurisdiction as applicable to any other member of the Financial Group incorporated, or carrying on business, in such other jurisdiction.

                  "Term Loan": as defined in Section 2.1(b).

                  "Term Note": as defined in Section 9.6(g).

                  "Total Assets": all the assets held by the Financial Group.

                  "Trade Payables": with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and which have not remained unpaid for greater than 90 days past their original due date.

                  "Transactions": the collective reference to the Loan Transactions, the Indenture, and the Take-Out Debt.

                  "Transaction Documents": the collective reference to the Loan Documents, the Senior Bank Documents, the Multikabel Acquisition Agreement, the Indenture and the Exchange Notes.

                  "Transferee": as defined in Section 9.6(h).

                  "Treaty": the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (the Treaty on European Union) (which was signed on February 7, 1992 and came into force on November 1, 1993) and the Treaty of Amsterdam (which was signed on October 2, 1997) and as may, from time to time, be further amended, supplemented or otherwise modified.

                  "Trustee": as defined in Section 5.9(a).

                  "Unrestricted Subsidiary": any Subsidiary of the Company and its direct or indirect Subsidiaries that is designated at any time after Initial Maturity Date by the Management Board of the Company as an Unrestricted Subsidiary, but only if: (i) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and shall at all times thereafter, consist of Non-Recourse Debt; (ii) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock of such Person or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;
         (iv) such Subsidiary does not, either alone or in the aggregate, when taken together with other Unrestricted Subsidiaries, operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (v) no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such designation; (vi) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and (vii) such designation and the Investment of the Company in such Subsidiary complies with Section 6.3.

                  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced by a certified copy of the resolutions of the Management Board giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the preceding conditions and was permitted by Section 6.3 delivered to the Administrative Agent. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under
         Section 6.2, the Company shall be in default of such covenant. The Management Board of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 6.2 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (ii) no Default or Event of Default would be in existence following such designation; and
         (iii) any transaction or series of related transactions between the Subsidiary to be designated a Restricted Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted under Section 6.7 hereof as if such transaction or series of related transactions had occurred at the time of such designation after giving effect to any modification of such transaction or series of related transactions effective at such time.

                  "VAT": value added tax, including any similar tax which may be imposed in place thereof from time to time.

                  "Voting Stock": of any Person as of any date, the Capital Stock of such Person that is as of such time entitled to vote in the election of the members of the supervisory board, directors or persons acting in a similar capacity on similar governing bodies of such Person.

                  "Wholly-Owned Subsidiary": a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                  1.2   Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Annex and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.



                      SECTION 2. AMOUNT AND TERMS OF LOANS

         2.1 Loans.

         (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (individually, an "Initial Loan" and collectively, the "Initial Loans") to the Company in an aggregate principal amount equal to such Lender's Commitment. The Initial Loans will be available beginning on the Closing Date, subject to the delivery of a Borrowing Notice in accordance with
Section 2.2, through the Initial Expiration Date. If requested in writing by the Company (i) to accommodate delays in the closing of the Permitted Acquisitions or (ii) to provide additional time for the preparation of pro forma financial statements and/or the preparation of financial information to be included in an offering memorandum for the issuance of the Take-Out Debt, the availability of the Initial Loans shall be extended to the Extended Expiration Date. Any Commitments not drawn on the Initial Expiration Date or the Extended Expiration Date, as the case may be, shall terminate.

         (b) Subject to the terms and conditions hereof, each Lender severally agrees, if the Initial Loans have not been repaid or exchanged for Exchange Notes on the Initial Maturity Date, to convert the then outstanding principal amount of its Initial Loans into a loan (individually, a "Term Loan" and collectively, the "Term Loans"; the Initial Loans and the Term Loans, collectively, the "Loans") to the Company, on the Initial Maturity Date, in an aggregate principal amount equal to then outstanding principal amount of the Initial Loans held by such Lender. Upon the making by such Lender of such Term Loan, each Lender shall cancel on its records a principal amount of the Initial Loans held by such Lender corresponding to the principal amount of Term Loans made by such Lender, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion thereof into Term Loans in accordance with
Section 2.2(b).

         (c) Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

         (d) The failure of any Lender to make the Initial Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Initial Loan, but no Lender shall be responsible for the failure of any other Lender to make the Initial Loan to be made by such other Lender.


         2.2 Procedure for Borrowing and Conversion.

         (a) The Initial Loans may be made in more than one borrowing, provided, however that each borrowing shall not be less than [EURO] 125,000,000, or if less, the aggregate amount of the Available Commitments. The Company shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") (which notice must be received by the Administrative Agent prior to 10:00 A.M., London time, sixty days prior to the anticipated Initial Draw-Down Date or any Subsequent Draw-Down Date, as the case may be) requesting that the Lenders make the Initial Loans on the Initial Draw-Down Date or a Subsequent Draw-Down Date, as the case may be, and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, London time, on the Initial Draw-Down Date or a Subsequent Draw-Down Date, as the case may be, each Lender shall make available to the Administrative Agent at its office specified in Section 9.2 an amount in immediately available funds equal to the Initial Loans to be made by such Lender. The Administrative Agent shall credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

         (b) Upon five days notice to the Company after (i) receipt by the Administrative Agent of notice from the Senior Bank Agreement Agent under
Section 2 or Section 3 of the Intercreditor Agreement with respect to a forced draw or a deemed waiver or (ii) upon the occurrence of an Event of Default, the Administrative Agent, on behalf of the Lenders, may require, or in the case of clause (i), shall permit the Company to borrow and the Lenders shall then lend an amount not to exceed the Available Commitments under this Agreement at any time during the period from the Closing Date to the Initial Expiration Date or the Extended Expiration Date, as the case may be.

         (c) If the Company has not repaid the Initial Loan in full on or prior to the Initial Maturity Date, then, subject to the right of any Lender to exchange its Initial Loans for Exchange Notes on the Initial Loan Maturity Date pursuant to Section 2.3(c), each Lender shall convert the then outstanding principal amount of the Initial Loans and related Initial Notes into Term Loans under this Section 2.2.

         2.3 Maturity and Exchange Notes.

         (a) All the Initial Loans will mature on the Initial Maturity Date.

         (b) All the Term Loans will mature on the Final Maturity Date.

         (c) Each Lender will have the option on or after the Initial Maturity Date at any time or from time to time to receive Exchange Notes in exchange for the Term Loans or, on the Initial Maturity Date, the Initial Loans, of such Lender then outstanding in accordance with Section 5.9 of this Agreement. The principal amount of the Exchange Notes will equal 100.0% of the aggregate principal amount (including any accrued and unpaid interest not required to be paid in cash) of the Loans for which they are exchanged. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Notes (with the same effect as if the Exchange Notes had been outstanding as of the actual dates thereof).

         2.4 Repayment of Loans The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in accordance with the terms hereof and of the Loan Notes. The Company hereby further agrees to pay to the Administrative Agent for the account of each Lender or capitalize interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, in accordance with Section 2.6.

         2.5 Optional and Mandatory Prepayments.

         (a) (i) The Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least ten days prior thereto, which notice shall specify the date and amount of prepayment; provided, that if a Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall also pay any amounts owing pursuant to Section 2.11 and provided, further, that on or after the Initial Maturity Date, any prepayment shall be applied pro rata among the Loans and (in the case of non callable Exchange Notes, to the extent the Holders thereof elect to accept payment, and in the case of all callable Exchange Notes) Exchange Notes as provided in Section 2.5(d) below. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans and the Exchange Notes shall be in an aggregate principal amount equal to the lesser of (A)
[EURO] 1,000,000, or a whole multiple thereof and (B) the aggregate unpaid principal amount of the Loans and Exchange Notes, as the case may be.

         (ii) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to [EURO]10,000,000 or a whole multiple thereof, and shall permanently reduce the Commitments then in effect.

         (b) (i) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall issue the Take-Out Debt or any Indebtedness (other than Indebtedness Incurred pursuant to Section 6.2(b)) or Capital Stock (other than shares of Capital Stock of a Subsidiary issued to the Company or any Wholly-Owned Subsidiary of the Company), an amount equal to 100% of the Net Cash Proceeds thereof shall be promptly applied toward the prepayment of the Loans and the Exchange Notes as provided in Section 2.5(d) below and the Commitments shall be terminated to the extent of such prepayment.

         (i) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall be required to apply any Net Available Cash pursuant to
Section 6.5, an amount equal to such Net Available Cash shall be promptly applied toward the prepayment of the Loans and the Exchange Notes as provided in
Section 2.5(d) below and the Commitments shall be terminated to the extent of such prepayment, provided, however, that such Net Available Cash need not be applied to the prepayment of the Loans and the Exchange Notes to the extent that such Net Available Cash is required to be and is applied pursuant to the Senior Bank Agreement in satisfaction of obligations thereunder

         (ii) If a Change of Control shall occur, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Loans in accordance with Section 6.8 and shall also have the right to cancel all or any portion of such Holder's unused Commitments.

         (iii) The Company shall give the Administrative Agent (which shall promptly notify each Lender) at least three (3) Business Days' prior notice or, telephone notice promptly confirmed in writing of each prepayment in whole or in part pursuant to this Agreement setting forth the date and amount thereof.

         (c) Accrued and unpaid interest on the amount of any principal of the Loans prepaid under this Section 2.5 shall be paid on the date of such prepayment.

         (d) As promptly as practicable after the Administrative Agent receives notice of a prepayment pursuant to Section 2.5(b)(iv), the Administrative Agent, in cooperation with the Trustee, shall give notice to each holder of an Exchange Note of the pro rata amount that would be payable to such holder in respect of such holder's Exchange Note and the expected date of such prepayment. Any holder of noncallable Exchange Notes that wishes to accept such prepayment (each, an "Accepting Holder") shall promptly notify the Trustee and the Administrative Agent in writing. Offers to prepay the Loans and Exchange Notes shall be made ratably among the Loans and Exchange Notes. After the Administrative Agent receives the prepayment amount, such prepayment amount shall be distributed by the Administrative Agent, in cooperation with the Trustee, subject to Section 2.8(b), in the following order, with appropriate adjustments being made to account for the receipt by the Trustee of any prepayment in respect of the Exchange Notes: First, to the payment of all amounts described in clauses "First" and "Second" of Section 2.8(b)(i); Second, to the payment of interest then due and payable on the Loans, Exchange Notes of Accepting Holders and callable Exchange Notes, ratably among the Lenders, the Accepting Holders and Holders of callable Exchange Notes in accordance with the aggregate amount of interest owed to each such Lender, Accepting Holder and Holder; and Third, to the payment of the principal amount of the Loans, the Exchange Notes of Accepting Holders and the callable Exchange Notes that is then due and payable, ratably among the Lenders, the Accepting Holders and Holders of callable Exchange Notes in accordance with the aggregate principal amount owed to each such Lender, Accepting Holder and Holder. Amounts offered to and rejected by any Exchange Note holder shall be ratably applied to prepay the Loans, the Exchange Notes held by Accepting Holders and callable Exchange Notes. Any offers to prepay non-callable Exchange Notes shall be made in accordance with the provisions relating thereto in the Indenture, and with applicable law, and the distribution of the relevant prepayment amount hereunder shall be made promptly after the expiration of such offer.

         2.6 Interest Rates and Payment Dates.

         (a) Subject to the provisions of Section 2.6(c), Initial Loans shall bear interest for the period from and including the date such Borrowings are made to, but excluding, the Initial Maturity Date on the unpaid principal thereof at a rate per annum equal to the Index Rate plus the Applicable Margin; provided that, in the event of conditions described in clause (c) below, affected Initial Loans shall accrue interest from and including the date of such event to, but excluding, the Initial Maturity Date on the unpaid principal thereof at a rate per annum equal to the rate in effect immediately prior to such event.

         (b) Term Loans shall bear interest for the period from and including the Initial Maturity Date to, but excluding, the Final Maturity Date or date of exchange for an Exchange Note on the unpaid principal thereof at a rate per annum equal to the Adjusted Rate plus the Adjusted Margin.

         (c) In the event, and on each occasion, that on the day prior to the first day of any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the market, adequate and reasonable means do not exist for ascertaining the Index Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the relevant Lenders as soon as practicable thereafter. In the event of any such determination, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, each Borrowing shall, on the last day of the current Interest Periods therefor bear interest at the rate in effect immediately prior to such circumstances.

         (d) Notwithstanding the foregoing clauses (a), (b), and (c), the interest rate borne by the Loans shall not exceed the Cash Cap plus 2% per annum, and shall not be less than 13% per annum. To the extent the interest on any Loan exceeds the Cash Cap, the Company may elect to pay such excess interest (or portion thereof) by paying the appropriate amount of interest through an increase in the principal amount of the applicable Loans. If requested by any Lender, the Company shall issue Subsequent Initial Notes or Subsequent Term Notes, as the case may be, in an aggregate principal amount equal to all or a portion of such excess interest to be paid.

         (e) If all or a portion of (i) the principal amount of any of the Loans, (ii) any interest payable thereon, or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 7(a)), such Loan and any such overdue amount shall, without limiting the rights of the Lenders under Section 7, bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 200 basis points or (y) in the case of overdue interest, commitment fees or other amounts due and payable hereunder, the applicable rate hereunder for any Loan (but without giving effect to the foregoing clause (x)) plus 200 basis points.

         (f) Interest shall be payable in arrears on each Interest Payment Date and upon the maturity date of the Loan in respect of which any such interest is accruing, provided that interest accruing pursuant to Section 2.6(e) shall be payable from time to time on demand.

         2.7 Computation of Interest and Fees.

         (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of an Index Rate. Any change in the interest rate on a Loan resulting from a change in the Index Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.6(a).

         2.8 Pro Rata Treatment and Payments.

         (a) Except to the extent otherwise provided herein, each borrowing of Loans by the Company from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

         (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any Loan Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

                  (i) if the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), such payment shall be distributed by the Administrative Agent, in cooperation with the Trustee, and applied by the Administrative Agent and the Lenders in the following order, with appropriate adjustment being made to account for any payment received by the Trustee in respect of the Exchange Notes:
         First, to the payment of reasonable fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or due and payable to the Trustee under the Indenture; Second, to the payment of all reasonable expenses due and payable under Section 9.5 and any equivalent section of the Indenture, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate amount of such payments owed to each such Lender or Holder; Third, to the payment of accrued and unpaid interest then due and payable on the Loans and the Exchange Notes ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate amount of interest owed to each Lender and Exchange Note Holder; and Fourth, to the payment of the principal amount of the Loans and the Exchange Notes that is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate principal amount owed to each such Lender and Exchange Note Holder (and in the case of any Exchange Notes that are not prepayable, subject to the provisions of Section 2.5(d)); or

                  (ii) if the Administrative Agent has received a Payment Sharing Notice that remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent, in cooperation with the Trustee, and the Lenders in the following order, with appropriate adjustment being made to account for any payment received by the Trustee in respect of the Exchange Notes: First, to the payment of all amounts described in clauses "First" and "Second" of the foregoing clause (i), in the order set forth therein; Second, to the payment of the interest accrued and unpaid on all Loans and Exchange Notes, regardless of whether any such amount is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender and the Exchange Note Holders; and Third, to the payment of the principal amount of all Loans and Exchange Notes, regardless of whether any such amount is then due and payable, ratably among the Lenders and the Exchange Note Holders in accordance with the aggregate principal amount owed to each Lender and Exchange Note Holder (and in the case of any Exchange Notes that are not prepayable, subject to the provisions of
         Section 2.5(d)).

         (c) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, London time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 125 London Wall, London EC2Y 5AJ, in euro and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of Section 2.8(b) promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Initial Draw-Down Date or Subsequent Draw-Down Date therefor, as the case may be, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Administrative Agent's reasonable estimate of its average daily cost of funds for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.8(d) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Draw-Down Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans, on demand, from the Company.

         (e) A payment shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before that date, taken all relevant steps to make that payment. The Administrative Agent shall not be liable to the Company or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in the euro unit to the account with the bank in the principal financial center in the Participating Member State which the Company or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (c), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of euro.

         2.9 Requirements of Law.

         (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law (but, if not, which prudent lenders customarily comply with)) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.10 below and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing, or maintaining the Loans or to reduce any amount receivable hereunder in respect thereof, then, in either case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.9(a), it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law (but, if not, which prudent lenders customarily comply with)) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a prompt written request therefor, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Company shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Company of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         (c) A certificate as to any additional amounts payable pursuant to this
Section 2.9 submitted by any Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Company pursuant to this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.10 Taxes.

         (a) All payments made by the Company under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding
(i) taxes imposed on or measured by the net income of the Administrative Agent or any Lender , (ii) franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental

Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) or (iii) taxes, assessments or other governmental charges which would not have been imposed but for the Administrative Agent or such Lender being or having been a citizen or resident of the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender (other than a Lender which was not, at the time such Lender becomes a party to this Agreement, a Qualifying Institution, except to the extent such Lender's assignor, if any, was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such taxes pursuant to this Section 2.10(a)), shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are attributable to such Lender's failure to comply with paragraph (d) of this Section.

         (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for the account of the Administrative Agent or the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof if such receipt is available or other acceptable evidence of payment of Non-Excluded Taxes. If the Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

         (d) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax or a refund with respect to previously withheld taxes under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or when reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate or, subject to paragraph (e) below, to permit such refund to be obtained, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such

Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (e) If the Administrative Agent or any Lender receives a refund in respect of Non-Excluded Taxes or Other Taxes paid by the Company, which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Company in connection with such refunded Non-Excluded Taxes or Other Taxes, to the Company, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Company agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if the Company receives notice from the Administrative Agent or the applicable Lender that the Administrative Agent or such Lender is required to repay such refund.

         (f) The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.11 Indemnity.

         (a) The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Loan, (b) default by the Company in making a borrowing of Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow, to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such
        ----
Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this
Section 2.11 submitted to the Company by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.1.2 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.9 or 2.10(a) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.12 shall affect or postpone any of the obligations of any Company or the rights of any Lender pursuant to Section 2.9 or 2.10(a).

         2.13 Replacement Lenders. The Company shall be permitted to replace any Lender which requests reimbursement for amounts owing pursuant to Section 2.9 or 2.10, with a replacement financial institution; provided that (a) such replacement does not conflict with any Requirement of Law, (b) no Event of Default shall have occurred and be continuing at the time of such replacement,
(c) prior to any such replacement, such Lender shall have taken no action under
Section 2.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.9 or 2.10, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (e) the Company shall be liable to such replaced Lender under Section 2.11 if any Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (h) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.9 or 2.10, as the case may be, and (i) any such replacement shall not be deemed to be a waiver of any rights which the Company, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.14 Commitment Fees, etc.

         (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the Initial Maturity Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Quarter Day and on the Initial Maturity Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Company and the Administrative Agent.



                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Lender as of the Closing Date that:

         3.1 Financial Condition. The audited consolidated financial statements of the Company and Multikabel for the December 31, 1997, December 31, 1998 and December 31, 1999, and the unaudited consolidated financial statements of the Company dated March 31, 2000 and June 30, 2000, copies of which, in the case of the Company statements, have been furnished to each Lender on or before the effective date, have been prepared using accounting methods, procedures and policies which are in accordance with, or reconciled to, GAAP (or, with respect to Multikabel prior to the date provided in Section 5.20, Dutch GAAP) and present fairly in all material respects the financial position of the Company and Multikabel, respectively, their predecessors and their Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes).

         3.2 No Change. Since December 31, 1999, there has been no material adverse change in the business or financial condition of the Financial Group taken as a whole or, as the case may be, of any of the Multikabel Group taken as a whole.

         3.3 Corporate Existence; Compliance with Law. The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law and all Telecommunications and Cable Laws except to the extent that the failure to comply therewith would not, in the aggregate, be likely to have a Material Adverse Effect.

         3.4 Corporate Power; Authorization; Enforceable Obligations.

         (a) The Company has the power and authority, and the legal right, to make, deliver and perform this Agreement, any of the Notes and the other Loan Documents and to borrow hereunder. The Company has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings on the terms and conditions of this Agreement and any of the Notes and the other Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of, this Agreement, any of the Notes or the other Loan Documents save for after the fact reporting obligations customary for a company quoted on Nasdaq which do not affect the borrowings hereunder or the validity or enforceability of, this Agreement, any of the Notes or the other Loan Documents. This Agreement, any Note and each of the other Loan Documents has been duly executed and delivered on behalf of the Company thereto. This Agreement, any Note and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Company thereto enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (b) The CVRs have been duly authorized by the Company and, when executed and authenticated pursuant to the terms of the Contingent Value Right Agreement and delivered to the Escrow Agent, will be valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles (whether enforcement is sought by proceedings in equity or at law).

         3.5 No Legal Bar. The execution, delivery and performance of this Agreement, any of the Notes and the other Loan Documents and the Relevant Contracts, the borrowings hereunder and thereunder and the use of the proceeds thereof will not violate any Requirement of

Law or any Contractual Obligation of the Company or of any of its Subsidiaries or, to the Company's knowledge, of Multikabel and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues (either before or after giving effect to the Transactions) pursuant to any Requirement of Law or any such Contractual Obligation (other than the Permitted Liens). No Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries or Multikabel would be likely to have a Material Adverse Effect.

         3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries and to the Company's knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against Multikabel or against any of their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents, any of the Transaction Documents or the transactions contemplated hereby or thereby, or (b) which would be likely to have a Material Adverse Effect.

         3.7 No Default. No (a) Default or (b) Event of Default, in each case, has occurred and is continuing. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, Multikabel is in default under or with respect to any of their respective Contractual Obligations in any respect which would be likely to have a Material Adverse Effect.

         3.8 Ownership of Property; Liens. The property of the Company and its Subsidiaries is not subject to any Lien except Permitted Liens.

         3.9 Intellectual Property.

         (a) The Intellectual Property Rights owned by or licensed to the members of the Financial Group are all the Intellectual Property Rights required by them in order to carry out, maintain and operate their respective businesses, properties and assets and no member of the Financial Group in carrying on its respective businesses, infringes any Intellectual Property Rights of any third party to any extent which would be likely to have a Material Adverse Effect.

         (b) No Intellectual Property Rights owned by the members of the Financial Group are, to the best of its knowledge and belief, being infringed, nor to the best of its knowledge and belief is there any threatened infringement of any such Intellectual Property Rights in each case which would be likely to have a Material Adverse Effect.

         3.10 Taxes. Each of the Company, its Subsidiaries and, to the knowledge of the Company, Multikabel has filed or caused to be filed all material tax returns (the "Tax Returns") which are required to be filed and has paid all taxes shown to be due and payable on such Tax Returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge (other than any such Liens or claims the validity of which are currently being contested in good faith by appropriate proceedings).

         3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board of Governors. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in said Regulation U.

         3.12 Labor Matters. There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, Multikabel, threatened that (individually or in the aggregate) would be likely to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of any applicable Requirement of Law dealing with such matters that (individually or in the aggregate) would be likely to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would be likely to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

         3.13 Investment Company Act; Other Regulations. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

         3.14 Assets of the Company. The Financial Group structure (a) at the date hereof and (b) immediately after completion of the Multikabel Acquisition is or, as the case may be, will immediately after the completion of the Multikabel Acquisition be as set out in the Group Structure Charts.

         3.15 Purpose of Loans. The proceeds of the Initial Loans shall be used to (i) fund the Multikabel Acquisition, (ii) fund the Build-Out and other future working capital needs of the Company, (iii) fund the Permitted Acquisitions and
(iv) refinance bank indebtedness incurred under the Senior Bank Agreement and in connection with clauses (i), (ii) and (iii) and (v) pay certain transaction costs, fees and expenses related to the Transactions and the financing thereof.

         3.16 Environmental Matters; Environmental Claims.

         (a) Each member of the Financial Group has (i) at all times complied with all Environmental Laws and Environmental Licenses and (ii) obtained and maintained in full force and effect all Environmental Licenses, save to the extent, in each case, that failure so to do would not be likely to have a Material Adverse Effect, and there are no facts or circumstances entitling any such Environmental Licenses to be revoked, suspended, amended, varied, withdrawn or not renewed in circumstances which would be likely to give rise to a Material Adverse Effect.

         (b) No Material Environmental Claim is pending or, to the best of its knowledge and belief, has been made or threatened against any member of the Financial Group.

         3.17 Solvency. The Company and each of its Subsidiaries are, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and on the Initial Draw Down Date and any particular Subsequent Draw Down Date will be, Solvent.

         3.18 Accuracy of Written Information, etc.. No written statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any the Company for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, and in the case of any of the same relating to Multikabel and its Subsidiaries, to the best of its knowledge, it being recognized by the Lenders that such projections and financial information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Company that would be likely to have to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the Transactions contemplated hereby and by the other Loan Documents.

         3.19 Withholding Tax; Stamp Tax. As of the Closing Date, under the current laws and regulations of Germany and any political subdivision thereof, all interest payments payable on the Loans may be paid by the Company in euro and all such payments made to Lenders which are non-residents of Germany and which are Qualifying Institutions will not be subject to income, withholding or other taxes under laws and regulations of Germany or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Germany or any political subdivision or taxing authority thereof or therein. As of the Closing Date, no stamp or other taxes or duties are payable in Germany upon or in connection with this Agreement or the other Loan Documents.

         3.20 Foreign Exchange Regulations; Immunity; Enforcement.

         (a) Under the laws of Germany, with respect to the execution, delivery and performance of the Loan Documents, the Company is subject to private commercial law and to suit, and neither it nor its properties have any immunity from the jurisdiction of any court or any legal process that may be brought in the courts of Germany or in the courts in the United States referred to in
Section 9.12 (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

         (b) It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Germany of the Loan Documents that any thereof be filed, recorded or enrolled with any Governmental Authority, or that any such document be stamped with any stamp, registration or similar transaction tax.

         3.21 Governing Law and Judgments. The choice of New York law as to the governing law of the Loan Documents and any judgment obtained in the State of New York will be recognized and enforced, subject to any qualifications as to matters of law in the legal opinions to be delivered in connection herewith.

         3.22 Information Systems. The computer and management information systems of the Financial Group are sufficient to permit the Financial Group to conduct its business without Material Adverse Effect.

         3.23 Winding Up. No member of the Financial Group has taken any corporate action nor have any other formal steps been taken or legal proceedings been started or to the best of its knowledge and belief threatened against it for its winding-up, dissolution, administration or reorganization, as the case may be, or for the appointment of a receiver, preliminary receiver, trustee or similar officer of it or them or of any or all of its or their assets or revenues (other than a solvent reorganization on terms and conditions approved by the Administrative Agent).

         3.24 Private and Commercial Acts. The execution by the Company of the Transaction Documents and the Relevant Contracts constitute, and its exercise of its rights and performance of its obligations hereunder or thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

         3.25 Relevant Contracts.

         (a) Save to the extent which is not likely to have a Material Adverse Effect, the Relevant Contracts are in full force and effect.

         (b) Neither the Company nor any of its Subsidiaries party to any of the Relevant Contracts is in breach of the terms of any of the Relevant Contracts nor is there any material dispute subsisting between the parties thereto, which in either case would likely to have a Material Adverse Effect.

         3.26 Necessary Authorizations. None of the Necessary Authorizations are the subject of any pending or to the best of its knowledge and belief, threatened challenge, revocation, suspension or withdrawal nor are any sanctions pending or to the best of its knowledge and belief threatened thereunder, in each case, to an extent which would be likely to have a Material Adverse Effect and each such Necessary Authorization is in full force and effect save to the extent that any failure to be in full force and effect would not be likely to have a Material Adverse Effect.



                         SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions to Initial Draw-Down. Subject to the terms of the Bank Intercreditor Agreement, the agreement of each Lender to make the Initial Loan requested to be made by it on the Initial Draw-Down Date is subject to the satisfaction, immediately prior to or concurrently with the Closing Date of the following conditions precedent:

         (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company with a counterpart for each Lender, (ii) for the account of each Lender requesting the same, a Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company, and (iii) the Contingent Value Right Agreement (including the registration rights agreement attached thereto) and the Contingent Value Right Escrow Agreement, each executed and delivered by a duly authorized officer of the Company and the Company shall have executed and placed the CVRs in escrow under the Contingent Value Right Escrow Agreement

         (b) Senior Bank Agreement. Contemporaneously with the Closing Date, the Lenders shall have received a complete and correct copy of the Senior Bank Agreement, providing for, among other things, up to [EURO] 1,000,000,000 of available loans, in form and substance satisfactory to the Lenders certified as to authenticity by the Company and such Agreement shall be in full force and effect.

         (c) Financings. All conditions precedent for the funding of the Senior Bank Agreement (other than the condition in Schedule 3 to the Senior Bank Agreement relating to the satisfaction of this Section 4.1(c)) shall have been satisfied or waived prior to or contemporaneously with the satisfaction of the conditions hereunder on terms and conditions satisfactory to the Administrative Agent.

         (d) Transactions, etc. (i) The Multikabel Acquisition shall have been consummated on terms and conditions reasonably satisfactory to the Lenders, all pursuant to the Transaction Documents and in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Administrative Agent; and (ii) the Administrative Agent shall have received a duly executed certified copy of the Multikabel Acquisition Agreement, together with certified copies of any shareholder and management agreements and any operating and financial contracts entered into by any member of the Multikabel Group each in substance satisfactory to the Administrative Agent.

         (e) Payment of Fees. All fees and expenses required to be paid on or before the Closing Date shall have been paid or provision for payment thereof shall have been made.

         (f) Governmental Approvals. (i) All governmental and third party approvals necessary and material in connection with the Transactions, the financing contemplated hereby and the continuing operations of the Company and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financings thereof; and (ii) the Administrative Agent shall have received a certified copy by or on behalf of the Company, of each law, decree, consent, license, approval, registration or declaration as is, in the opinion of counsel to the Lenders, necessary in order to render the Loan Documents legal, valid, binding and enforceable, to make the Loan Documents admissible in evidence in the jurisdiction of incorporation of the Company and to enable the Company to perform its obligations thereunder or confirmation that no such requirement exists.

         (g) Pro forma Balance Sheet; Financial Statements. The Lenders shall have received the financial statements referred to in Section 3.1 and such financial statements shall not reflect any material adverse change in the consolidated financial condition of the Company and its Subsidiaries or of Multikabel from the financial statements furnished to the Lenders by the Company prior to the Closing Date.

         (h) Business Plan. The Lenders shall have received a satisfactory Business Plan and financial projections for the Company and Multikabel together with a certificate from a managing director of the Company that such Business Plan was compiled in accordance with GAAP and that any assumptions contained therein related to tax loss carry-forward are reasonable in the context of Dutch GAAP and German GAAP.

         (i) No Contractual Violations. The Lenders shall be satisfied that the Company and its Subsidiaries are not subject to material contractual or other material restrictions that would be violated by the contemplated Transactions, including, without limitation, the incurrence of additional indebtedness and the payment of dividends by its Subsidiaries.

         (j) Insurance. The Lenders shall have received evidence that insurance required hereunder relating to the Company and its Subsidiaries will be in place after the Transactions.

         (k) Legal Opinions. The Lenders shall have received such legal opinions (including opinions (i) from Baker & McKenzie, as US counsel to the Company and its Subsidiaries and (ii) from Baker & McKenzie, as German counsel to the Company and its Subsidiaries), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

         (l) No Breach of Transaction Obligations. The Company and its Subsidiaries shall not be in material breach or violation of any of its obligations under the documentation relating to the Transactions or the financings thereof and the Company and its Subsidiaries shall not be subject to contractual, legal or other restrictions that would be violated by the Transactions.

         (m) Closing Certificate. The Administrative Agent shall have received a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit F.

         (n) Corporate Proceedings of the Company. The Administrative Agent shall have received a copy of the excerpt from the resolution of the Supervisory Board in form and substance reasonably satisfactory to the Administrative Agent authorizing (i) the execution, delivery, and performance of this Agreement and the other Loan Documents and the Transaction Documents to which it is or will be a party as of the Closing Date, and (ii) the Loans to the Company, certified by a managing director of the Company as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the excerpt from the resolution of the Supervisory Board thereby certified has not been amended, modified (except as any later resolutions may modify any earlier such resolutions), revoked or rescinded and are in full force and effect.

         (o) Incumbency Certificates of the Company. The Administrative Agent shall have received a certified excerpt from the Commercial Register in respect of the incumbency and signature of the officers of the Company, reasonably satisfactory in form and substance to the Administrative Agent and certified as a true copy by a managing director of the Company.

         (p) Governing Documents. The Administrative Agent shall have received copies of the constitutional documents of the Company, including its Commercial Register extract and Articles of Incorporation (Gesellschaftvertrag) and any shareholder resolutions previously passed but not registered, certified as of the Closing Date as complete and correct copies thereof by a managing director of the Company.

         (q) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 3 or that are contained in any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

         (r) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Initial Loans to be made on the Closing Date.

         (s) Take-Out Debt. The Company shall have engaged the Investment Banks for the purpose of selling the Take-Out Debt.

         (t) No Competing Offering. The Lenders shall be satisfied that there is no competing offering, placement or arrangement of any debt securities (other than the Take-Out Debt) or bank financing (other than the Senior Bank Agreement) by or on behalf of the Company, Multikabel or any of their respective Affiliates.

         (u) Additional Documents. The Administrative Agent shall have also received

                  (i) copies of the Relevant Contracts and/or a list thereof;

                  (ii) evidence satisfactory to the Administrative Agent regarding the refinancing of Existing PrimaCom Indebtedness out of the proceeds of borrowings to be made hereunder or under the Senior Bank Agreement, as the case may be;

                  (iii) certificates from a managing director of the Company dated the date hereof that to the best of his knowledge, the Company is not insolvent on a balance sheet test (uberschuldet) and is not unable to meet its debts as they fall due (zahlungsunfahig);

                  (iv) evidence that on the date of the first borrowing under the Senior Bank Agreement, all Existing Liens other than Permitted Liens of the Financial Group will be discharged;

                  (v) a certificate listing the liens other than Permitted Liens of the Financial Group and the Multikabel Group existing on the Closing Date;

                  (vi) a certificate from a managing director of the Company that to the best of its knowledge, having made due inquiry, as of the Closing Date the Multikabel Group is in full compliance with all terms and conditions of applicable Relevant Contracts and any intercreditor agreements and that all Licenses necessary for the business currently undertaken by the Multikabel Group are in effect;

                  (vii) a certified copy by or on behalf of the Company, of each law, decree, consent, license, approval, registration or declaration (including, without limitation, any letters from the applicable regulatory body or bodies) as is, in the opinion of counsel to the Lenders, necessary to render the Multikabel Acquisition legal, valid, binding and enforceable;

                  (viii) copies of documentation relating to Finance Leases permitted pursuant to Section 6.2 in substance satisfactory to the Administrative Agent;

                  (ix) group structure charts certified by the Company in relation to (A) the Financial Group as at the Closing Date, (b) the Financial Group immediately after the completion of the Multikabel Acquisition and (c) the Financial Group immediately following the Reorganization;

                  (x) a certificate in form and substance similar to the Requirements Certificate set out in Schedule 4.1(y);

                  (xi) a certificate from a managing director of the Company confirming that to the best of its knowledge any assumptions contained in the consolidated business plan of the Financial Group delivered prior to the Closing Date related to tax loss and carry-forward are reasonable in the context of Dutch GAAP and German GAAP; and

                  (xii) a copy of the pro forma consolidated semi-annual financial statements of the Company assuming completion of the Multikabel Acquisition, reviewed by Ernst & Young, for the six months ended June 30, 2000.

         4.2 Conditions to Subsequent Draw-Downs. Subject to the terms of the Bank Intercreditor Agreement, the agreement of each Lender to make the Initial Loans requested to be made by it on the Initial Draw-Down Date and any Subsequent Draw-Down Date, as the case may be, is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Loan Documents shall be true and correct on and as of such date, except for representations and warranties expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct on such earlier date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Initial Loans requested to be made on such date.

         (c) No Material Changes. There shall be no material changes in the Business Plan of the Company and its Subsidiaries from the Business Plan approved by the Lenders prior to the Closing Date which in the reasonable opinion of the Lenders would be adverse to their interests.

The making of the Initial Loans by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.



                        SECTION 5. AFFIRMATIVE COVENANTS

         The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or Loan Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder or under any of the other Loan Documents (other than the Exchange Notes or the Senior Indenture), the Company shall, and, in the case of the agreements contained in Sections 5.4 through 5.6, 5.13, and 5.15 through 5.18, shall cause each of the Subsidiaries referred to therein:

         5.1 Financial Statements Furnish to each Lender:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Company, a copy of the consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or a material qualification arising out of the scope of the audit, by independent certified public accountants of internationally recognized standing; provided that if in accordance with the German Commercial Code (HGB) any of the Company or its Subsidiaries are required to prepare unaudited or, as the case may be, audited financial statements or if in accordance with the German Banking Act (KWG) the Lenders are required to receive the unaudited or, as the case may be, audited financial statements of any of the Company or its Subsidiaries, such unaudited or, as the case may be, audited financial statements shall be provided to the Lenders immediately;

         (b) as soon as available, but in any event not later than 60 days after the end of each Quarterly Period, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and the figures set forth in the relevant budgets required to be delivered in accordance with Section 5.2(c) and including a management's discussion and analysis of such financial statements consistent with current practice, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

         (c) as soon as available, but in any event not later than 60 days after the Closing Date, pro forma consolidated financial statements of the Company, assuming completion of the Multikabel Acquisition, prepared by Ernst & Young for the year ended December 31, 1999;

all such financial statements shall fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein or as good practice or law requires otherwise).

         5.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, save as previously disclosed in writing, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the results of operations and cash flows for the period then ended (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of Section 6;

         (c) as soon as practicable, and in any event no later than 60 days after the end of each fiscal year of the Company, a revised consolidated business plan (in a format acceptable to the Lenders) for the Financial Group including a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

         (d) within five days after the same are sent, copies of all financial statements and reports which the Company sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

         5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business except if in the reasonable business judgment of the Company or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises, and as otherwise permitted pursuant to Section 6; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be likely to have a Material Adverse Effect;

         5.5 Maintenance of Property; Insurance. Keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain insurance on and in relation to all its property with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies and partnerships carrying on a business such as that carried on by it; and furnish to each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property would not be likely to materially adversely affect the value or usefulness of such property.


         5.6 Inspection of Property; Books and Records; Discussions Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made; and to the extent requested by the Administrative Agent, procure that any representative or professional advisor to the Administrative Agent may have access to and be provided with copies of books, record, accounts, documents, computer programs, data or other information in the possession of or available to it, save to the extent that the provision of such copies would either result in a breach of any applicable law or would be contrary to any agreement which the member of the Financial Group concerned has as at the date of this Agreement entered into with any third party (in which case the Company and the Administrative Agent will enter into discussion concerning the extent of the disclosure which is permitted in the circumstances), upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and may discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent shall notify Company prior to any contact with such accountants and give the Company the opportunity to participate in such discussions.

         5.7 Notices Promptly give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would be likely to have a Material Adverse Effect;

         (c) the receipt of any notice by it from any Governmental Authority which is likely to give rise to the enforcement, revocation, termination, material amendment, suspension or withdrawal of any Relevant Contract which in each case, could reasonably be expected to have a Material Adverse Effect; and

         (d) any development or event which has had, or would be likely to have, a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         5.8 Take-Out Financing. (a) Take any and every reasonable action reasonably necessary or desirable so that the Investment Bank can, as soon as practicable after the date hereof publicly sell or privately place, in one or more offerings or placements, the Take-Out Debt. The Investment Bank, in its reasonable discretion after consultation with the Company, shall determine whether, and in which amounts, the Take-Out Debt shall be issued by the Company and the amount of each series of Take-Out Debt to be issued if the Take-Out Debt is to be issued in a series of offerings and/or placements. Upon notice by the Investment Bank (a "Securities Demand"), at any time and from time to time after the earlier of the Initial Borrowing Notice Date and February 1, 2001 (the "Securities Demand Date") and prior to the Initial Maturity Date if all Loans shall not have been repaid in full or the commitments in respect thereof shall not have been terminated, the Company will cause the issuance and sale of Take-Out Debt upon such terms and conditions as specified in the Securities Demand; provided that (i) the interest rate (whether floating or fixed) shall be determined by the Investment Bank in light of the then prevailing market conditions for comparable securities but in no event shall the effective yield (excluding any yield enhancement represented by the CVRs) on the Securities exceed the greater of (A) 16% per annum and (B) the Index Rate on the Securities Demand Date plus 2.25%, in each case, plus 2%, (ii) the investment bank, in its reasonable discretion after consultation with the Company, shall determine whether the Take-Out Debt shall be issued through a public offering or a private placement; (iii) the maturity of any Take-Out Debt shall not be earlier than six months after the final maturity of the last facility to mature under the Senior Bank Agreement; (iv) the Securities will be issued pursuant to an indenture or indentures, which shall contain such terms, conditions and covenants as are typical and customary for similar financings and as are reasonably satisfactory in all respects to the Investment Bank, the Company and the Administrative Agent; (v) the Securities will be denominated in euro or, to the extent Chase Manhattan plc determines it to be necessary, in U.S. Dollars; and (vi) all other arrangements with respect to the Take-Out Debt shall be reasonably satisfactory in all respects to the Investment Bank in light of the then prevailing market conditions. If it shall reasonably be determined by the Investment Bank based on then prevailing market conditions that it is necessary and advisable to sell the Take-Out Debt with an equity-related component, the Company shall make available the CVRs provided for in the Contingent Value Right Agreement in such amount as is necessary in order for the Company to sell the Take-Out Debt at par or to otherwise permit the Company to receive net proceeds from the sale of the Take-Out Debt in an amount sufficient to repay in full all outstanding Loans and Exchange Notes, if any, any accrued and unpaid interest thereon and any other amounts due hereunder, or to terminate the commitments in respect thereof.

         The Company will give the Administrative Agent prior notice of its intention to file the registration statement or to effect a private placement of the Take-Out Debt. The Company will notify the Administrative Agent promptly upon the receipt of any comments from the SEC in connection with the registration statement, will furnish the Administrative Agent with a copy of any written comments from the SEC, will respond in a reasonably prompt manner and appropriately to any such comments and will furnish a copy to the Administrative Agent of any such response to the SEC.

         5.9 Exchange Notes.

         (a) The Company shall, as promptly as practicable after the date falling nine months after the Closing Date and in any event prior to the Initial Maturity Date, enter into the Indenture with a bank or trust company acting as indenture trustee thereunder (the "Trustee"), which shall be a corporation organized and doing business under the laws of the United States of America or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authority and which has a combined capital and surplus of not less than $50,000,000.

         (b) The Company will, on or prior to the third Business Day following the written request (the "Exchange Request") of any Lender (delivered after the date the Indenture is entered into) execute, and cause the Trustee to authenticate, and deliver to such Lender in accordance with the Indenture an Exchange Note bearing interest as set forth therein in exchange for such Lender's Loan dated the date of the issuance of such Exchange Note, registered in the name specified by such Lender, in the principal amount equal to 100% of the aggregate principal amount (including any accrued and unpaid interest not required to be paid in cash) of the Loans for which they are exchanged. Each Exchange Request shall specify the principal amount of the Loans to be exchanged pursuant to this Section 5.9, which shall be at least [EURO] 1,000,000 and in integral multiples of [EURO] 100,000 in excess thereof and, if such Lender (or any person on its behalf) holds Loan Notes, be accompanied by the Loan Notes to be exchanged for Exchange Notes. No Exchange Request shall be made more than thirty (30) days prior to the Initial Maturity Date. Any Loan Notes delivered to Company under this Section 5.9 in exchange for Exchange Notes shall be canceled by the Company and the corresponding amount of the Lender's Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Indenture.

         (c) If Exchange Notes are issued pursuant to the terms hereof, then the holders of such Exchange Notes shall have the registration rights, as set forth in an exhibit to the Indenture.

         (d) The Company may satisfy its obligations under this Section 5.9 by causing the Exchange Notes to be issued by one of its Wholly-Owned Subsidiaries in accordance with the terms of this Section 5.9, so long as the Company fully guarantees the Exchange Notes issued by such Subsidiary on terms and conditions satisfactory to the Lenders. In such event, the Company may assign its rights and obligations as borrower hereunder to such Subsidiary on terms and conditions satisfactory to the Lenders.

         5.10 Use of Proceeds of the Take-Out Debt. The Company will use the net proceeds received by it from the sale of the Take-Out Debt to repay the Loans and the Exchange Notes pursuant to Section 2.5(d).

         5.11 Ratings on the Take-Out Debt. The Company will use its best efforts to achieve promptly and maintain at least a B3 rating from Moody's and at least a B- rating from Standard & Poor's on the Take-Out Debt or an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments.

         5.12 Further Assurances. Upon reasonable request of the Administrative Agent, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

         5.13 Maintenance of Licenses Maintain and protect its rights and interests in the Relevant Contracts and shall:

         (a) promptly pay all and any registration, renewal and license fees and any fees and other additional payments payable under the Licenses and/or the Environmental Licenses;

         (b) procure that all notices and registrations necessary for the protection by them of their respective rights and interests therein are promptly given and/or made in the appropriate forms; and

         (c) promptly take such action as may be reasonably required to protect the same from infringement.

         5.14 Business Plan. Conduct its business in all material respects in accordance with the general parameters specified in the Business Plan, provided that this Section 5.14 shall not of itself oblige the Company or any of its Subsidiaries to comply with any particular financial targets or Projections which may be included in such Business Plan, and provided, further, that this
Section 5.14 shall not of itself restrict the Company or any of its Subsidiaries from making any acquisition or disposal of any asset or expanding or altering any system or System.

         5.15 Compliance with Laws. Comply with the terms and conditions of all laws, directives, regulations, agreements, licenses and concessions including, without limitation, all Environmental Laws and Environmental Licenses, all Telecommunications and Cable Laws and all Licenses, save to the extent that any non-compliance therewith would not be likely to have a Material Adverse Effect.

         5.16 Payment of Taxes. File or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise subject to pay tax and will promptly pay all taxes shown to be due and payable on such returns or any assessment made against it (other than where (i) the same is being contested in good faith and where payment thereof can lawfully be withheld and (ii) either
(A) would not result in an encumbrance with priority to the security created or evidenced by the security interest granted to the Senior Bank Agreement Lenders under the Senior Bank Agreement or (B) against which it is maintaining adequate reserves).

         5.17 Necessary Authorizations. Ensure that none of the Necessary Authorizations are subject to a pending or threatened challenge, revocation, suspension or withdrawal to any extent which would be likely to have a Material Adverse Effect.

         5.18 Hedging Arrangements. Ensure that, within 90 days from the date of this Agreement, the Senior Borrower has entered into such interest rate hedging arrangements as are necessary to hedge, for a period of at least 3 years from the date of implementation of such arrangements, the Financial Group's exposure to interest rate fluctuations in relation to a notional principal amount of no less than an amount equal to fifty per cent (50%) of the aggregate indebtedness for borrowed money of the Financial Group from time to time.

         5.19 Offering Memorandum. Use its best efforts to deliver to the Administrative Agent, by November 15, 2000, a substantially complete preliminary prospectus or the preliminary offering memorandum relating to the Take-Out Debt (including audited financial statements or draft audited financial statements for the three preceding years, unaudited interim financial statements, pro forma financial statements and information and such other financial information as may be required by applicable law or as may be customarily included therein).

         5.20 Multikabel Financial Statements. Use its best efforts to deliver to the Administrative Agent by November 15, 2000, (a) the Multikabel financial statements delivered pursuant to Section 3.1 and (b) the unaudited consolidated financial statements of Multikabel dated March 31, 2000 and June 30, 2000, in each case, reconciled to GAAP.



                          SECTION 6. NEGATIVE COVENANTS

         The Company hereby agrees that, so long as any Commitments remain in effect, any Loan or Loan Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1 Financial Condition Covenants.

         (a) Total Leverage Ratio. As at each Quarter Day specified below the ratio of Total Debt to Annualized EBITDA (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not exceed the ratio set alongside such Quarter Day:

QUARTER DAY                                                           RATIO
30 September 2000                                                     15.25:1.00
31 December 2000                                                      15.25:1.00

31 March 2001                                                         15.25:1.00
30 June 2001                                                          15.25:1.00
30 September 2001                                                     15.25:1.00



         (b) Net Senior Leverage Ratio. As at each Quarter Day specified below the ratio of Net Senior Debt to Annualized EBITDA (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not exceed the ratio set alongside such Quarter Day:

QUARTER DAY                                                            RATIO
30 September 2000                                                      9.50:1.00
31 December 2000                                                       9.50:1.00
31 March 2001                                                          9.50:1.00
30 June 2001                                                           9.50:1.00
30 September 2001                                                      9.50:1.00


         (c) Total Interest Ratio. As at each Quarter Day set out below, the ratio of Consolidated EBITDA to Total Cash Interest Expense (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not be less than the ratio set alongside such Quarter Day:

QUARTER DAY                                                             RATIO
30 September 2000                                                       .65:1.00
31 December 2000                                                        .65:1.00
31 March 2001                                                           .65:1.00
30 June 2001                                                            .65:1.00
30 September 2001                                                       .65:1.00


         (d) Minimum EBITDA. As at each Quarter Day specified below the Consolidated EBITDA of the Financial Group, determined on a rolling 12 month basis, shall not fall below the amount set alongside such Quarter Day:

QUARTER DAY                                                          EBITDA
30 September 2000                                                    Euro 39,600
31 December 2000                                                     Euro 39,600
31 March 2001                                                        Euro 39,600
30 June 2001                                                         Euro 39,600
30 September 2001                                                    Euro 39,600


The covenant contained in this Section 6.1(d) shall be reset upon completion of each Permitted Acquisition to include 80% of the pro forma net income of the company or assets acquired. The pro forma net income of such company or assets acquired shall be calculated by reference to (a) 40% of the pro forma net income of such company or assets for the period from January to June inclusive and (b) 60% of the pro forma net income of such company or assets from the period from July to December inclusive.

         6.2 Limitation on Indebtedness.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that on or after the Initial Maturity Date the Company may Incur Indebtedness if on the date thereof
(A) the Consolidated Leverage Ratio is no more than 7.00:1.00 and (B) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof.

         (b) Notwithstanding Section 6.2(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Indebtedness Incurred pursuant to the Senior Bank Agreement; provided, however, that the aggregate principal amount of the Indebtedness Incurred pursuant to this clause (i) does not exceed 1,000,000,000 at any time outstanding, less the aggregate principal amount of all scheduled repayments of principal thereof and all mandatory prepayments of principal thereof applied to permanently reduce the outstanding Indebtedness and commitments thereunder;

                  (ii) Indebtedness represented by the Guarantees of Indebtedness Incurred pursuant to clause (i) above;

                  (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, (x) if the Company is the obligor on such Indebtedness, such Indebtedness is (except to the extent that it was Incurred to pay Company Management Expenses) expressly subordinated in right of payment from and after such time as the principal amount of the Loans shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the prior payment in full in cash of all obligations with respect to the Loans and (y)(A) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Wholly-Owned Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the issuer thereof;

                  (iv) Indebtedness represented by (x) the Take-Out Debt, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iii) of this Section 6.2(b)) outstanding on the Closing Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Incurred pursuant to
         Section 6.2(a);

                  (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted

         Subsidiary became a Subsidiary or was otherwise acquired by the Company or otherwise in connection with or in contemplation of such acquisition), provided, however, that (i) at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur [EURO] 1.00 of additional Indebtedness pursuant to Section 6.2(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (ii) the aggregate amount of Indebtedness outstanding of the Person to become a Restricted Subsidiary in the contemplated transaction at the time of such transaction does not exceed the fair market value of the equipment, inventory, assets, property and Cash Equivalents of any Restricted Subsidiary so acquired.

                  (vi) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Management Board or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Agreement or to business transactions of the Company or its Restricted Subsidiaries otherwise permitted hereunder; and

                  (vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the purchase or disposition of any business, assets or Capital Stock of a Restricted Subsidiary provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received, or paid, as the case may be, by the Company and its Restricted Subsidiaries in connection with such purchase or disposition,

                  (viii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness existing under Finance Leases provided that, the maximum aggregate amount of such Indebtedness of the Financial Group does not exceed Euro 25 million;

                  (ix) any Deferred Consideration relating to any Acquisition, provided that (A) the amount of such Deferred Consideration does not exceed the aggregate amount of available commitments under the Senior Bank Agreement at such time and (B) such Indebtedness is Incurred at any time on or before, or within 60 days following, the completion of the related Acquisition, (C) the amount of such Indebtedness of the Company or any Restricted Subsidiary may not exceed the fair market value of the equipment, inventory, property or assets so acquired and
         (D) Indebtedness of any Restricted Subsidiary hereunder cannot be a security (other than syndicated commercial loans) which is eligible for resale in the U.S. pursuant to Rule 144A of the U.S. Securities Act of 1933, as amended or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act;

                  (x) Indebtedness incurred in respect of (A) self-insurance or similar obligations, (B) bankers' acceptances, performance, surety, appeal and similar bonds, (C) bank overdrafts (and letters of credit in respect thereof), provided that such Indebtedness is extinguished within fifteen business days, and (D) completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (xi) Indebtedness (other than Indebtedness described in clauses (i)-(x)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 6.1(b)(xi) and then outstanding, will not exceed (A)
         Euro 10 million prior to the Initial Maturity Date or (B) Euro 50 million on or after the Initial Maturity Date.

         (c) Notwithstanding the foregoing, on any date prior to the Initial Draw-Down Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness to fund acquisitions if after giving effect to the incurrence of such Indebtedness, the Consolidated Leverage Ratio for the most recent twelve-month period ended prior to such date would exceed 13:00 to 1:00.

         (d) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under Section 6.2(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Loans to at least the same extent as such Subordinated Obligations. Nor will the Company Incur any Indebtedness under Section 6.2(b) (unless such Indebtedness is expressly subordinated in right of payment to the Notes) if such Indebtedness is expressly subordinated to any other Indebtedness of the Company. No Restricted Subsidiary may Incur Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

         (e) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

                  (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 6.2(b), the Company, in its sole discretion, will classify (and may reclassify, from time to time) such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses; and

                  (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

         For purposes of determining compliance with any euro-denominated restriction on the Incurrence of Indebtedness, the euro-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable euro-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

         6.3 Limitation on Restricted Payments.

         (a) On or prior to the Initial Maturity Date, the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or rights to purchase such Capital Stock and except dividends or distributions payable to the Company or any Restricted Subsidiary; (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company other than in exchange for its Capital Stock (other than Disqualified Stock); (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment").

         (b) After the Initial Maturity Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to incur an additional 1.00 of Indebtedness pursuant to Section 6.2(a) after giving effect to such Restricted Payment; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made on or after the Initial Maturity Date would exceed the amount of: (A) the aggregate amount of Consolidated EBITDA (or, if the Consolidated EBITDA is negative, minus 100% of the amount); minus (B) 150% of Consolidated Interest Expense, each accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last full fiscal quarter ending prior to the date of the Restricted Payment; plus (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions received in cash subsequent to the Closing Date (other than Net Cash Proceeds received from an issuance or sale of such Capital

Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), less, in the instance of this clause (C), any amounts that have been or are required to be used to make mandatory prepayments pursuant to Section 2.5 hereof; plus (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from (I) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company, less the cost of any such repurchase, redemption, sale, repayment or transfer or (II) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary which amount in each case under this clause (D) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (D) to the extent that it is already included in Consolidated Net Income.

         (c) The provisions of Section 6.3(a) (in the case of clauses 6.3(c)(iv), 6.3(c)(v) and 6.3(c)(vii) only) and Section 6.3(b) shall not prohibit (so long as, in the case of clause (v) below, no Default shall have occurred and be continuing) the following (each of which shall be given independent effect):

                   (i) any purchase, redemption, defeasance or other acquisition of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination)); provided, however, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments;

                  (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that qualifies as Refinancing Indebtedness provided, however, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments;

                  (iii) dividends paid within sixty (60) days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the subsequent calculation of amount of Restricted Payments;

                  (iv) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), (A) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed Euro 2 million in the aggregate during any calendar year and Euro 5 million in the aggregate; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments, and (B) loans or advances to employees or members of management board, board of directors or similar governing body of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of Euro 2 million at any one time outstanding; provided, however, that such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

                  (v) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options or warrants to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represents a portion of the exercise price of such options or warrants; provided, however, that such repurchases will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (vi) payments or distributions to dissenting stockholders required by applicable law, pursuant to or in contemplation of a merger, consolidation or transfer of assets permitted by this Agreement; provided, however, that such payments and distributions will be included in subsequent calculations of the amount of Restricted Payments;

                  (vii) cash payments in lieu of fractional shares pursuant to the exercise or conversion of any exercisable or convertible securities of the Company; provided, however, that such cash payments will be included in subsequent calculations of the amount of Restricted Payments;

                  (viii) purchases by the Company or a Restricted Subsidiary of the outstanding minority interest in any Restricted Subsidiary; provided, however, that the amount of such purchases will be included in subsequent calculations of the amount of Restricted Payments; or

                  (ix) Restricted Payments in an aggregate amount not to exceed Euro 5 million; provided, however, that such payments will be included in subsequent calculations of the amount of Restricted Payments.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined conclusively by the Management Board acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if such fair market value is estimated to exceed Euro 15 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Administrative Agent a certificate signed by a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed together with any opinion or appraisal required hereby.

         6.4 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary, (ii) make any loans or advances to the Company or any Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary; except:

         (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date, including this Agreement and the Senior Bank Agreement, or pursuant to the Indenture, the Exchange Notes or any Take-Out Debt;

         (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company) and outstanding on such date;

         (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing, renewal, extension, refunding, restructuring or replacement of Indebtedness Incurred pursuant to an agreement referred to in clauses (a), (b),
(e) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a), (b), (e) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such refinancing agreement or amendment are, as a whole, no less favorable to the Lenders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

         (d) in the case of clause (iii) above, any encumbrance or restriction
(1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (2) contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (3) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

         (e) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (iii) above on the property so acquired;

         (f) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and

         (g) encumbrances or restrictions arising or existing by reason of applicable law, regulation or order.

Nothing contained in this Section 6.5 shall prevent the Company or any Restricted Subsidiary from incurring, creating, assuming or suffering to exist any Liens otherwise permitted under Section 6.6 of this Agreement that limit the right of the chargor to dispose of the assets that are the subject of such Lien.

         6.5 Limitation on Sales of Assets, Subsidiary Stock and Asset Swaps.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition, other than in connection with the Reorganization, unless: (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Management Board including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (ii) prior to the Initial Maturity Date, at least 90% and on or after the Initial Maturity Date, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be): (A) first, to the extent the Company or any Restricted Subsidiary is required by the terms of any Senior Indebtedness, to prepay, repay or purchase such Senior Indebtedness; (B) second, to invest in Additional Assets; and (C) third, to make an offer to prepay or redeem the Loans and Exchange Notes at par plus accrued and unpaid interest, if any, thereon in accordance with Section 2.5(d); provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (iii) (A), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The Company shall not be required to effect any prepayment or offer to prepay any amounts pursuant to Section 2.5 hereof in connection with any Asset Disposition if the Net Available Cash therefrom (after application of the proceeds thereof as provided in clauses (A) and (B) of the preceding sentence) is less than Euro 2 million (which lesser amounts shall be carried forward to and aggregated with the Net Available Cash from subsequent Asset Dispositions for purposes of determining whether a prepayment or offer to prepay is required).

         For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) the Cable Business Assets received by way of such Asset Swap as consideration by the Company or such Restricted Subsidiary has an aggregate fair market value at least as great as the Cable Business Assets sold, transferred or exchanged by way of such Asset Swap by the Company or such Restricted Subsidiary; provided that (A) in the event such Asset Swap or series of related Asset Swaps involves a transfer by the Company or a Restricted Subsidiary in aggregate amount in excess of Euro 15 million, the terms of such Asset Swap or series thereof have been approved by a majority of the members of the Supervisory Board of the Company and by a majority of the members of such Board having no personal stake in such transaction or transactions and such majorities determine in good faith that the terms of such Asset Swap or series thereof are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's length dealings with a Person who is not an Affiliate of the Company or such Restricted Subsidiary and (B) in the event such Asset Swap or series of related Asset Swaps involves a transfer by the Company or a Restricted Subsidiary in an aggregate amount in excess of Euro 25 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of internationally recognized standing that the terms of such Asset Swap or series thereof are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms'-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

         6.6 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the date of this Agreement or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) such Indebtedness for so long as such Indebtedness is so secured.

         6.7 Limitation on Affiliate Transactions.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arms'-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction or series of related Affiliate Transactions involves an aggregate amount in excess of Euro 5 million, the terms of such transaction or transactions have been approved by a majority of the members of the Supervisory Board of the Company and by a majority of the members of such Board having no personal stake in such transaction or transactions, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction or series thereof satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of 15 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of internationally recognized standing that such Affiliate Transaction or series thereof is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

         (b) The foregoing provisions of Section 6.7(a) shall not apply to (i) any Restricted Payment (except Permitted Investments) permitted to be made pursuant to Section 6.3, (ii) any issuance of securities (including the granting and performance of customary registration rights for securities of the Company in connection therewith), or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, members of the management board, directors, consultants or employees of the Company and its Restricted Subsidiaries, (iii) loans or advances to officers, directors, consultants or employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries and consistent with past practice of the Company or such Restricted Subsidiary; provided that such loans or advances do not exceed Euro 5.0 million in the aggregate at any one time outstanding, or
(iv) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

         6.8 Change of Control.

         (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Loans at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), such repurchase to be made in accordance with the remainder of this Section 6.8. In addition, upon a Change of Control, each Holder shall have the right to cancel all or any portion of its unused Commitments.

         (b) Within thirty (30) days following any such Change of Control, the Company shall mail a notice to each Holder with a copy to the Administrative Agent stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Loans at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                  (ii) the repurchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed); and

                  (iii) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Loans purchased.

         (c) Holders electing to have a Loan purchased will be required to give notice in writing to the Company at the address specified in Section 9.2 at least three (3) Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Loan which was to be purchased and a statement that such Holder is withdrawing its election to have such Loan purchased.

         (d) On the purchase date, the Company shall pay the purchase price for the Loans to be purchased, to the Holders entitled thereto upon, in the case of Loans evidenced by Loan Notes, surrender of such Loan Notes.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Loans pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         6.9 Limitation on Transfers of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person except (i) to the Company or a Wholly-Owned Subsidiary or (ii) in compliance with Section 6.5(a) hereof and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary. Notwithstanding the preceding sentence, the Company may sell all the Capital Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 6.5(a) hereof.

         6.10 Merger, Consolidation, etc.

         (a) Other than in connection with the Reorganization and the Permitted Acquisitions, prior to the Initial Maturity Date, neither the Company nor any of its Subsidiaries may merge with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) any Wholly Owned Subsidiary may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation and (ii) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Company or a Wholly Owned Subsidiary receives any consideration; provided, that if any such merger, consolidation, sale, transfer, lease, disposition, purchase or acquisition is to be consummated pursuant to a Permitted Acquisition, the conditions of Section 6.10(b) (other than subsections (iii) and (iv) thereof) shall be required to be satisfied.

         (b) After the Initial Maturity Date, the Company may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, only if:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust, or limited liability company organized and existing under the laws of Germany and the Successor Company (if not the Company) shall assume all the obligations of the Company under the Notes, the Loans and this Agreement either (x) expressly, by an assumption agreement supplemental hereto, executed by the Successor Company and delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, or (y) as a matter of applicable law; provided that, in the case of this clause (y), the Company shall provide to the Administrative Agent an opinion of counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent, stating that such applicable law effects such assumption as required by this Agreement;

                  (ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving pro forma effect to such transaction, the Consolidated Net Worth of the Company or the Successor Company, as the case may be, is not less than that of the Company immediately prior to the transaction;

                  (iv) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional
         1.00 of Indebtedness pursuant to Section 6.2(a);

                  (v) the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel to Company, each stating that such consolidation, merger, transfer or lease and such assumption agreement (if any) comply with this Agreement.

                  (vi) such transaction would not cause the payment of any obligation under the Notes, the Loans and this Agreement to become subject to a withholding tax that that did not previously apply and that is not indemnified; and

                  (vii) such transaction would not result in the revocation of any Significant License which is not replaced, substituted, reinstated or reissued to the holder of such Significant License or to the Successor Company.

         The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but in the case of a lease of all or substantially all its assets, the Company shall not be released from the obligation to pay the principal of and interest on the Loans and the Notes.

         Notwithstanding clauses (iii) and (iv) of the first sentence of this
Section 6.10(b): (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary; and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

         6.11 Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Cable Business.

         6.12 Relevant Contracts. The Company shall not permit or agree to any amendment, waiver, termination or assignment to or of any of the terms and conditions of any Relevant Contract if such amendment, waiver, termination or assignment would be likely to have a Material Adverse Effect.

         6.13 Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not cause or permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which ranks equally with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of all of the Company's obligations under the Notes and the Indenture on terms substantially similar to the Guarantee of such Indebtedness and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (y) of Indebtedness Incurred under the Senior Bank Agreement or (z) any Guarantees required under the Take-Out Debt. If the Guaranteed Indebtedness ranks (A) equally with the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee or (B) subordinate to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) and such Restricted Subsidiary is released from all Guarantees by it, if any, of other Indebtedness of the Company and its Subsidiaries or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.



                          SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) default in the payment of any principal of any Loan when due in accordance with the terms thereof or hereof, or the failure to redeem, prepay or purchase Loans when required pursuant to this Agreement or any Note; or the failure to pay any interest on any Loan, or any other amount payable hereunder, in all such cases, within two Business Days after any such amount becomes due in accordance with the terms thereof or hereof; or

         (b) any representation or warranty made or deemed made by the Company or any Guarantor herein or in any other Loan Document or which is contained in any certificate, document, or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) the Company shall default in the observance or performance of any agreement contained in Section 5.8 or 5.9 or Section 6; or

         (d) the Company or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of twenty-one days; or

         (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for Borrowed Money by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than (i) Indebtedness owed to the Company or a Wholly-Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (A) is caused by a failure to pay principal of, or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness unless being contested in good faith by appropriate proceedings ("Payment Default") or (B) has resulted in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates Euro 10 million or more and (ii) any Indebtedness for Borrowed Money of any member of the Multikabel Group where such Indebtedness for Borrowed Money is Existing Multikabel Indebtedness provided that if any such Existing Multikabel Indebtedness is accelerated or otherwise becomes due and payable it is repaid in full by the earlier of 5 Business Days after the demand for repayment or the end of the grace period contractually provided for in respect thereof; or

         (f) The Company or any of its Restricted Subsidiaries is unable or deemed unable to pay its debts as they fall due (zahlungsunfahig oder drohende Zahlungsunfahigkeit) or is over-indebted (uberschuldet) or commences negotiations with any one or more of its creditors with a view to any arrangement for the general readjustment or rescheduling of its indebtedness; or a general assignment for the benefit of or a composition with its creditors or a moratorium in respect of all or any class of debts of the Company or any of its Restricted Subsidiaries is applied for, ordered or declared. For the purpose of this paragraph a person shall be deemed to be unable to pay its debts as they fall due (drohende Zahlungsunfahigkeit) if so determined by such person's auditors or any other generally recognized international firm of auditors; or

         (g) The Company or any of its Restricted Subsidiaries takes any action or other steps are taken or legal proceedings are started for its winding-up, dissolution or reorganization (except for the purpose of the Reorganization) or for the appointment of a receiver, preliminary receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets (other than a solvent reorganization on terms and conditions approved by the Administrative Agent); or

         (h) Any event shall occur which gives grounds for belief, in the reasonable opinion of the Administrative Agent, (or any notice is given) that any of the Relevant Contracts may be amended, suspended, canceled, revoked, surrendered or terminated (whether in whole or in part) and that such event is likely to give rise to a Material Adverse Effect; or

         (i) There occurs in relation to the Company or any of its Restricted Subsidiaries, in any country or territory in which any of them carries on business or in the jurisdiction of whose courts any part of their respective assets is subject, any event which, in the opinion of the Administrative Agent appears in that country or territory to be equivalent or similar to, any of those events or circumstances in paragraphs (f) or (g) or the Company or any of its Restricted Subsidiaries otherwise becomes subject in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

         (j) Any execution, distress, attachment or legal process is levied, made or taken against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of the Company or any of its Restricted Subsidiaries where the value of such assets is at least Euro 2 million and is not discharged within ten days or any event occurs which under the laws of any jurisdiction would have an analogous effect; or

         (k) By or under the authority of any government the managing director of the Company or any of its Restricted Subsidiaries is wholly or partially displaced or the authority of the managing director of the Company or any of its Restricted Subsidiaries in the conduct of the business of such company is wholly or partially curtailed; or

         (l) Any of the events set out in paragraphs (f), (g) or paragraphs (i) through (k) above shall occur in relation to any member of the Financial Group which is neither the Company nor one of its Restricted Subsidiaries where such event would be likely to have a Material Adverse Effect; or

         (m) Any change occurs in the regulatory environment relating to, or in stated government policy towards, the cable television and/or telecommunications industry in (a) Germany (excluding any changes in the public domain at the date hereof) or (b) in any other country where any member of the Financial Group carries on its business and which, in the reasonable opinion of the Administrative Agent, might have a Material Adverse Effect; or

         (n) One or more judgments or decrees not fully covered by insurance or indemnity agreements shall be entered against the Company or any Restricted Subsidiary involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of Euro 3 million or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f), (g) and (i) of this Section with respect to the Company, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.



                       SECTION 8. THE ADMINISTRATIVE AGENT

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under the Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

         8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Loans as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company or any Affiliate of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any Affiliate of the Company which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this Section from any payment made by it to such Lender hereunder. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(e) with respect to the Company shall have occurred and be continuing) be subject to the approval of the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.



                            SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement nor any Loan Note, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section and in accordance with the terms of the Bank Intercreditor Agreement. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Company written amendments, supplements or modifications hereto and to the Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement, or modification shall (i) (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any mandatory prepayment thereof, (B) reduce the stated rate of any interest thereon or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, (C) restrict on the right of each Lender to exchange Term Loans, or Initial Loans on the Initial Maturity Date, for Exchange Notes or amend the rate of such exchange, (ii) (A) amend, modify, or waive any provision of this Section 9.1, (B) reduce the percentage specified in the definition of Required Lenders,
(C) consent to the assignment or transfer by the Company of any of its rights and obligations under the Loan Documents except as expressly permitted hereby, or (D) amend, modify or waive any provision in the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, in each case without the consent of all of the Lenders, (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent or (iv) amend, modify or waive
Section 6.10 with respect to any acquisitions other than the Permitted Acquisitions, without the written consent of the Supermajority Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent, and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth on its signature pages hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         the Company:                   PrimaCom AG
                                        Hegelstrasse 61
                                        55122 Mainz
                                        Attention: Paul Thomason
                                        Telecopy: +49 6131 9310 109

               with a copy to:          Baker & McKenzie
                                        100 New Bridge Street
                                        London EC4V 6JA
                                        Attention: Mitchell Gitin
                                        Telecopy: +44 (0)207 919 1999

         The Administrative Agent:      Chase Manhattan International Limited
                                        125 London Wall
                                        London EC2Y 5AJ
                                        Attention: Ann B. Kearns
                                        Telecopy: +44 (0)207 777 7493

               with a copy to:          Chase Agency and Loan Services
                                        125 London Wall
                                        London EC2Y 5AJ
                                        Attention: Steve Clarke


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2 or 2.5 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the Loan Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the Loan Notes and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         9.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all the Lenders, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Transaction Documents or the use of the proceeds of the Loans in connection with the Transactions and any such other documents (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder to the Administrative Agent, or any Lender (or their respective directors, officers, employees and agents) with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of the indemnified party or, in the case of indemnified liabilities arising under the Loan Documents, from material breach by the indemnified party of the Loan Documents, as the case may be. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations and Assignments.

         (a) This Agreement shall be binding upon and inure to the benefit of the Company the Lenders, the Administrative Agent and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any assignment or transfer by any Lender of its rights or obligations under the Loan Documents must be made in compliance with this Section 9.6 (and any purported assignment in violation of this Section shall be null and void).

         (b) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Loan Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of a participating interest to a Loan

Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under the Loan Documents, (iv) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) no Loan Participant under any participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Company therefrom, except with respect to the matters described in clauses (i) and (ii) of the proviso to the second sentence of Section 9.1. The Company agrees that each Loan Participant shall be entitled to the benefits of Sections 2.9 and 2.10 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.10 such Loan Participant shall have complied with the requirements of said Section and provided, further, that no Loan Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Loan Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its lending or investment business and in accordance with applicable law, at any time and from time to time assign to any other Lender or any affiliate thereof or to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under the Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, and the aggregate amount of the unused Commitments (i) being assigned to such additional bank or financial institution and (ii) remaining with the assigning Lender are not, in each case, less than [EURO] 2,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Administrative Agent, which for purposes of this Section 9.6(d) only shall be deemed an agent of the Company, shall maintain at the address of the Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders, shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of the Loan Documents.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee together with payment to the Administrative Agent of a registration and processing fee of [EURO] 4,000 (only a single 4,000 such fee shall be payable for all such contemporaneous assignments), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company. On or prior to such effective date, the assigning Lender shall surrender any outstanding Loan Notes held by it all or a portion of which are being assigned, and the Company, at its own expense, shall, upon a request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for outstanding Loan Notes of the assigning Lender, if any) a new Loan Note to the order of such Assignee in an amount equal to the amount of such Assignee's Loans after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Loan Note, to the order of the assigning Lender in an amount equal to the amount of such Lender's Loans after giving effect to such Assignment and Acceptance. Any such new Loan Notes shall be dated the Closing Date and shall otherwise be in the form of the Loan Note replaced thereby. Any Loan Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked "cancelled."

         (f) To the extent requested by any Lender, the Company shall execute and deliver to such Lender an Initial Note dated the Closing Date substantially in the form of Exhibit E-1 hereto to evidence the portion of the Initial Loan made by such Lender and with appropriate insertions ("Original Initial Notes"). On each Interest Payment Date, to the extent requested by any Lender, the Company shall execute and deliver to such Lender on such Interest Payment Date a note dated such Interest Payment Date substantially in the form of Exhibit E-1 hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Initial Note" and, together with the Original Initial Notes, the "Initial Notes"). A Subsequent Initial Note shall bear interest from the date of its issuance at the same rate borne by all Initial Notes at the date of issuance and from time to time thereafter.

         (g) Unless converted to an Exchange Note and, to the extent requested by any Lender, the Company shall execute and deliver to such Lender a Term Note dated the Initial Maturity Date substantially in the form of Exhibit E-2 hereto to evidence the Term Loan made on such date, in the principal amount of the Initial Notes held by such Lender on such date and with other appropriate insertions (collectively, the "Original Term Notes"). On or after the Initial Maturity Date, on each Interest Payment Date, to the extent requested by any Lender, the Company shall execute and deliver to such Lender on such Interest Payment Date a Term Note dated such Interest Payment Date substantially in the form of Exhibit E-2 hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Term Note" and, together with the Original Term Notes, the "Term Notes"). A Subsequent Term Note shall bear interest from the date of its issuance at the same rate borne by all Term Notes at the date of issuance and from time to time thereafter.

         (h) The Company authorizes each Lender to disclose to any Loan Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement.

         (i) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment, whether to a Federal Reserve Bank or other entity, shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other entity for such Lender as a party hereto or permit an absolute assignment to occur other than in accordance with such provisions of this Section.

         9.7 Adjustments; Set-off.

         (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (allowing for any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

         9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by law, invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not, to the extent permitted by law, invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         9.12 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, at the address specified in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         9.13 Judgment Currency. The obligation of the Company hereunder to make payments in euro shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than euro, as the case may be, except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders of the full amount of euro expressed to be payable hereunder, and the Company shall indemnify the Lenders (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of euro, as the case may be, expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

         9.14 Appointment of Agent for Service of Process. The Company irrevocably appoints CT Corporation, at 1633 Broadway, New York, New York 10019, as its authorized agent in the State of New York upon which process may be served in any legal action or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 9.2, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect until the Final Maturity Date.

         9.15 Acknowledgements. The Company hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with the Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

         9.16 WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.17 Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by the Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by the Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or by the National Association of Insurance

Commissioners or in connection with the exercise of any remedy under the Loan Documents; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of its Subsidiaries.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        PRIMACOM AG



                                        By: /s/ Paul Thomason
                                            ------------------------------------
                                            Title: Chief Financial Officer


                                        By: /s/ Ernst Uhlig
                                            ------------------------------------
                                            Title: Procurist


                                        CHASE MANHATTAN INTERNATIONAL
                                        LIMITED, as Administrative Agent



                                        By: /s/ Eric Capp
                                            ------------------------------------
                                            Title: Vice President


                                        THE CHASE MANHATTAN BANK,
                                        as a Lender



                                        By: /s/ John Malet De Carteret
                                            ------------------------------------
                                            Title: Vice President

                                                                 SCHEDULE 1.1 TO
                                                          SENIOR WORKING CAPITAL
                                                                CREDIT AGREEMENT


                                   COMMITMENTS


LENDERS                                                               COMMITMENT
-------                                                              -----------

THE CHASE MANHATTAN BANK                                           E 375,000,000

                                                                 SCHEDULE 1.2 TO
                                                          SENIOR WORKING CAPITAL
                                                                CREDIT AGREEMENT


                        EXISTING MULTIKABEL INDEBTEDNESS

                                                                       EXHIBIT A
                                                                              TO
                                                                  SENIOR WORKING
                                                               CAPITAL AGREEMENT



================================================================================





                                    Indenture


                                     Between


                                   PRIMACOM AG


                                       and


                                   [        ]

                                   as Trustee



                               dated as of [    ],




                        --------------------------------




================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I Definitions and Incorporation by Reference...........................1
     SECTION 1.1.   Definitions................................................1
     SECTION 1.2.   Other Definitions..........................................7
     SECTION 1.3.   Incorporation by Reference of Trust Indenture Act..........7
     SECTION 1.4.   Rules of Construction......................................7

ARTICLE II The Notes...........................................................8
     SECTION 2.1.   Principal Amount and Maturity..............................8
     SECTION 2.2.   Interest Rates.............................................8
     SECTION 2.3.   Transferability; Notice of Intent to Transfer..............9
     SECTION 2.4.   Procedure for Exchange.....................................9
     SECTION 2.5.   Form and Dating............................................9
     SECTION 2.6.   Execution and Authentication..............................11
     SECTION 2.7.   Registrar and Paying Agent................................11
     SECTION 2.8.   Paying Agent To Hold Money in Trust.......................12
     SECTION 2.9.   Noteholder Lists..........................................12
     SECTION 2.10.  Transfer and Exchange.....................................12
     SECTION 2.11.  Replacement Notes.........................................19
     SECTION 2.12.  Outstanding Notes.........................................19
     SECTION 2.13.  Temporary Notes...........................................19
     SECTION 2.14.  Cancellation..............................................19
     SECTION 2.15.  CUSIP Numbers.............................................20

ARTICLE III Redemption........................................................20
     SECTION 3.1.   Redemption................................................20
     SECTION 3.2.   Notices to Trustee........................................22
     SECTION 3.3.   Selection of Term Loans and Notes To Be Redeemed;
                    Procedure for Optional Redemption.........................23
     SECTION 3.4.   Effect of Notice of Redemption............................23
     SECTION 3.5.   Deposit of Redemption Price...............................23
     SECTION 3.6.   Notes Redeemed in Part....................................23

ARTICLE IV Affirmative Covenants..............................................23
     SECTION 4.1.   Payment of Notes..........................................23
     SECTION 4.2.   SEC Reports...............................................24
     SECTION 4.3.   Payment of Obligations....................................24
     SECTION 4.4.   Compliance Certificate....................................24
     SECTION 4.5.   Conduct of Business and Maintenance of Existence..........24
     SECTION 4.6.   Maintenance of Property; Insurance........................24
     SECTION 4.7.   Notices...................................................24
     SECTION 4.8.   Compliance with Laws......................................25
     SECTION 4.9.   Further Assurances........................................25
     SECTION 4.10.  Payment of Additional Amounts.............................25
     SECTION 4.11.  Financial Statements......................................26

ARTICLE V Negative Covenants..................................................26
     SECTION 5.1.   Limitation on Indebtedness................................26

     SECTION 5.2.   Limitation on Restricted Payments.........................26
     SECTION 5.3.   Limitation on Restrictions on Distributions from
                    Restricted Subsidiaries...................................26
     SECTION 5.4.   Limitation on Sales of Assets and Subsidiary Stock........26
     SECTION 5.5.   Limitation on Liens.......................................26
     SECTION 5.6.   Limitation on Affiliate Transactions......................26
     SECTION 5.7.   Change of Control.........................................27
     SECTION 5.8.   Limitation on Lines of Business...........................27
     SECTION 5.9.   Limitation on Amendment, Waiver and Termination
                    of Relevant Contracts.....................................27
     SECTION 5.10.  Limitation on Issuances of Guarantees by
                    Restricted Subsidiaries...................................27

ARTICLE VI Successor Company..................................................27
     SECTION 6.1.   Merger, Consolidation, Etc................................27

ARTICLE VII Defaults and Remedies.............................................27
     SECTION 7.1.   Events of Default.........................................27
     SECTION 7.2.   Acceleration..............................................29
     SECTION 7.3.   Other Remedies............................................29
     SECTION 7.4.   Waiver of Past Defaults...................................29
     SECTION 7.5.   Control by Majority.......................................29
     SECTION 7.6.   Limitation on Suits.......................................30
     SECTION 7.7.   Rights of Noteholders to Receive Payment..................30
     SECTION 7.8.   Collection Suit by Trustee................................30
     SECTION 7.9.   Trustee May File Proofs of Claim..........................30
     SECTION 7.10.  Priorities................................................30
     SECTION 7.11.  Undertaking for Costs.....................................31
     SECTION 7.12.  Waiver of Stay or Extension Laws..........................31

ARTICLE VIII Trustee..........................................................31
     SECTION 8.1.   Duties of Trustee.........................................31
     SECTION 8.2.   Rights of Trustee.........................................32
     SECTION 8.3.   Individual Rights of Trustee..............................33
     SECTION 8.4.   Trustee's Disclaimer......................................33
     SECTION 8.5.   Notice of Defaults........................................33
     SECTION 8.6.   Reports by Trustee to Noteholders.........................34
     SECTION 8.7.   Compensation and Indemnity................................34
     SECTION 8.8.   Replacement of Trustee....................................35
     SECTION 8.9.   Successor Trustee by Merger...............................35
     SECTION 8.10.  Eligibility; Disqualification.............................36
     SECTION 8.11.  Preferential Collection of Claims Against Company.........36

ARTICLE IX Discharge of Indenture: Defeasance.................................36
     SECTION 9.1.   Discharge of Liability On Notes; Defeasance...............36
     SECTION 9.2.   Conditions to Defeasance..................................37
     SECTION 9.3.   Application of Trust Money................................38
     SECTION 9.4.   Repayment to Company......................................38
     SECTION 9.5.   Indemnity for Government Obligations......................38
     SECTION 9.6.   Reinstatement.............................................38

ARTICLE X Amendments..........................................................39
     SECTION 10.1.  Without Consent of Noteholders............................39
     SECTION 10.2.  With Consent of Noteholders...............................39
     SECTION 10.3.  Compliance with Trust Indenture Act.......................40
     SECTION 10.4.  Revocation and Effect of Consents and Waivers.............40
     SECTION 10.5.  Notation on or Exchange of Notes..........................40
     SECTION 10.6.  Trustee To Sign Amendments................................41

ARTICLE XI Miscellaneous......................................................41
     SECTION 11.1.  Trust Indenture Act Controls..............................41
     SECTION 11.2.  Notices...................................................41
     SECTION 11.3.  Communication by Noteholders with Other Noteholders.......42
     SECTION 11.4.  Certificate and Opinion as to Conditions Precedent........42
     SECTION 11.5.  Statements Required in Certificate or Opinion.............42
     SECTION 11.6.  When Notes Disregarded....................................43
     SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar..............43
     SECTION 11.8.  Business Days.............................................43
     SECTION 11.9.  Governing Law.............................................43
     SECTION 11.10. No Recourse Against Others................................43
     SECTION 11.11. Successors................................................43
     SECTION 11.12. Multiple Originals........................................43
     SECTION 11.13. Table of Contents; Headings...............................43

         INDENTURE dated as of [             ], between PRIMACOM AG, a company
organized under the laws of Germany (the "Company"), and [            ]
(the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's Senior Notes due (the "Exchange Notes") and, when and if issued as provided in Section 2 of the Registration Rights set forth in Exhibit E hereto, the Company's Senior Notes Series A due 200_ (the "Substitute Exchange Notes", and together with the Exchange Notes and any Subsequent Exchange Notes, the "Notes").


                                   ARTICLE I
                   Definitions and Incorporation by Reference


         SECTION 1.1. Definitions. With respect to terms set forth below which are not defined below the corresponding definition in the Working Capital Agreement will be inserted except that references therein to "Loans" will be changed to "Notes" and references therein to "this Agreement" will be changed to "this Indenture" or "the Working Capital Agreement," as appropriate, and Section cross references therein will be revised to reflect the Sections herein.

         "Additional Amounts" shall have the meaning assigned thereto in
Section 4.10.

         "Additional Assets"

         "Adjusted Margin"

         "Adjusted Rate"

         "Affiliate"

         "Affiliate Transaction" shall have the meaning assigned thereto in
Section 5.5.

         "Agent" shall mean the Administrative Agent as defined in the Working Capital Agreement.

         "Asset Disposition"

         "Average Life"

         "Bank Indebtedness"

         "Board of Governors"

         "Business Day"

         "Cable Business"

         "Capital Stock"

         "Cash Cap"

         "Cash Equivalents"

         "Change in Tax Law" shall have the meaning assigned thereto in 3.1(f).

         "Change of Control"

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commonly Controlled Entity"

         "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Consolidated Coverage Ratio"

         "Consolidated Interest Expense"

         "Consolidated Net Income"

         "Contractual Obligation"

         "Credit Documents" means the collective reference to this Indenture, the Working Capital Agreement and the Notes.

         "Currency Agreement"

         "Default" means any event or condition which is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Notes" means Notes the faces of which are in the form of Exhibit A or Exhibit C attached hereto that do not include the information called for by footnote 1 thereof.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.7 as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Indebtedness"

         "Disqualified Stock"

         "euros" and "#eu#" means the currency unit of the euro as defined in the EMU Legislation.

         "EBITDA"

         "EMU Legislation"

         "Environmental Laws"

         "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

         "Event of Default" shall have the meaning assigned thereto in Section 7.1, provided that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Date" means as to each Note, the date upon which that Note was exchanged for Term Loans.

         "Exchange Note" means Exchange Note as defined in the Recitals hereto.

         "Exchange Request" means a request by a Lender to exchange Term Loans for a like principal amount of Notes as provided for in Section 2.4.

         "Final Maturity Date" means the tenth anniversary of the Closing Date.

         "Finance Leases"

         "Fixed Rate Note" means a Note bearing a fixed rate of interest as provided under Section 2.2(b) hereof.

         "GAAP"

         "Global Note" means a Note the face of which is in the form of Exhibit A or Exhibit C hereto that includes the information called for by footnote 1 thereof.

         "Governmental Authority"

         "Guarantee"

         "Hedging Obligations"

         "Holder" or "Noteholder" means the Person in whose name a Note is registered.

         "Increasing Rate Note" means a Note bearing an increasing rate of interest as provided under Section 2.2(a) hereof.

         "Incur"

         "Indebtedness"

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Index Rate"

         "Initial Loan"

         "Initial Maturity Date" means September 18, 2001.

         "Insolvency"

         "Interest Payment Date" means each March 31, June 30, September 30 and December 31 to occur after the Loans are made and the Final Maturity Date.

         "Interest Rate Agreement"

         "Investment"

         "Lenders"

         "Loans"

         "Management Board"

         "Material Adverse Effect"

         "Materials of Environmental Concern"

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "Net Available Cash"

         "Net Cash Proceeds"

         "Noteholder" means a Holder.

         "Notes" shall have the meaning assigned thereto in the second paragraph of this Indenture.

         "Notes Custodian" means the custodian with respect to the Global Note (as appointed by the Depository), or any successor entity thereto, and shall initially be the Trustee.

         "Obligations"

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company or the equivalent thereof.

         "Officer's Certificate" means a certificate signed by an Officer.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Paying Agent" shall have the meaning assigned thereto in Section 2.7.

         "Permitted Holders"

         "Permitted Investment"

         "Permitted Liens"
         "Person"

         "PIK Interest Amount" means the aggregate amount equal to the amount of interest borne by the Notes in excess of the Cash Cap.

         "Preferred Stock"

         "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note that is due or overdue or is to become due at the relevant time.

         "Refinancing Indebtedness"

         "Registered Exchange Offer" shall have the meaning set forth in Exhibit E hereto.

         "Registrar" shall have the meaning assigned thereto in Section 2.7.

         "Relevant Tax Jurisdiction" shall have the meaning assigned thereto in
Section 4.10.

         "Requirement of Law"

         "Responsible Officer"

         "Restricted Payment"

         "Restricted Notes Legend" means the legend set forth in Section 2.10(g) hereof.

         "Restricted Subsidiary"

         "SEC" means the Securities and Exchange Commission or any Governmental Authority which succeeds to the powers and functions thereof.

         "Securities"

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Bank Credit Agreement"

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Stated Maturity"

         "Subordinated Obligation"

         "Subsequent Exchange Notes" shall mean Exchange Notes issued by the Company for the payment of PIK Interest Amounts under the terms of Section 2.2(a)(ii) hereof.

         "Subsequent Substitute Exchange Notes" shall mean Substitute Exchange Notes issued by the Company for the payment of PIK Interest Amounts under the terms of Section 2.2(a)(ii) hereof.

         "Subsidiary"

         "Subsidiary Guarantee"

         "Successor Company" shall have the meaning assigned thereto in
Section 6.1(a).

         "Supervisory Board"

         "Take-Out Debt"

         "Term Loan"

         "Term Loanholder" means any registered holder of a Term Loan or Term Loans under the terms of the Working Capital Agreement.

         "TIA" means the Trust Indenture Act of 1939 (15
U.S.C.ss.ss.77aaa-77bbbb) as in effect on the date of this Indenture.

         "Transaction Documents"

         "Transactions"

         "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.10(g) hereof.

         "Transfer Date" means, for any transfer or sale of Notes, the date upon which that transfer or sale is completed.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned to and working in the corporate trust department of the Trustee, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "Unrestricted Subsidiary"

         "Voting Stock"

         "Warrant Agreement"

         "Wholly Owned Subsidiary"

         "Working Capital Agreement" means the Senior Working Capital Agreement, dated as of September 18, 2000, among the Company, the several banks and other financial institutions from time to time parties thereto and Chase Manhattan International Limited, as Administrative Agent thereunder, as the same may be amended, waived or otherwise modified.


         SECTION 1.2. Other Definitions.


Term                                                          Defined in Section
----                                                          ------------------

"Accepting Noteholder" .....................................        3.1

"covenant defeasance option"................................        9.1(b)

"Custodian".................................................        7.1

"legal defeasance option"...................................        9.1(b)

"Payor".....................................................        3.1

"Redeemed Holder" ..........................................        3.1


         SECTION 1.3 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.


         SECGTION 1.4 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) as used herein, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular; and

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.


                                   ARTICLE II
                                    The Notes

         SECTION 2.1. Principal Amount and Maturity. (a) The principal amount of the Notes received by each Noteholder will equal 100.0% of the aggregate principal amount (including any accrued interest not required to be paid in cash) of the Initial Loans or Term Loans for which they are exchanged pursuant to Section 2.4 hereof. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Initial Loans or Term Loans were outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Note (with the same effect as if the Exchange Note had been outstanding as of the actual dates thereof).

         (a) All Notes will mature on the Final Maturity Date.

         SECTION 2.2. Interest Rates. (a) (i) Except as provided in Section 2.2(b) below, Notes shall bear interest for the period from and including the Exchange Date for such Note to, but excluding, the Final Maturity Date, at a rate per annum equal to the Adjusted Rate plus the Adjusted Margin.

                  (i) Notwithstanding the foregoing clause (i), the interest rate borne by the Notes shall not exceed the Cash Cap plus 2% per annum. The Company may elect to pay interest exceeding the Cash Cap (or any portion thereof) by paying the appropriate PIK Interest Amount through the issuance of Subsequent Exchange Notes in an aggregate principal amount equal to all or a portion of such PIK Interest Amount to be paid. Subsequent Exchange Notes shall be in a form substantially similar to Exhibits A and B hereto (if issued for payment of interest on Increasing Rate Notes) or Exhibits C and D hereto (if issued for payment of interest on Fixed Rate Notes). Subsequent Substitute Exchange Notes shall be in the same form as the corresponding Subsequent Exchange Notes, but without the legend found in Section 2.10(g) (collectively, the Subsequent Exchange Notes and Subsequent Substitute Exchange Notes are referred to herein as "Subsequent Notes").

         (b) In the event that a Noteholder transfers or sells a Note or Notes to a third party pursuant to the terms of Section 2.3, the Noteholder so selling shall have the option at the Transfer Date to require that the Note or Notes sold thenceforth bear interest at a rate equal to a fixed rate per annum equal to the greater of
(i) the rate being paid on that Note or Notes on the Transfer Date or (ii) upon the representation of a transferring Noteholder that a higher rate ( the "Transfer Rate") is necessary in order to permit such transferring Noteholder to transfer such Note or Notes to a third party and receive consideration equal to the principal amount thereof plus all accrued and unpaid interest to the date of such transfer, the Transfer Rate; provided, however, that such Transfer Rate shall not exceed the Cash Cap plus 2%. If the Noteholder elects such option, the fixed rate shall be noted on the form of the Note and notice thereof shall be given to the Company and the Trustee by the Noteholder who sold the Note.

         (c) If all or a portion of (i) the principal amount of any of the Notes or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 7.1(1)) such overdue amount shall, without limiting the rights of the Noteholders under Article 7, bear interest at a rate per annum that is 2% above the Adjusted Rate plus the Adjusted Margin from the date of such nonpayment until the amount not so paid is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date. Payments made on the first Interest Payment Date after the Exchange Date with respect to any Note shall include any interest accrued but not paid on the Loan exchanged for such Note.

         SECTION 2.3. Transferability; Notice of Intent to Transfer. (a) Each Noteholder shall have an unconditional and absolute right to sell its Notes subject to and in compliance with the provisions of this Indenture; but

         (a) Notwithstanding Section 11.2, the Company must receive notice from each Noteholder intending to sell or transfer a Note or Notes and to fix the interest rate thereon at least five Business Days' prior to the date of such intended sale. Such notice shall specify the intended dates of sale and the interest rate to be effective thereafter.

         SECTION 2.4. Procedure for Exchange. (a) On the fifth Business Day following a written request (an "Exchange Request"), made pursuant to the terms of clause (b) below, of a Lender to exchange some or all of that Lender's Loans, the Company shall exchange such Loans for Notes registered in the name of such Lender or the name(s) designated in writing by such Lender in the same principal amount as the Loans (or portion thereof) being exchanged.

         (a) The Exchange Request shall specify the principal amount of the Loans to be exchanged pursuant to this Section 2.4, which if less than all of a holder's Loans shall be at least #eu#1,000,000 and integral multiples of #eu#100,000 in excess thereof.

         SECTION 2.5. Form and Dating. The face of the Increasing Rate Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A (unless the interest rate borne by the Note has been fixed pursuant to Section 2.2(b) hereof, in which case the face of the Note shall be substantially in the form of Exhibit C hereto). The reverse of the Notes shall be substantially in the form of Exhibit B (unless the interest rate borne by the Substitute Note has been fixed pursuant to Section 2.2(b) hereof, in which case the reverse of the Note shall be substantially in the form of Exhibit

D hereto). The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A, B, C and D are hereby expressly incorporated in and made a part of this Indenture. Substitute Exchange Notes shall be in the form of Exhibits A and B, or C and D, as applicable, but shall not bear the legend found in Section 2.10(g).

         (a) Global Notes. Exchange Notes which are issued to Noteholders who are "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in accordance with Rule 144A under the Securities Act (Rule 144A), shall be issued initially in the form of a single, permanent Global
Note in definitive, fully registered form without interest coupons with the legend set forth in footnote 1 to Exhibit A hereto (or footnote 1 to Exhibit C hereto, as the case may be) (the "Restricted Global Note"), which shall be deposited on behalf of the Noteholder of the Exchange Notes represented thereby with the Trustee, as Notes Custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian, and the Depository or its nominee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.5(b) shall apply only to Global Notes deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.5(b), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be held by the Trustee as custodian for the Depository. After the issuance of Substitute Exchange Notes under a Registered Exchange Offer, the Trustee shall have no duty to hold any Global Note as custodian for the Depository or any other Note registered in the name of the Depository or a nominee of the Depository.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         (c) Certificated Notes. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Noteholders of Exchange Notes who are not QIBs (referred to herein as the "Non-Global Holders") will receive certificated Exchange Notes ("Restricted Certificated Notes") bearing the Restricted Notes Legend (as such term is defined in

Section 2.10(g)); provided, however, that upon transfer of such Restricted Certificated Notes to a QIB or in accordance with Regulation S, such Restricted Certificated Notes will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.10 hereof. Certificated Notes will include the Restricted Notes Legend set forth above unless removed in accordance with this
Section 2.5(c) or Section 2.10(g) hereof.

         After a transfer of any Exchange Notes during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement (as defined in Exhibit E hereto) with respect to the Exchange Notes, all requirements pertaining to legends on such Exchange Notes will cease to apply, the requirements requiring that any such Exchange Notes issued to certain Noteholders be issued in global form will cease to apply, and certificated Exchange Notes without legends will be made available to such Noteholders. Upon the consummation of a Registered Exchange Offer with respect to the Substitute Exchange Notes pursuant to which Noteholders are offered Substitute Exchange Notes in exchange for their Exchange Notes, all requirements pertaining to such Exchange Notes that Exchange Notes issued to certain Noteholders be issued in global form will cease to apply and certificated Exchange Notes with the Restricted Notes Legend set forth above will be available to Noteholders that do not exchange their Exchange Notes, and Substitute Exchange Notes in certificated form will be available to Noteholders that exchange such Exchange Notes in such Registered Exchange Offer.

         SECTION 2.6. Execution and Authentication. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         Notes will be authenticated and delivered from time to time on the Exchange Dates upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated, the date on which the issue of Notes is to be authenticated, and whether the Notes are to be Exchange Notes or Substitute Exchange Notes.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.7. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA to the extent applicable. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 8.7. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

         The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

         SECTION 2.8.Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.9. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

         SECTION 2.10. Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Noteholder thereof or his attorney duly authorized in writing; and

                  (ii) in the case of Transfer Restricted Notes that are Definitive Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Notes are being
                  delivered to the Registrar by a Noteholder for registration in the name of such Noteholder, without transfer, a certification from such Noteholder to that effect (in substantially the form set forth on the reverse of the Note); or

                           (B) if such Transfer Restricted Notes are being
                  transferred to the Company or to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

                           (C) if such Transfer Restricted Notes are being
                  transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of #eu#250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth on the reverse of the Note), (ii) if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit F hereto.

         (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                  (i) Any person having a beneficial interest in a Global Note that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
         (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Note of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents (all of which may be submitted by facsimile):

                           (A) if such beneficial interest is being transferred
                  to the Person designated by the Depository as being the owner of a beneficial interest in a Global Note, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Note); or

                           (B) if such beneficial interest is being transferred
                  to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

                           (C) if such beneficial interest is being transferred
                  (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of euro 250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Notes; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Note),
                  (ii) if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit F hereto, then the Trustee or the Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Note.

                  (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.10(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered in accordance with the instructions of the Depository.

         (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.10), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

                  (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, in its sole discretion, notifies the Trustee in writing that the Company elects to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes to the Persons designated by the Company, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of Global Notes, in exchange for such Global Notes.

         (g) Legend.

                  (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the "Restricted Notes Legend"):

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO OFFER, SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER
                  (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE HAS LIMITED RIGHTS TO REQUIRE THE COMPANY TO REGISTER THIS NOTE UNDER THE SECURITIES ACT.

                  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY
                  (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
                  (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF #eu#250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT

                  PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
                  (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES
                  (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Note that
                  is a Definitive Note, the Registrar shall permit the Noteholder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restrictive Notes Legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                           (B) any such Transfer Restricted Note represented by
                  a Global Note shall not be subject to the provisions set forth in clause (i) of this Section 2.10(g) (such sales or transfers being subject only to the provisions of Section 2.10(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the Restrictive Notes Legend, which request is made in reliance upon Rule 144, the Noteholder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the
                  Note).

         (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

         (i) Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

                  (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         (j) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.11. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if a Noteholder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Noteholder (i) notifies the Company and the Trustee of such loss, destruction or wrongful taking within a reasonable time after such Noteholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) so requests a replacement Note from the Company and the Trustee prior to the Note being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Company and the Trustee. If required by the Trustee or the Company, such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Noteholder for their expenses in replacing a Note. The provisions of this Section shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

         SECTION 2.12. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.11, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereon) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.13. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

         SECTION 2.14. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

         SECTION 2.15. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III
                                   Redemption

         SECTION 3.1. Redemption. (a) (i) If the Company or any of its Subsidiaries (A) shall issue the Take-Out Debt or any Indebtedness (other than Indebtedness Incurred pursuant to Section 5.1(b)) or Capital Stock (other than shares of Capital Stock of a Subsidiary issued to the Company or any Wholly-Owned Subsidiary of the Company), or (B) if the Company or any of its Subsidiaries shall be required to apply any Net Available Cash pursuant to
Section 5.4 , an amount equal to 100% of such Net Available Cash or such Net Cash Proceeds thereof, as the case may be, shall be promptly applied to the prepayment of the Term Loans and the Notes as provided in (iv) below ; provided, however, that in the case of clause (a)(i)(B), such Net Available Cash need not be applied to the prepayment of the Term Loans and the Notes to the extent that such Net Available Cash are required to be and are applied pursuant to the Senior Bank Credit Agreement in satisfaction of obligations thereunder.

         (ii) The Company shall give the Trustee (which shall promptly notify each Noteholder) and the Agent (which shall promptly notify each Term Loanholder) at least three Business Days' prior notice of each prepayment in whole or in part pursuant to this Section 3.1(a) setting forth the date and amount thereof.

         (iii) Accrued interest on the amount of principal of Notes prepaid under this Section 3.1(a) shall be paid on the date of such.

         (iv) As promptly as practicable after the Trustee and the Agent receive notice of a prepayment pursuant to (i) above, the Trustee and the Agent shall give notice to each Noteholder and each Term Loanholder, respectively, of the pro rata amount that would be payable to such holder in respect of such holder's Note or Term Loan and the expected date of such prepayment. Any Noteholder of noncallable Notes that wishes to accept such prepayment (each, an "Accepting Noteholder" and together with the Term Loanholders and Noteholders of callable Notes, the "Redeemed Holders") shall promptly notify the Trustee and the Agent in writing. The entire prepayment shall be made by the Company to the Agent. After the Agent receives the prepayment amount, such prepayment amount shall be distributed by the Agent, in cooperation with the Trustee, in the following order, with appropriate adjustments being made to account for the receipt by the Trustee of any prepayment in respect of the Notes: First, to the payment of all amounts described in clauses "First" and "Second" of Section 2.8(b)(i) of the Working Capital Agreement; Second, to the payment of interest then due and payable on the Term Loans and Notes of Redeemed Holders, ratably among the Redeemed Holders in accordance with the aggregate amount of interest owed to each; and Third, to the payment of the principal amount of the Term Loans and Notes of Redeemed Holders that is then due and payable, ratably among such Redeemed Holders in accordance with the aggregate principal amount owed to each such Redeemed Holder. Amounts offered to and rejected by any Noteholder shall be ratably applied to prepay the Term Loans and the Notes held by Redeemed Holders.

         (b) Subject to the terms of subsection (c) below, the Company may redeem the Notes, in whole at any time or in part from time to time, on the basis provided for in Section 3.3 herein at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date; provided that Term Loans are ratably prepaid or redeemed.

         (c) (i) If any Note is sold by a Noteholder to a third party pursuant to Section 2.3, and the interest rate paid on that Note thereafter becomes fixed pursuant to the terms of Section 2.2(b), then such Note shall not be redeemable by the Company for a period of the longer of (i) four years beginning on the Transfer Date and (ii) such period as shall equal one-half of the remaining life of such Note at the Transfer Date;

         (ii) Beginning on the later of (i) the four-year anniversary of the Transfer Date and (ii) the period equal to one-half of the remaining life of such Note at the Transfer Date, such Note shall be redeemable by the Company at a redemption price equal to the sum of (A) 100% of the principal of the Note, (B) accrued and unpaid interest thereon to the date of redemption and (C) a premium equal to one-half the coupon in effect on the Transfer Date, which premium shall (y) decline ratably on each yearly anniversary of the Transfer Date to zero one year prior to the Final Maturity Date, and (z) fall to zero immediately upon the date one year prior to the Final Maturity Date if the non-redemption period has not ended on such date.

         (d) The period of call protection provided for in (c) above shall not apply in the event that the Company has given notice pursuant to Section 3.2 below to the Trustee before the transfer or sale has been completed, and the Company duly complies with its redemption obligations thereunder.

         (e) At any time prior to the date that is two years after the Initial Maturity Date, the Company may redeem an aggregate amount of up to 35% of the principal amount of the Fixed Rate Notes with the proceeds of one or more Equity Offerings received by or invested in the Company, at a redemption price for each Fixed Rate Note being redeemed equal to 100% plus the interest rate then in effect for such Fixed Rate Note, plus accrued and unpaid interest, if any to the redemption date; provided that at the time of such redemption Fixed Rate Notes having an aggregate principal amount equal to at least 65% of the principal amount of such Fixed Rate Notes remain outstanding.

         (f) The Company or a successor thereof (the "Payor") may redeem the Fixed Rate Notes, in whole, but not in part, at any time or from time to time on not less than 30 days' nor more than 60 days' prior written notice, at par plus accrued and unpaid interest plus any applicable premiums to the redemption date, in the event that as a result of any change in or amendment to the laws, regulations or rulings of the Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a "Change in Tax Law") the Payor is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Fixed Rate Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor; provided that (i) the Payor simultaneously exercises its right under 3.1(b) to redeem the other Notes in whole and prepays the outstanding Term Loans, (ii) in the case of the Company, the Change in Tax Law became effective on or after the date of this Indenture or, in the case of a successor of the Company, the Change in Tax Law became effective after the date that such entity first made payment on the Fixed Rate Notes and (iii) the Payor has delivered to the Trustee at least 30 days before the redemption date an opinion of independent legal counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law.

         SECTION 3.2. Notices to Trustee. If the Company elects to redeem Term Loans and Notes pursuant to Section 3.1(b) of this Indenture, it shall notify the Trustee in writing of the redemption date and the principal amount of Term Loans and Notes to be redeemed.

         The Company shall give each notice provided for in this Section to the Trustee and the Agent at least three Business Days prior to the redemption date in the case of a redemption of Notes in whole or in part unless the Trustee and the Agent consent to a shorter period. If fewer than all the Notes are to be redeemed, a record date relating to such redemption may be selected by the Agent and given to the Trustee, which record date shall be prior to the date of notice of such redemption by the Company to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Noteholder and shall thereby be void and of no effect.

         SECTION 3.3. Selection of Term Loans and Notes To Be Redeemed; Procedure for Optional Redemption. If the Company chooses to make an optional redemption of the Term Loans and the Notes under Section 3.1(b), and fewer than all the Term Loans and Notes are to be redeemed, the redemption payments shall be made ratably among the Term Loanholders and the Noteholders. Once the Agent receives notice of the prepayment, the Agent, in cooperation with the Trustee, shall give notice as quickly as reasonably practicable to each Noteholder and each Term Loanholder of the pro rata amount that would be payable to such Noteholder or Term Loanholder in respect of such Term Loanholder or Noteholder's Note or Term Loan and the expected date of such prepayment. Any holder of noncallable Notes that wishes to accept such prepayment shall promptly notify the Agent in writing. After the Agent receives the prepayment amount, such prepayment amount shall be distributed by the Agent, in cooperation with the Trustee, subject to Section 2.8(b) of the Working Capital Agreement, in the following order, with appropriate adjustments being made to account for the receipt by the Trustee of any prepayment in respect of the Notes: First, to the payment of all amounts described in clauses "First" and "Second" of Section 2.8(b)(i) of the Working Capital Agreement; Second, to the payment of interest then due and payable on the Term Loans and Notes of Redeemed Holders, ratably among the Redeemed Holders in accordance with the aggregate amount of interest owed to each such Redeemed Holder; and Third, to the payment of the principal amount of the Term Loans and Notes of Redeemed Holders that is then due and payable, ratably among such Redeemed Holders in accordance with the aggregate principal amount owed to each such Redeemed Holder.

         SECTION 3.4. Effect of Notice of Redemption. Once notice of an offer of redemption has been mailed by the Agent under Section 3.3, Notes and Term Loans of Redeemed Holders that are to be redeemed in accordance with such notice and the terms of this Article 3 shall become due and payable on the redemption date. Upon surrender to the Paying Agent, such Notes and Term Loans shall be paid under the terms stated in Section 3.3; provided that if the redemption date is after a record date for the payment of interest and on or prior to the related interest payment date, the accrued interest shall be payable to the Loanholder or Term Noteholder of the redeemed Notes or Term Loans registered on the relevant record date.

         SECTION 3.5. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes and Term Loans to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.6. Notes Redeemed in Part. Upon surrender of Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Noteholder or Term Noteholder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV
                              Affirmative Covenants

         SECTION 4.1. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

         Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by any Governmental Authority from principal or interest payments hereunder provided that the provisions of
Section 4.10 shall apply.

         The Company shall pay interest on overdue principal at the rate specified in Article 2 hereof, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.2. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file (if then permitted to do so) with the SEC, and provide (whether or not so filed with the SEC) the Trustee and Noteholders within 15 days after it files them with the SEC (or within 15 days of the respective dates on which the Company would have been required to file them with the SEC, if the Company had been subject to such reporting requirements and had so filed them), copies of its annual report and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Noteholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA ss. 314(a). The Company will be deemed to have satisfied the requirements set forth above if Holdings files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holdings.

         SECTION 4.3. Payment of Obligations. The Company and each of its Restricted Subsidiaries shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be.

         SECTION 4.4. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company subsequent to the date hereof an Officers' Certificate complying with Section 314(a)(4) of the TIA, and to the effect that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure.

         SECTION 4.5. Conduct of Business and Maintenance of Existence. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 4.6. Maintenance of Property; Insurance. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date. ]

         SECTION 4.7. Notices. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 4.8. Compliance with Laws. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 4.9. Further Assurances. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 4.10. Payment of Additional Amounts. (a) If any taxes, assessments or other governmental charges are imposed by the jurisdiction where the Payor is organized or otherwise considered to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the "Relevant Tax Jurisdiction") in respect of any payments under the Notes, the Payor will pay to each holder of a Note, to the extent it may lawfully do so, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such Note to which such holder is entitled; provided, however, that the Payor will not be required to make any payment of Additional Amounts for or on account of:

         (i) Any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

         (ii) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

         (iii) Any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on, the Notes;

         (iv) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of a Note to comply with a request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

         (v) Any combination of the above;

         Nor will Additional Amounts be paid with respect to any payment of principal of, or any premium or interest on, any Note to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Note.

         (b) The Payor will provide the Trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the Notes or the Paying Agents, as applicable, upon request therefor.

         (c) Notwithstanding anything herein to the contrary, all references in this Indenture to principal of, premium, if any, and interest on the Notes will include any Additional Amounts payable by the Payor in respect of such principal of, such premium, if any, and such interest.

         SECTION 4.11. Financial Statements. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

                                   ARTICLE V
                               Negative Covenants

         SECTION 5.1. Limitation on Indebtedness. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.2. Limitation on Restricted Payments. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.3. Limitation on Restrictions on Distributions from Restricted Subsidiaries. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.4. Limitation on Sales of Assets and Subsidiary Stock. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.5. Limitation on Liens. [This covenant shall conform to the corresponding covenant in the Working Capital Agreement.]

         SECTION 5.6. Limitation on Affiliate Transactions. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.7. Change of Control. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.8. Limitation on Lines of Business. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.9. Limitation on Amendment, Waiver and Termination of Relevant Contracts. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

         SECTION 5.10. Limitation on Issuances of Guarantees by Restricted Subsidiaries. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date.]

                                   ARTICLE VI
                                Successor Company

         SECTION 6.1. Merger, Consolidation, Etc. [This covenant shall conform to the corresponding covenant contained in the Working Capital Agreement in effect after the Initial Maturity Date with references therein to "Loans" and "Agreement" being changed to "Notes" and "Indentures".]

                                  ARTICLE VII
                              Defaults and Remedies

         SECTION 7.1. Events of Default. The following events shall be "Events of Default":


         (1) default in the payment of any principal of any Note when due in accordance with the terms thereof or hereof, or the failure to redeem or purchase Notes when required pursuant to this Indenture or any Note; or the failure to pay any interest on any Note, or any other amount payable hereunder, within ten (10) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (2) Any representation or warranty made or deemed made by the Company herein or in any other Credit Document or which is contained in any certificate, document, or financial or other statement furnished by it at any time under or in connection with this Indenture or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (3) the Company shall default in the observance or performance of any agreement contained in Article 5 or Article 6; or

         (4) the Company shall default in the observance or performance of any other agreement contained in this Indenture (other than as provided in paragraphs (1) through (3) of this Section 7.1), and such default shall continue unremedied for a period of 21 days; or

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Wholly-Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness unless being contested in good faith by appropriate proceedings ("Payment Default") or (b) has resulted in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates euro 10 million or more; or

         (6) (a) the Company or any Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against the Company or any Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there shall be commenced against the Company or any Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) the Company or any Restricted Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (e) the Company or any Restricted Subsidiary shall be generally unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (7) One or more judgments or decrees not fully covered by insurance or indemnity agreements shall be entered against the Company or any Restricted Subsidiary involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of euro 1 million or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.


         SECTION 7.2.

         Acceleration. If an Event of Default (other than an Event of Default specified in clauses (a) or (b) of Section 7.1(6) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least a majority in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clauses (a) or (b) of Section 7.1(6) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Noteholders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 7.3. Other Remedies.. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. Except as provided in Section 2.11, all available remedies are cumulative.

         SECTION 7.4. Waiver of Past Defaults. The Noteholders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Noteholders waive an existing Default and its consequences except
(i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 10.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it ceases to exist and is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 7.5. Control by Majority. The Noteholders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 7.6. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Noteholder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Noteholders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Noteholder or Noteholders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Noteholders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

         SECTION 7.7. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal of and interest on the Notes held by such Noteholder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

         SECTION 7.8. Collection Suit by Trustee. If an Event of Default specified in Section 7.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.7.

         SECTION 7.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such Judicial proceeding is hereby authorized by each Noteholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 8.7.

         SECTION 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

         First: to the Trustee for amounts due under Section 8.7;

         Second: to Noteholders and holders of Loans for amounts due and unpaid on the Notes and Loans for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes and Loans for principal and interest, respectively; and

         Third: to the Company.

         The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Noteholder pursuant to Section 7.7 or a suit by Noteholders of more than 10% in principal amount of the Notes.

         SECTION 7.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VIII
                                     Trustee

         SECTION 8.1. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                                                                              32
         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (1) this paragraph does not limit the effect of paragraph (b) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 8.2. Rights of Trustee. Subject to Section 8.1: (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Noteholders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such Acts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours and subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Company; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

         (g) The Trustee shall not be deemed to have knowledge of any default or fact the occurrence of which requires the Trustee to take any action (other than a payment default hereunder) unless a Trust Officer knows of such default or fact.

         SECTION 8.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

         SECTION 8.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         SECTION 8.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 8.6. Reports by Trustee to Noteholders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, but only upon the occurrence within the previous 12 months of any events specified in TIA ss. 313(a), the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC (if applicable) and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 8.7. Compensation and Indemnity. The Company shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith (or wilful misconduct, negligence or bad faith of any of such party's officers, directors, agents or employees).

         To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in Section 7.1(7) with respect to the Company, the expenses are intended to constitute expenses of administration under the bankruptcy law.

         SECTION 8.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Noteholders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

         (1) the Trustee fails to comply with Section 8.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Noteholders of a majority in principal amount of the Notes and such Noteholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.7.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Noteholders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 8.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

         SECTION 8.9. Successor Trustee by Merger.


         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 8.10. Eligibility; Disqualification.


         The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least euro 500,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 8.11. Preferential Collection of Claims Against Company.


         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE IX
                       Discharge of Indenture: Defeasance

         SECTION 9.1. Discharge of Liability On Notes; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.11) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company, subject to Section 9.2(4), irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.11), and if in either case the Company pays all other sums then payable hereunder by the Company, then this Indenture shall, subject to Section 9.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 9.1(c) and 9.2, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Article 4 (with the exception of Sections 4.1 and 4.9), Article 5 (with the exception of Section 5.7), 6.1(c) and 6.1(d) and the operation of Section 7.1(4), 7.1(7), 7.1(8) (with respect to Subsidiaries of the Company only) and 7.1(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 7.1(4), 7.1(7), (with respect to Subsidiaries of the Company only) or because of the failure of the Company to comply with (c) and (d) of Section 6.1.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's rights and obligations in Sections 8.7, 8.8, 9.4, 9.5 and 9.6 shall survive until the Notes have been paid in full. Thereafter, the Company's rights and obligations in Sections 8.7, 9.4 and 9.5 shall survive.

         SECTION 9.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to maturity or redemption, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

         (3) the deposit does not constitute a default under any other material agreement binding on the Company;

         (4) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (5) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (6) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the

     Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 9 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

         SECTION 9.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 9. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 11.

         SECTION 9.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 9.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 9.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 9; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE X
                                   Amendments

         SECTION 10.1. Without Consent of NoteholdersNotwithstanding Section 10.2, the Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

         (1) to cure any ambiguity, omission, defect or inconsistency;

         (2) to comply with Article 6;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

         (4) to add Guarantees with respect to the Notes or to secure the Notes;

         (5) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Company;

         (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

         (7) to make any change that does not adversely affect the rights hereunder of any Noteholder; or

         (8) to provide for the issuance and authorization of the Substitute Exchange Notes.

         After an amendment under this Section becomes effective, the Company shall mail or cause to be mailed to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 10.2. With Consent of Noteholders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Noteholders of at least a majority in principal amount of the then outstanding Notes. However, without the consent of each Noteholder affected, an amendment may not:

         (1) reduce the amount of Notes whose Noteholders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3) reduce the principal of or extend the Stated Maturity of any Note;

         (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
     Article 3;

         (5) make any Note payable in money other than that stated in the Note;

         (6) make any change in Section 7.4 or 7.6 or the second sentence of this Section 10.2.

         It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail or cause to be mailed to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 10.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 10.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Noteholder of a Note shall bind the Noteholder and every subsequent Noteholder of that Note or portion of the Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Noteholder or Subsequent Noteholder may revoke the consent or waiver as to such Noteholder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 10.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Noteholder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Noteholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         SECTION 10.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 10.3).

                                   ARTICLE XI
                                  Miscellaneous

         SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:
                                            ------------
                                            ------------
                                            ------------
                                            ------------
                                            Attention:
                                            Telecopy:

                           with copies to:
                                            --------------
                                            --------------
                                            --------------
                                            --------------
                                            Attention:
                                            Telecopy:

                           with copies to:
                                            --------------
                                            --------------
                                            --------------
                                            --------------
                                            Attention:
                                            Facsimile:


                           if to the Trustee:
                                            --------------
                                            --------------
                                            --------------
                                            --------------
                                            Attention:
                                            Facsimile:

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.3. Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, other than a certificate provided pursuant to TIA Section 314(a)(4) (provided that such certificate is not provided in lieu of or substitution for a certificate or opinion provided for in this Indenture), shall include:

         (1) a statement to the effect that the individual making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided that an Opinion of Counsel can rely as to matters of Act on an Officers' Certificate or certificates of public officials.

         SECTION 11.6. When Notes Disregarded. In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

         SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.8. Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

         SECTION 11.9. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company , or of any stockholder of the company, shall not have any liability for any obligations of the Company, either directly or through the Company, as the case may be, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Noteholder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. Table of Contents; Headings. The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Attest:                             [Issuer]


Name:                               Name:
Title:                              Title:


                                    [Trustee]

                                     by


                                    Name:
                                    Title:

STATE OF NEW YORK          )
                           ) SS
COUNTY OF NEW YORK         )



         On [ ], 2000, before me personally came [ ], to me known, who, being by me duly sworn, did depose and say that he is a [ ] of PrimaCom AG, a company organized under the laws of Germany, and that he signed his name thereto on behalf of such corporation.



                                -----------------------------
                                Notary Public


                                Name:
                                My commission expires:


                                -----------------------------

STATE OF NEW YORK          )
                           ) SS
COUNTY OF NEW YORK         )



         On [ ], 200_, before me personally came [ ], to me known, who, being by me duly sworn, did depose and say that she is the [ ] [ ], a [ ] banking corporation and that she signed her name thereto on behalf of such corporation.



-----------------------------
Notary Public in and for the
State of New York


Name:
My commission expires:


-----------------------------

                                                                       EXHIBIT A
                                                                              TO
                                                                       INDENTURE



                     [FORM OF FACE OF INCREASING RATE NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO OFFER, SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE HAS LIMITED RIGHTS TO REQUIRE THE COMPANY TO REGISTER THIS NOTE UNDER THE SECURITIES ACT.1

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A

---------------------------
1.    (Only to be printed on Global Notes)


                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR BY ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER , PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(l),
(A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF EURO 250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
(F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES
(A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."


No.                             CUSIP/CINS: ______________                  euro


                  Increasing Rate Senior Note Due


         PRIMACOM AG, a company organized under the laws of Germany promises to pay to ______________________, or registered assigns, the principal sum of euros on , .

         Interest Payment Dates: March 31, June 30, September 30 and December 31

         Record Dates: March 15, June 15, September 15 and December 15

         Additional provisions of this Note are set forth on the other side of this Note.

Dated:
                                   PRIMACOM AG

                                       by

                                    President


                                    ------------
                                    Secretary



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

[TRUSTEE,]                          [Seal]


         as Trustee, certifies that this is
one of the Notes referred to in the
Indenture.

by____________________________
  Authorized Signatory

                                                                       EXHIBIT B
                                                                              TO
                                                                       INDENTURE


                 [FORM OF REVERSE SIDE OF INCREASING RATE NOTE]

                         Increasing Rate Senior Note Due

     1. Interest

         PRIMACOM AG, a company organized under the laws of Germany (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the unpaid principal amount of this Note at the rate per annum equal to the Adjusted Rate plus the Adjusted Margin from the most recent Interest Payment Date on the Notes to which interest has been paid. Notwithstanding the preceding sentence, the interest rate shall not exceed the Cash Cap plus 2% per annum. The Company may elect to pay interest exceeding the Cash Cap (or portion thereof) by paying the appropriate PIK Interest Amount through the issuance of Subsequent Exchange Notes in an aggregate principal amount equal to all or a portion of such PIK Interest Amount to be paid.

         The Company will pay interest on each Interest Payment Date. "Interest Payment Date" shall mean each March 31, June 30, September 30 and December 31 and the Final Maturity Date.

         Interest will be computed on the basis of a 360-day year for the actual days elapsed. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         "Adjusted Margin" [Definition to be conformed with corresponding definition in Indenture].

         "Adjusted Rate" [Definition to be conformed with corresponding definition in Indenture].

         "Cash Cap" [Definition to be conformed with corresponding definition in Indenture].

     2. Method of Payment

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the applicable Record Date next preceding the applicable Interest Payment Date even if Notes are canceled after the Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in currency of the European Monetary Union that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Noteholder's registered address.

     3. Paying Agent and Registrar

         Initially, , a corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

     4. Indenture

         This Note is one of the Increasing Rate Notes issued by the Company under an Indenture dated as of __________, ____ ("Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         The Notes are general unsecured obligations of the Company. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, investments, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and its Restricted Subsidiaries, certain repayments, purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates and the ability of the Company to merge with or into or sell all or substantially all of its assets to another entity. In addition, the Indenture limits the ability of the Company and the Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Notes. The limitations are subject to a number of important qualifications and exceptions.

     5. Optional Redemption

         Subject to provisions governing and restricting redemptions of Fixed Rate Notes, the Company may redeem the Notes in whole at any time or in part from time to time at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date (subject to the right of Noteholders of record on the relevant record date to receive interest due on the related interest payment date).

     6. Offer to Purchase

         In some cases, and subject to the terms and conditions contained in the Indenture, an initial public offering of equity or a sale of assets by the Company may result in the Company making an offer to repurchase the Notes at 100% of their principal amount, plus accrued interest to the date of repurchase.

     7. Notice of Redemption

         Notice of a redemption must be given at least __ days prior to such redemption. Notes in denominations larger than euro 1,000 may be redeemed in part but only in whole multiples of euro 1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

     8. Put Provisions

         Upon a Change of Control, any Noteholder will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Notes of such Noteholder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

     9. Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of euro 1,000 and whole multiples of euro 1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes (the date of such mailing, the "mailing date") or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

     10. Persons Deemed Owners

         Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     11. Unclaimed Money

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

     12. Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

     13. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Company and the Trustee may amend the Indenture or the Notes without notice to any Noteholder but with the written consent of the Noteholders holding at least a majority in principal amount of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Noteholders holding a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, the Company and the Trustee may amend the Indenture or the Notes without notice to or consent of any Noteholder to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 6 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add further guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of the Company for the benefit of the noteholders or surrender any right or power conferred upon the Company, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to provide for the issuance and authorization of the Substitute Exchange Notes, or to make any change that does not adversely affect the rights of any Noteholder.

     14. Defaults and Remedies

         Under the Indenture, Events of Default include (i) default in payment of principal on the Notes when due or failure to redeem or purchase Notes when required; (ii) default for 2 Business Days in payment of any interest on the Notes; (iii) failure by the Company to comply with other agreements in the Indenture, in certain cases subject to notice and lapse of time; (iv) failure to pay principal or interest on, or acceleration of, other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or in respect of which there is a payment default) exceeds euro 10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; and (vi) certain judgments or decrees for payment of money in excess of euro 3,000,000;. If an Event of Default (other than certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing, the Trustee, with the consent of Noteholders holding at least a majority in principal amount of the Notes, may declare all of the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, including the right of the Trustee to refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security, Noteholders holding a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Noteholders.

     15. Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     16. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company, or of any stockholder of the Company, shall not have any liability for any obligations of the Company, either directly or through the Company, as the case may be, under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Noteholder shall waive and release any and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

     17. Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     18. Abbreviations

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

     19. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY NOTEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE NOTEHOLDER A COPY OF THE INDENTURE. REQUESTS MAY BE MADE
TO:

                  ATTENTION OF:

                  --------------
                  --------------
                  --------------
                  --------------
                  ATTENTION:  ________
                  TELECOPY:  _________

         ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Security on the books of the
Company. The agent may substitute another to act for him.

_____________________________________

Date:____________________ Your Signature:________________________


--------------------------------
Sign exactly as your name appears on the other side of this Security.


CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES


This certificate relates to euro_____________ principal amount of Notes held in (check applicable space) ____ book-entry or ____ definitive form by the undersigned.

The undersigned (check one box below):

[  ]     has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

[  ]     has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms and certifies that such Notes are being:


CHECK ONE BOX BELOW:


          (1)     [  ]     Acquired for the undersigned's own account, without
                           transfer (in satisfaction of Section 2.10(a)(ii)(A) or Section 2.10(d)(i)(A) of the Indenture); or

          (2)     [  ]     transferred to the Company; or


          (3)     [  ]     transferred pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933, as amended; or


          (4)     [  ]     transferred pursuant to and in compliance with
                           Regulation S under the Securities Act of 1933, as amended; or


          (5)     [  ]     transferred to an institutional "accredited investor"
                           (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture);
                           or


          (6)     [  ]     transferred pursuant to another available exemption
                           from the registration requirements of the Securities
                           Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

                                                  ------------------------------
                                                              Signature

Signature Guarantee:

---------------------               ------------------------------
Signature

(Signature must be guaranteed by a
participant in a signature guarantee
medallion program)

------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 5.7 OF THE INDENTURE, CHECK THE BOX:

             [   ]    Section 5.7


         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 5.7 OF THE INDENTURE, STATE THE AMOUNT IN PRINCIPAL AMOUNT (MUST BE INTEGRAL MULTIPLE OF EURO 1,000): EURO


DATE:    _________________ YOUR SIGNATURE __________________________________
                                          (SIGN EXACTLY AS YOUR NAME APPEARS ON
                                           THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE: ______________________________
                     (SIGNATURE MUST BE GUARANTEED)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

Date of Exchange        Amount of decrease    Amount of increase    Principal Amount of   Signature of
                        in Principal Amount   in Principal Amount   this Global           authorized officer
                        of this Global        of this Global        Security following    of Trustee or
                        Security              Security              such decrease or      Securities Custodian
                                                                    increase


                                                                       EXHIBIT C
                                                                              TO
                                                                       INDENTURE


                                         [FORM OF FACE OF FIXED RATE NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO OFFER, SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE HAS LIMITED RIGHTS TO REQUIRE THE COMPANY TO REGISTER THIS NOTE UNDER THE SECURITIES ACT.1

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE

---------------------------
1.    (Only to be printed on Global Notes)


                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR BY ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER , PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(l), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF EURO 250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."


No.                                                  CUSIP/CINS:__________euro

         [ ] % Senior Note Due

         PRIMACOM AG, a company organized under the laws of Germany, promises to pay to _________, or registered assigns, the principal sum of euros on , .

         Interest Payment Dates: March 31, June 30, September 30 and December
31.

         Record Dates: March 15, June 15, September 15 and December 15.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated:

                                   PRIMACOM AG

                                       By:


                                    ------------------------
                                    President


                                    -------------------
                                    Secretary


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

[TRUSTEE,]                                  [Seal]


         as Trustee, certifies that this is
one of the Notes referred to in the
Indenture.

by____________________________
  Authorized Signatory

                                                                       EXHIBIT D
                                                                              TO
                                                                       INDENTURE


                    [FORM OF REVERSE SIDE OF FIXED RATE NOTE]


                              [ ]% Senior Note Due


         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest

         PRIMACOM AG, a company organized under the laws of Germany (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the unpaid principal amount of this Note at [__] per annum from the most recent Interest Payment Date on the Notes to which Interest has been paid. The Company may elect to pay interest exceeding the Cash Cap (or portion thereof) by paying the appropriate PIK Interest Amount through the issuance of Subsequent Exchange Notes in an aggregate principal amount equal to all or a portion of such PIK Interest Amount to be paid.

         The Company will pay interest on each Interest Payment Date. "Interest Payment Date" shall mean each March 31, June 30, September 30 and December 31 and the Final Maturity Date.

         Interest will be computed on the basis of a 360-day year for the actual days elapsed. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     2. Method of Payment

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the applicable Record Date next preceding the applicable Interest Payment Date even if Notes are canceled after the Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in currency of the European Monetary Union that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Noteholder's registered address.

     3. Paying Agent and Registrar

         Initially, , a corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

     4. Indenture

         This Note is one of the Fixed Rate Notes issued by the Company under an Indenture dated as of __________, ____ ("Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         The Notes are general unsecured obligations of the Company. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, investments, the payment of dividends and other distributions and acquisitions or retirements of the Capital Stock of the Company and its Restricted Subsidiaries, certain repayments, purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, and the ability of the Company to merge with or into or sell all or substantially all of its assets to another entity. In addition, the Indenture limits the ability of the Company and the Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Notes. The limitations are subject to a number of important qualifications and exceptions.

     5. Optional Redemption

         For a period of the greater of (i) four years and (ii) such period as shall equal one-half of the remaining life of this Fixed Rate Note, beginning on the date the interest rate on this Fixed Rate Note (or any predecessor Fixed Rate Note) became fixed, the Company may not redeem this Fixed Rate Note. After such period has passed, the Company may redeem this Fixed Rate Note at a redemption price equal to 100% of its principal amount plus accrued and unpaid interest to the redemption date (subject to the right of Noteholders of record on the relevant record date to receive interest due on the related interest payment date) plus a premium equal to the coupon in effect on the Transfer Date, which premium shall (i) decline ratably on each yearly anniversary of the Transfer Date to zero one year prior to the Final Maturity Date, and (ii) fall to zero immediately upon the date one year prior to the Final Maturity Date if the non-redemption period has not ended on such date.

     6. Offer to Purchase

         In some cases, and subject to the terms and conditions contained in the Indenture, an initial public offering of equity or a sale of assets by the Company may result in the Company making an offer to repurchase the Notes at 100% of their principal amount, plus accrued interest to the date of repurchase.

     7. Notice of Redemption

         Notice of a redemption must be given at least days prior to such redemption. Notes in denominations larger than euro 1,000 may be redeemed in part but only in whole multiples of euro 1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

     8. Put Provisions

         Upon a Change of Control, any Noteholder will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Notes of such Noteholder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

     9. Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of euro 1,000 and whole multiples of euro 1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes (the date of such mailing, the "mailing date") or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

     10. Persons Deemed Owners

         Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     11. Unclaimed Money

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

     12. Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

     13. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Company and the Trustee may amend the Indenture or the Notes without notice to any Noteholder but with the written consent of the Noteholders holding at least a majority in principal amount of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Noteholders holding a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, the Company and the Trustee may amend the Indenture or the Notes without notice to or consent of any Noteholder to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 6 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add further guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of the Company for the benefit of the noteholders or surrender any right or power conferred upon the Company, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to provide for the issuance and authorization of the Substitute Exchange Notes, or to make any change that does not adversely affect the rights of any Noteholder.

     14. Defaults and Remedies

         Under the Indenture, Events of Default include (i) default in payment of principal on the Notes when due or failure to redeem or purchase Notes when required; (ii) default for 2 Business Days in payment of any interest on the Notes or any other amount payable under the Indenture; (iii) failure by the Company to comply with other agreements in the Indenture, in certain cases subject to notice and lapse of time; (iv) failure to pay principal or interest on, or acceleration of, other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or unpaid) exceeds euro 10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; and (vi) certain judgments or decrees for payment of money in excess of euro 3,000,000. If an Event of Default (other than certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee, with the consent of Noteholders holding at least a majority in principal amount of the Notes, may declare all of the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, including the right of the Trustee to refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security, Noteholders holding a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Noteholders.

     15. Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     16. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or of any stockholder of the Company, shall not have any liability for any obligations of the Company, either directly or through the Company, as the case may be, under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Noteholder shall waive and release any and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

     17. Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     18. Abbreviations

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

     19. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY NOTEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE NOTEHOLDER A COPY OF THE INDENTURE. REQUESTS MAY BE MADE
TO:

                  ATTENTION OF:

                  -------------
                  -------------
                  -------------
                  -------------
                  ATTENTION:  ________
                  TELECOPY:  _________

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Security on the books of the
Company. The agent may substitute another to act for him.

--------------------------------

Date:____________________ Your Signature:________________________


--------------------------------
Sign exactly as your name appears on the other side of this Security.


CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to euro_____________ principal amount of Notes held in (check applicable space) ____ book-entry or ____ definitive form by the undersigned.

The undersigned (check one box below):

[  ]     has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

[  ]     has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms and certifies that such Notes are being:

CHECK ONE BOX BELOW:

         (1)     [  ]      acquired for the undersigned's own account, without
                           transfer (in satisfaction of Section 2.10(a)(ii)(A) or Section 2.10(d)(i)(A) of the Indenture); or

         (2)     [  ]      transferred to the Company; or


         (3)     [  ]      transferred pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933, as amended; or


         (4)     [  ]      transferred pursuant to and in compliance with
                           Regulation S under the Securities Act of 1933, as amended; or

         (5)     [  ]      transferred to an institutional "accredited
                           investor" (as defined in Rule 501(a)(1), (2), (3) or
                           (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements
                           (the form of which letter appears as Exhibit F to the Indenture); or

         (6)     [  ]      transferred pursuant to another available exemption
                           from the registration requirements of the Securities
                           Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

                                                     ---------------------------
                                                              Signature


Signature Guarantee:

-------------------------                   -----------------------------
                                                       Signature

(Signature must be guaranteed by a
participant in a signature guarantee
medallion program)

             OPTION OF HOLDER OF NONCALLABLE NOTES TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Section 3.1 or Section 5.7 of the Indenture, check the box:

                   [ ]Section 3.1          [ ]Section 5.7



         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.1 or Section 5.7 of the Indenture, state the amount:
euro



Date:___________________Your Signature:__________________________

                                      (Sign exactly as your name appears on the
                                       other side of this Security)

                                   Tax Identification No: ______________________

Signature Guarantee:______________________________

                    (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


         The following increases or decreases in this Global Security have been made:

Date of Exchange        Amount of decrease    Amount of increase    Principal Amount of   Signature of
                        in Principal Amount   in Principal Amount   this Global           authorized officer
                        of this Global        of this Global        Security following    of Trustee or
                        Security              Security              such decrease or      Securities Custodian
                                                                    increase

                                                                      EXHIBIT E
                                                                             TO
                                                                      INDENTURE


                  EXCHANGE NOTES REGISTRATION RIGHTS AGREEMENT


         This Exchange Notes Registration Rights Agreement (this "Agreement") is made and entered into as of _____________, 200_), by and among Primacom AG, a company organized under the laws of Germany (the "Company") and Chase Manhattan International Limited, a ________ company, as representative of the Noteholders (as such term is defined herein) (the "Representative").


         This Agreement is made pursuant to the Indenture dated _____________, 200__ between the Company and _________, as Trustee (the "Indenture") governing certain notes of the Company due __________ (the "Exchange Notes"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.


         Section 1. Shelf Registration. (a) Except as provided in Section 2, within 30 days after the Initial Maturity Date, the Company shall file with the Commission and thereafter shall use its best efforts to cause to be declared effective as soon thereafter as practicable a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Exchange Notes by the Noteholders from time to time in accordance with the methods of distribution timely elected by such Noteholders and set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement").

         (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Noteholders for a period of three years from the Initial Maturity Date or such shorter period that will terminate when all the Exchange Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Subject to Section 4, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of Exchange Notes covered thereby not being able to offer and sell such Exchange Notes during that period, unless such action is required by applicable law.

         (c) Notwithstanding any other provisions hereof, the Company will ensure that, except as to any information provided by any Noteholder, the Trustee, any Lender, the Agent or any underwriter and any statement made or omitted in reliance on such information, (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereof complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) subject to Section 4, any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Unless the Noteholders holding a majority of the Exchange Notes shall otherwise consent in writing, no other person (including the Company), other than another Noteholder, shall be permitted to offer any securities under any registration pursuant to this Section 1.

         Section 2. Registered Exchange Offer. In lieu of filing the Shelf Registration Statement described in Section 1, the Company may effect a registered exchange offer ("Registered Exchange Offer"). To effect a Registered Exchange Offer, the Company must: (i) file with the SEC and cause to be declared effective a registration statement with respect to the Registered Exchange Offer; (ii) offer to deliver, in exchange for the Exchange Notes, a like principal amount of debt securities ("Substitute Exchange Notes") of the Company identical in all material respects (except for transfer restrictions) to the Exchange Notes; and (iii) consummate such exchange for all then outstanding Exchange Notes the holders of which elect to participate in such exchange. If any Noteholder sends a notice to the Company prior to the consummation of such Registered Exchange Offer stating that in such Noteholder's reasonable belief (as confirmed by accompanying written advice of counsel reasonably satisfactory to the Company) it cannot rely on the no-action position of the SEC to the effect that such Noteholder's Substitute Exchange Notes would be freely saleable (i.e., without registration or prospectus delivery), the Company shall file with the Commission a Shelf Registration Statement pursuant to Section 1 herein as promptly as practicable relating to the offer and sale of such Noteholder's Exchange Notes.

         Section 3. Liquidated Damages. If within 120 days from the Initial Maturity Date, a Shelf Registration Statement for the Exchange Notes has not been declared effective and the Company has not effected the Registered Exchange Offer, then the Company will pay liquidated damages of $0.192 per week per $1,000 principal amount of Exchange Notes to Noteholders who are unable to freely transfer Exchange Notes from and including the date that is 121 days from the date of issuance of such Exchange Notes until but excluding the earlier of the effective date of such Shelf Registration Statement (other than any Suspension Period) or the date of consummation of such Registered Exchange Offer. The Company will also pay such liquidated damages for any period of time following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder, unless at such time the Company is using its best efforts to make such Shelf Registration Statement available for such resales or the use of the Shelf Registration Statement has been suspended in accordance with Section 4. Payments of such liquidated damages shall be made at the same time and in the same manner as interest payments are made on the Exchange Notes and Term Notes. Such payments shall be made in the form of additional Exchange Notes if the Company is then paying PIK Interest Amounts.

         Section 4. Effective Registration Statement. A registration pursuant to the sections above will not be deemed to have been effected unless the registration statement relating thereto has become effective under the Securities Act. The Company may, at any time, delay the filing or suspend the effectiveness of such registration statement, or without suspending such effectiveness, instruct the Noteholders not to sell Notes included in any such registration statement if the Company shall have determined in good faith and for valid reasons that the Company would be required to disclose any actions taken or proposed to be taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would be materially detrimental to the Company or such actions (a "Suspension Period"), by providing the Noteholders with written notice of such Suspension Period and the reasons therefor; provided, however, that the Company will not be required to disclose such reasons with particularity if an Officer certifies that (i) the Company believes it is required by law to delay the filing or suspend the effectiveness of any such registration; provided, further, the Suspension Periods do not exceed 60 days in any calendar year and each of which Suspension Periods do not exceed 60 days in duration or (ii) there may be facts surrounding a proposed or pending material corporate transaction that are not reflected in such registration statement. The Company shall use its reasonable best efforts to provide such notice as soon as practicable and in any event contemporaneous with or prior to the commencement of such a Suspension Period. In the event of a Suspension Period, the period during which such registration statement is to remain effective pursuant to
Section 1 shall be tolled until the end of any such Suspension Period or Supplemental Period.

         Section 5. Registration Statement Form. If a registration (i) is requested pursuant to Section 1 which is proposed by the Company to be effected by the filing of a registration statement on a form believed to be appropriate,
(ii) shall be in connection with any underwritten public offering and (iii) the sole underwriter, managing underwriter or co-managing underwriter, as the case may be, shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form if permitted by applicable law.

         Section 6. Expenses. The Company will pay all expenses incident to the Company's performance of its obligations hereunder, including registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, internal expenses (including all salary and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of one firm of attorneys designated by the Noteholders pursuant to
Section 10(a) and fees and disbursements of the Company's independent public accountants. Notwithstanding the foregoing, the parties hereto hereby agree that in an underwritten offering of Notes, the underwriting discount shall be for the account of the Noteholders, and the underwriter's expenses shall be payable by the underwriters and Noteholders to the extent customarily provided in an underwritten offering.

         Section 7. Selection of Underwriters. If any registration is in the form of an underwritten offering, the Noteholders may select one or more other internationally recognized firms of investment bankers reasonably acceptable to the Company to act as manager or co-managers to administer the offering. Under no circumstances shall (i) there be more than three underwritten offerings of Notes pursuant to this Exchange Notes Registration Rights Agreement or (ii) any underwritten offering of Notes which includes less than 25% of the aggregate Notes owned by all Noteholders.

         Section 8. Pro Rata Participation in Requested Registrations. If a registration involves an underwritten offering and the sole underwriter, managing underwriter or co-managing underwriter, as the case may be, shall advise the Company in writing that, in its opinion, the aggregate principal amount of the Exchange Notes requested by Noteholders (the "Requesting Noteholders") to be included in such registration exceeds the aggregate principal amount of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration the largest aggregate principal amount of the Exchange Notes as determined by such underwriter that may be included in such offering without an adverse effect and the Exchange Notes included in such registration shall be allocated pro rata among all Requesting Noteholders on the basis of the relative aggregate principal amount of the Exchange Notes each such Requesting Noteholder has requested to be included in such registration.

         Section 9. Piggy-Back Registration. (a) If the Shelf Registration has not been declared effective and the Company has not effected the Registered Exchange Offer, at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of any class of its debt securities (other than a Registration Statement on Form F-4 (or any substitute form that may be adopted by the SEC and other than any registration statement with respect to which all of the Exchange Notes will be redeemed)), then the Company shall give written notice of such proposed filing to the Noteholders as soon as practicable (but in no event fewer than 15 days before the anticipated filing date), and such notice shall offer such Noteholders the opportunity to register such principal amount of Exchange Notes as each such Noteholder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the principal amount of the Exchange Notes intended to be disposed of by such Noteholder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its reasonable best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until the earlier of (A) an aggregate of 90 days after the effective date thereof, or (B) the consummation of the distribution by the Exchange Notes of all of the Exchange Notes covered thereby, (C) the effectiveness of a Shelf Registration or (D) the consummation of the Registered Exchange Offer. If such registration is pursuant to an underwritten offering, the Company shall use its reasonable efforts to cause the managing underwriter or underwriters of such proposed offering to permit the Exchange Notes requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Exchange Notes in accordance with the intended method of distribution thereof. Any Noteholder shall have the right to withdraw its request for inclusion of its Exchange Notes in any such registration statement pursuant to this Section 9 by giving written notice to the Company of its request to withdraw prior to the time that such registration statement becomes effective. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; provided, however, that the Company shall give prompt written notice thereof to participating Noteholders. The Company will pay all registration expenses (including any described in Section 6) in connection with each registration of Exchange Notes requested pursuant to this Section 9, and each Noteholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Noteholder's Exchange Notes pursuant to a registration statement effected pursuant to this
Section 9.

         No registration effected under this Section 9 (except any such registration under which all then outstanding Exchange Notes are distributed), and no failure to effect a registration under this Section 9, shall relieve the Company of its obligation to effect a registration pursuant to Section 1 or 2 hereof, and no failure to effect a registration under this Section 9 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Indenture.

         (b) In a registration pursuant to Section 9(a) involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Noteholders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Company, the Noteholders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, the securities which have been requested to be included in such registration by the Noteholders pursuant to this Agreement, (pro rata based on relative aggregate principal amount of the Exchange Notes each such Noteholder has requested to be included in such registration) and
(iii) third, provided that no Exchange Notes sought to be included by the Noteholder have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases not involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering as follows: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such Person is a Noteholder, there shall be no priority as among Noteholders, and Exchange Notes sought to be included by Noteholders shall be included pro rata based on relative aggregate principal amount of the Exchange Notes each such Noteholder has requested to be included in such registration), (ii) second, the securities requested to be included in such registration by the Noteholders pursuant to this Agreement (pro rata based on relative aggregate principal amount of the Exchange Notes each such Noteholder has requested to be included in such registration) and (iii) third, securities of other Persons entitled to exercise "piggy back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons).

         If, as a result of the provisions of this Section 9(b), any Noteholder shall not be entitled to include all Exchange Notes in a Piggy-Back Registration that such Noteholder has requested to be included, such Noteholder may elect to withdraw its request to include Exchange Notes in such registration (a "Withdrawal Election") by giving written notice to the Company of such Withdrawal Election prior to the time that such registration statement becomes effective; provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Noteholder shall no longer have any right to include Exchange Notes in the registration as to which such Withdrawal Election was made.

         Section 10. Registration Procedures. If and whenever the Company is required to effect or cause the registration of any Exchange Notes under the Securities Act as provided in this Indenture, the Company will, as promptly as practicable:

         (a) file as promptly as practicable a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, as the case may be, and which form shall be available for the sale of the Exchange Notes in accordance with the intended methods of distribution thereof, and cause such registration statement to become and remain effective as promptly as practicable; provided, however, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Noteholders holding a majority in aggregate principal amount, and one counsel selected by the sole underwriter, managing underwriter or co-managing underwriter, as the case may be, of the Exchange Notes covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review of each such counsel, and (ii) notify each Noteholder and each underwriter, if any reasonable and timely review, of the Exchange Notes covered by each registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 1 above, subject to Section 4 above, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each Noteholder and each underwriter, if any, of the Exchange Notes covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto) and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as any such Noteholder or underwriter may reasonably request in order to facilitate the disposition of the Exchange Notes owned by such Noteholder;

         (d) use its reasonable best efforts to register or qualify such Exchange Notes under such other securities or blue sky laws of such jurisdictions as any Noteholder and each underwriter, if any, of the Exchange Notes covered by such registration statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Noteholder and each such underwriter, if any, to consummate the disposition in such jurisdictions of the Exchange Notes owned by such Noteholder or underwritten by such underwriter; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (e) use its reasonable best efforts to cause the Exchange Notes covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Noteholder or Noteholders and each underwriter, if any, thereof to consummate the disposition of such Exchange Notes; subject, however, to the proviso set forth in paragraph (d) above;

         (f) subject to Section 4, promptly notify each Noteholder and each underwriter, if any, of the Exchange Notes, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to each such Noteholder and underwriter a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Exchange Notes, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (g) enter into such agreements (including an underwriting agreement in customary form) as are customary in connection with an underwritten registration;

         (h) in the case of an underwritten offering, obtain an opinion of counsel for the Company covering such matters of the type customarily covered in such opinions and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Noteholders holding a majority (in aggregate principal amount) of the Exchange Notes being sold and each underwriter, if any, reasonably request;

         (i) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for the Exchange Notes, and provide the applicable trustee with printed certificates in a form eligible for deposit with the Depositary Trust Company; and

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         The Company may require each Noteholder holding Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such Noteholder and the distribution of such Exchange Notes as the Company may from time to time reasonably request in writing.

         Each Noteholder by accepting any Note agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) or Section 4 hereof, such Noteholder will forthwith discontinue disposition of Exchange Notes pursuant to the registration statement covering such Exchange Notes until such Noteholder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) hereof, and, if so directed by the Company, such

Noteholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Noteholder's possession of the prospectus covering such Exchange Notes current at the time of receipt of such notice.

         Section 11. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to or as contemplated by this Agreement, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each of the Noteholders of any Exchange Notes covered by such registration statement, its directors and officers, general partners, limited partners and managing directors (and directors, officers, general partners, limited partners and managing directors thereof), each other person, if any, who controls, is controlled by or is under common control with such Noteholder within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Noteholder, any such director or officer or general or limited partner or managing director or any such controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Noteholder and each such director, officer, general partner, limited partner, managing director, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to an indemnified party to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by such indemnified party specifically stating that it is for use in the preparation thereof; and provided further, however, that the Company will not be liable to any person (i) who participates as an underwriter in the offering or sale of Exchange Notes or any other person, if any, under the indemnity agreement in this Section 11 with respect to any preliminary prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such other person results from the fact that such person sold Exchange Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such person and such final prospectus as then amended or supplemented has corrected any such misstatement or omission unless there is no legal obligation to deliver such final prospectus or (ii) related to such person's sale of Exchange Notes during a Suspension Period so long as such person received notice of such Suspension Period prior to such sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Noteholder or any such director, officer, general partner, limited partners, managing director, underwriter or controlling person and shall survive the transfer of such securities by such Noteholder.

         (b) Indemnification by the Noteholders. The Company may require, as a condition to including any Exchange Notes in any registration statement filed in accordance with Section 1 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the Noteholders of such Exchange Notes or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 11) the Company and its directors, officers and controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors and their respective controlling persons against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the relevant Noteholder's consent) to which the Company, any such director or officer or controlling person or any other prospective seller or any of such seller's directors, officers, general and limited partners, managing directors or controlling persons may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission (i) was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Noteholder or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing, or (ii) relates to such Noteholder's or underwriter's sale of Exchange Notes during a Suspension Period so long as such Noteholder or underwriter, as the case may be, received notice of such Suspension Period prior to such sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Noteholders of any of their respective directors, officers, general or limited partners, managing directors or controlling persons and shall survive the transfer of such securities by such Noteholder.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 11, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 11, except to the extent the indemnifying party is prejudiced thereby. In case any such claim or action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by an indemnifying party with respect to such claim.

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

                                       PRIMACOM AG

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                       CHASE MANHATTAN
                                       INTERNATIONAL LIMITED

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT F
                                                                            TO
                                                                     INDENTURE


                       Transferee Letter of Representation



PrimaCom AG
[Trustee]



Attention:        Corporate Trust
                  Administration

Dear Sirs:

         This certificate is delivered to request a transfer of euro ___ principal amount of the Senior Notes due 200_ (the "Notes") of PRIMACOM AG (the "Company").

         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:


                  Name: ______________________________________________

                  Address: ___________________________________________

                  Taxpayer ID Number: ________________________________

                  The undersigned represents and warrants to you that:

(1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," at least euro250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

(2) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of euro250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or
         (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:______________________________

BY_______________________________________

                                                                    EXHIBIT D
                                                                           TO
                                                       SENIOR WORKING CAPITAL
                                                             CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Senior Working Capital Credit Agreement, dated as of September 18, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among PRIMACOM AG, a company organized under the laws of Germany (the "Company"), the several banks and other financial institutions from time to time parties thereto, and Chase Manhattan International Limited, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings assigned to them in the Loan Agreement.

         The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to those credit facilities contained in the Loan Agreement as set forth on Schedule 1 hereto (the "Assigned Facility") in a principal amount as set forth on Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any Loan Note or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company or any other obligor of any of their respective obligations under the Loan Agreement or any Loan Note or any other instrument or document furnished pursuant hereto or thereto; (c) attaches any Loan Notes held by it evidencing the Assigned Facility and requests that the Administrative Agent exchange the attached Loan Notes for a new Loan Note or Loan Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Loan Note or Loan Notes payable to the Assignor (if requested by the Assignor) in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date); and (d) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance.

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the Company's most recent annual audited and interim unaudited consolidated financial statements delivered pursuant to the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the Loan Notes or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the Loan Notes or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section
2.10 of the Loan Agreement.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Transfer Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 9.6(d) of the Loan Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee and Assignor as their interests appear on Schedule 1 attached hereto.

         6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Notes and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.


                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:
                  -----------------------------------------------------------

Name of Assignee:
                  -----------------------------------------------------------

Effective Date of Assignment:
                              -----------------------------------------------

-----------------------------------------------------------------------------


                                             Principal
Assigned Facility                         Amount Assigned

                                             euro
                                                 -------

-----------------------------------    ---------------------------------------
[Name of Assignee]                     [Name of Assignor]



By:                                    By:
   --------------------------------       ------------------------------------
    Title:                                 Title:



Accepted:

CHASE MANHATTAN INTERNATIONAL LIMITED,
as Administrative Agent




By:
   ---------------------------------
    Title:

                                                              EXHIBIT E-1 TO
                                                      SENIOR WORKING CAPITAL
                                                            CREDIT AGREEMENT



                                                                      London
                                                         _________ ___, 2000

                       SENIOR WORKING CAPITAL INITIAL NOTE

         FOR VALUE RECEIVED, the undersigned, PRIMACOM AG, a company organized under the laws of Germany (the "Company"), hereby promises to pay to the order of ________________, or registered assigns (the "Lender"), at the office of Chase Manhattan International Limited ("Chase"), 125 London Wall, London EC2Y 5AJ, in immediately available funds, the principal amount of ___________ EUROS (euro ______________ ), or, if less, the aggregate unpaid principal amount of all Initial Loans made by the Lender pursuant to Section 2.1 of the Loan Agreement referred to below (in either case, to be paid together with any accrued interest not required to be paid currently in cash), which sum shall be due and payable in such amounts and on such dates as are set forth in the Senior Working Capital Credit Agreement, dated as of September 18, 2000, among the Company, the Lender and certain other entities from time to time parties thereto, and Chase, as administrative agent (the "Loan Agreement"; terms defined therein being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.6 of the Loan Agreement. The holder of this Initial Note (the "Holder") is authorized to record the date and amount of the Initial Loan made by the Lender pursuant to the Loan Agreement, the date and amount of interest added to the principal hereof and the date and amount of each payment or prepayment of principal hereof on Schedule A annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the information so recorded; provided that the failure of the Lender or the Holder to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Loan Agreement. Unless this Initial Loan is repaid with the proceeds of the Take-Out Debt prior to September 18, 2001, the Holder shall then have the option at any time or from time to time to receive one or more Term Notes or Exchange Notes in place of this Initial Note to the extent set forth in Section 2.1 of the Loan Agreement.

         All parties now and hereafter liable with respect to this Initial Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of this Initial Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Initial Note is one of the Loan Notes referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

         This Initial Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

         THIS INITIAL NOTE AND THE INITIAL LOANS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT. TRANSFERS OF THIS INITIAL NOTE AND THE INITIAL LOANS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.

                                       PRIMACOM AG

                                       By: ____________________________
                                           Name:
                                           Title:

                                                                    SCHEDULE A
                                                                            TO
                                                                  INITIAL NOTE

                  INITIAL LOANS AND REPAYMENTS OF INITIAL LOANS




DATE         PRINCIPAL AMOUNT OF     AMOUNT OF            AMOUNT OF INTEREST ADDED  UNPAID PRINCIPAL BALANCE OF     NOTATION
                INITIAL LOANS        PRINCIPAL REPAID     TO PRINCIPAL              INITIAL LOANS                   MADE BY
-----        -------------------     ----------------     ------------------------  ---------------------------     ---------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT E-2
                                                                             TO
                                                         SENIOR WORKING CAPITAL
                                                               CREDIT AGREEMENT



                                                                         London

                                                              ------- ---, ----

                        SENIOR WORKING CAPITAL TERM NOTE

         FOR VALUE RECEIVED, the undersigned, PRIMACOM AG, a company organized under the laws of Germany (the "Company"), hereby promises to pay to the order of ____________________, or registered assigns (the "Lender"), at the office of Chase Manhattan International Limited ("Chase"), 125 London Wall, London EC2Y 5AJ in immediately available funds, the principal amount of ________ EUROS (euro______), or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender pursuant to Section 2.1 of the Loan Agreement referred to below (in either case, to be paid together with any accrued interest not required to be paid currently in cash), which sum shall be due and payable in such amounts and on such dates as are set forth in the Senior Working Capital Credit Agreement, dated as of September 18, 2000, among the Company, the Lender and certain other entities from time to time parties thereto, and Chase, as administrative agent (the "Loan Agreement"; terms defined therein being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in
Section 2.6 of the Loan Agreement. The holder of this Term Note (the "Holder") is authorized to record the date and amount of the Term Loan made by the Lender pursuant to the Loan Agreement, the date and amount of interest added to the principal hereof and the date and amount of each payment or prepayment of principal hereof on Schedule A annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the information so recorded; provided that the failure of the Lender or Holder to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Loan Agreement. The Holder shall have the option at any time or from time to time to receive one or more Exchange Notes in exchange for this Term Note to the extent set forth in Section 2.3(c) of the Loan Agreement.

         All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of this Term Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Term Note is one of the Loan Notes referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

         This Term Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

         THIS TERM NOTE AND THE TERM LOANS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT. TRANSFERS OF THIS TERM NOTE AND THE TERM LOANS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.


                                       PRIMACOM AG

                                       By:__________________________________
                                          Name:
                                          Title:

                                                                    SCHEDULE A
                                                                            TO
                                                                     TERM NOTE




                     TERM LOANS AND REPAYMENTS OF TERM LOANS



DATE         PRINCIPAL AMOUNT OF     AMOUNT OF            AMOUNT OF INTEREST ADDED  UNPAID PRINCIPAL BALANCE OF     NOTATION
                TERM    LOANS        PRINCIPAL REPAID     TO PRINCIPAL              TERM LOANS                      MADE BY
-----        -------------------     ----------------     ------------------------  ---------------------------     ---------

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